As filed with the Securities and Exchange Commission on June __, 1998

                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   ----------
                              BANKFIRST CORPORATION
             (exact name of registrant as specified in its Charter)
                                   ----------
         Tennessee                    6712                       58-1790903
(State or other jurisdiction   (Primary Standard               (IRS Employer
    of incorporation or          Classification              Identification No.)
       organization)              Code Number)

                                625 Market Street
                           Knoxville, Tennessee 37902
                                 (423) 595-1100
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                   ----------
                                 Fred R. Lawson
                      President and Chief Executive Officer
                                625 Market Street
                           Knoxville, Tennessee 37902
                                 (423) 595-1100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   ----------
                                 With Copies to:

     Robert G. McCullough, Esq.                      Ralph W. Davis, Esq.
Baker, Donelson, Bearman & Caldwell, P.C     Waller Lansden Dortch & Davis, PLLC
    511 Union Street, Suite 1700                 511 Union Street, Suite 2100
     Nashville, Tennessee 37219                   Nashville, Tennessee 37219
           (615) 726-5600                              (615) 244-6380
                                   ----------

      Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after this Registration Statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration number of the earlier effective registration statement for the same offering. |_|

      If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                     Proposed
                                                     Maximum          Proposed
                                                     Offering         Maximum             Amount of
   Title of each Class of         Amount to be      Price Per        Aggregate           Registration
 Securities to be Registered     Registered (1)      Share(2)      Offering Price(2)          Fee
------------------------------------------------------------------------------------------------------
Common Stock
$2.50 par Value.............     1,840,000 shs.       $13.50         $24,840,000          $7,327.80
------------------------------------------------------------------------------------------------------

(1) Includes the maximum number of shares that may be issued in connection with this offering, after giving effect to the underwriter's overallotment option.

(2) Estimated solely for the purpose of calculating the registration fee.

The Registrant hereby amends this Registration on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

================================================================================

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED JUNE 18, 1998

PROSPECTUS
                                1,600,000 Shares

                              BANKFIRST CORPORATION

                                  Common Stock

      Of the 1,600,000 shares of common stock, $2.50 par value ("the "Common Stock"), offered hereby (the "Offering"), 1,200,000 shares are being offered by BankFirst Corporation (the "Company") and 400,000 shares are being offered by certain shareholders (the "Selling Shareholders"). The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Shareholders. See "Principal and Selling Shareholders."

      Prior to the Offering there has been no public market for the Common Stock. It is currently anticipated that the initial public offering price for the Common Stock will be between $11.50 and $13.50 per share. See "Underwriting" for a discussion of the factors considered in determining the initial public offering price.

      The Company has applied to have the Common Stock approved for quotation on The Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "BKFR."

See "Risk Factors" beginning on page 7 of this Prospectus for a discussion of certain factors that should be considered by prospective purchasers of the Common Stock offered hereby.

                               ------------------

  THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSIT ACCOUNTS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
    INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THESE SECURITIES
     HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
             UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                  Price to    Underwriting    Proceeds to   Proceeds to Selling
                   Public     Discount (1)    Company (2)       Shareholders
--------------------------------------------------------------------------------
Per  Share .....
--------------------------------------------------------------------------------
Total (3) ......
================================================================================

(1) The Company and the Selling Shareholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting estimated offering expenses of $___________ payable by the Company.

(3) The Company and the Selling Shareholders have granted the Underwriters a 30-day option to purchase up to 240,000 additional shares of Common Stock on the same terms and conditions set forth above solely to cover over-allotments, if any. If such option is exercised in full, the total
    Price to Public will be $_______, the total Underwriting Discount will be $_______, the total Proceeds to Company will be $_______ and Proceeds to Selling Shareholders will be $_________. See "Underwriting."

                              ------------------

      The shares of Common Stock are offered subject to receipt and acceptance by the Underwriters, to prior sale, and to the Underwriters' right to reject orders in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that certificates for the shares of Common Stock will be available for delivery on or about August _____, 1998.

                               ------------------

J.C. Bradford & Co.                                Morgan Keegan & Company, Inc.

                                 August __, 1998

                                BRANCH LOCATIONS

                               [GRAPHIC OMITTED]

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMPANY'S COMMON STOCK, INCLUDING STABILIZATION AND SHORT-COVERING TRANSACTIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless the context otherwise requires, all references herein to the "Company" shall mean BankFirst Corporation, the holding company for BankFirst ("BankFirst") and The First National Bank and Trust Company ("Athens") (collectively, BankFirst and Athens shall be referred to as the "Banks"). Unless otherwise indicated, the information in this Prospectus assumes an initial public offering price of $12.50 per share, assumes no exercise of the Underwriters' over-allotment option and reflects a five for one stock split.
Except where expressly stated otherwise, the financial information contained herein also reflects the merger (the "Merger") of the Company with First Franklin Bancshares, Inc. ("First Franklin"), the former holding company of Athens, which was consummated on June __, 1998 and accounted for as a pooling of interests.

                                   The Company

      The Company is a bank holding company headquartered in Knoxville, Tennessee that focuses on meeting the banking needs of East Tennessee businesses and residents through a relationship oriented, community bank business strategy. The Company conducts its banking business through BankFirst, a Tennessee banking corporation with 23 offices in Knox, Sevier, Blount, Loudon and Jefferson Counties, and through Athens, a national banking association acquired on June _____, 1998, with six offices in McMinn County. The Company's operations principally involve commercial and residential real estate lending, commercial business lending, consumer lending, construction lending and other financial services, including trust operations, credit card services and brokerage services.

      Since 1992, the organization has grown from a single community bank with five offices and approximately $66 million in assets, to a multi-bank organization with an established local banking presence in six counties with 29 offices and approximately $701 million in assets. The Company has broadened its mix of products and services and expanded its customer base through a combination of internal growth and consolidation with well-established East Tennessee banks and financial service companies. The Company's Athens subsidiary has been in business for over 125 years, its BankFirst subsidiary traces its history to the 1920's, and BankFirst's subsidiary, Curtis Mortgage Co., Inc. ("Curtis Mortgage"), was established in 1944. The Company's growth has been directed by a senior management team composed of individuals with established networks of customers and an average of 25 years of experience in East Tennessee banking. See "Management."

      The Company operates according to the following business strategies:

      Local Decision Making. The foundation of the Company's strategy is to operate a multi-community bank organization which emphasizes decision making at the local branch level. Each Bank has a separate board comprised of local businessmen allowing it to be responsive to the needs and trends of the local community. Each branch manager and individual loan officer is given significant authority and discretion to approve loans and to price loans and services in order to respond quickly and efficiently to the needs of Bank customers.

      Central Corporate Support. The Company supports the local bank branches by providing central management, pricing and service coordination, policy oversight, technological support and strategic planning. Central management also monitors the performance of individual branches and loan officers and, with the input of local loan officers, approves all loans above certain designated limits. The Company has recently implemented new information technology which allows local loan officers to better identify their more profitable customers, to expand the scope of services provided to such customers and to make more informed pricing decisions.

      Relationship Banking. The Company focuses on serving East Tennessee businesses and individuals through relationship banking, characterized by long term multi-service relationships. Drawing upon the experience and customer networks of its loan officers and assisted by centralized information technology, the Banks seek to effectively price and provide related bank services to enhance overall profitability. The Banks compete with other providers of financial services primarily through superior relationship management, rather than direct price competition.

      Full Line of Banking Products. The Company's policy is to offer the personalized service and local decision-making characteristic of community banks while offering the wider variety of banking products associated with regional and super-regional financial institutions. The Company continues to enhance its product mix through both strategic acquisitions and internal development. The addition of Athens gives the Company an established trust department and a consumer finance

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

subsidiary. The acquisition of Curtis Mortgage allows local servicing of mortgages. The Company has recently added a discount brokerage service and telephone banking and expects to offer personal computer banking.

      The Company is a Tennessee corporation whose principal offices are located at 625 Market Street, Knoxville, Tennessee 37902, and its telephone number is
(423) 595-1100.

                                  The Offering

Common Stock offered by the Company ......   1,200,000 shares

Common Stock offered by the Selling
Shareholders .............................     400,000 shares

Common Stock to be outstanding after
the Offering .............................  11,258,422 shares

Use of Proceeds ..........................  The net  proceeds  will be  used for general corporate  purposes  of  the
                                            Company and its direct and indirect
                                            subsidiaries. See "Use of Proceeds."

Proposed Nasdaq National
Market Symbol ............................ BKFR

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

      The following tables set forth summary financial information for the Company and First Franklin combined as of and for the three months ended March 31, 1998 and 1997, and as of and for the five years ended December 31, 1997, 1996, 1995, 1994 and 1993. This information is derived from and should be read in conjunction with the historical financial statements of the Company and First Franklin, including the notes thereto, that appear elsewhere in this Prospectus and with the consolidated financial statements of the Company, which give effect to the Merger. The consolidated condensed financial information has been prepared based on the pooling of interest method of accounting.

                                                                                For the years ended December 31,
                                         March 31,     March 31,  ---------------------------------------------------------------
                                           1998          1997        1997         1996         1995         1994          1993
                                       ----------    ----------   ----------    ---------   ----------   ----------   -----------
                                                        (Dollar amounts in thousands, except share and per share data)
     Summary of Operations
Interest income - tax equivalent...... $   13,968    $   12,343   $   51,893    $  47,311   $   42,677   $   34,317   $    29,301
Interest expense......................      6,000         5,500       22,652       21,238       19,082       13,537        11,963
                                       ----------    ----------   ----------    ---------   ----------   ----------   -----------
   Net interest income................      7,968         6,843       29,241       26,073       23,595       20,780        17,338
Tax equivalent adjustment (1).........       (172)          (98)        (606)        (613)        (558)        (600)         (623)
                                       ----------    ----------   ----------    ---------   ----------   ----------   -----------
   Net interest income - adjusted.....      7,796         6,745       28,635       25,460       23,037       20,180        16,715
Provision for loan losses.............       (534)         (360)      (2,935)        (667)        (553)        (703)         (924)
Noninterest income....................      1,959         1,298        5,657        5,243        4,369        4,382         3,916
Noninterest expenses..................     (6,638)       (5,340)     (21,323)     (20,799)     (19,157)     (17,203)      (14,013)
                                       ----------    ----------   ----------    ---------   ----------   ----------   -----------
Income before income taxes............      2,583         2,343       10,034        9,237        7,696        6,656         5,694
Income tax expense....................        880           776        3,406        3,188        2,517        1,727         1,828
                                       ----------    ----------   ----------    ---------   ----------   ----------   -----------
Net earnings ......................... $    1,703    $   1,567    $    6,628    $   6,049   $   5,179    $    4,929   $     3,866
                                       ==========    ==========   ==========    =========   ==========   ==========   ===========
Basic earnings per share (2).......... $     0.17    $     0.16   $     0.66    $    0.63   $     0.63   $     0.66   $      0.53
Diluted earnings per share (2)........       0.16          0.14         0.61         0.59         0.59         0.61          0.52
Dividends per common share (2)........       --           --            0.12         0.09         0.14         0.15          0.14

Cash dividends declared - common...... $     --      $    --      $    1,214    $     876   $    1,152   $    1,133   $     1,039
Cash dividends declared - preferred...         39            40          161          162           74           73          --
Book value per common share (2).......       6.18          5.51         6.00         6.25         5.59         4.61          4.11
Average common shares outstanding (2).  9,988,925     9,829,470    9,876,735    9,347,725    8,098,170    7,346,505     7,294,040

      Selected year-end balances
Total assets.......................... $  701,432    $  620,603   $  650,717    $ 595,284   $  545,718   $  480,687   $   418,337
Earning assets........................    638,838       571,242      604,031      559,927      504,430      444,866       388,644
Total Securities......................    130,740       131,327      127,736      134,781      135,127      121,390       116,851
Loans - net of unearned income........    479,330       429,482      464,967      412,793      350,652      306,905       253,692
Allowance for loan losses.............      6,411         4,790        6,098        4,723        4,690        4,526         4,054
Total deposits........................    567,228       528,110      549,769      516,339      480,346      430,407       376,838
Repurchase agreements and
    Federal Funds purchased...........     34,775        19,561       16,302        5,966        7,632        1,363          --
Long-term debt........................     27,351        12,402       12,121       12,154        8,407        8,416         3,657
Stockholders' equity..................     61,724        54,140       59,896       53,826       42,512       34,074        29,958

       Selected average balances
Total assets.......................... $  662,988    $  602,175   $  621,719    $ 566,616   $  527,495   $  467,616   $   399,080
Earning assets........................    600,526       565,912      577,178      528,179      488,834      419,005       367,538
Total securities......................    131,604       136,505      128,796      136,600      135,509      121,352       106,584
Loans - net of unearned income........    472,844       422,420      442,296      379,930      339,989      282,812       243,431
Allowance for loan losses.............      6,348         4,696        4,796        4,802        4,541        4,384         3,747
Total deposits........................    547,480       516,656      529,820      492,435      468,068      416,426       343,359
Stockholders' equity..................     60,554        54,677       56,430       47,787       38,282       31,195        28,686

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                                For the years ended December 31,
                                         March 31,     March 31,  ---------------------------------------------------------------
                                           1998          1997        1997         1996         1995         1994          1993
                                       ----------    ----------   ----------    ---------   ----------   ----------   -----------
            Selected Ratios
Average loans to average deposits.....   86.37%        81.76%       83.48%       77.15%       72.64%       67.91%        70.90%
Allowance to year end loans...........    1.34          1.12         1.31         1.14         1.34         1.47          1.60
Equity to assets......................    9.13          9.08         9.08         8.43         7.26         6.67          7.19
Leverage capital ratio................    8.78          9.05         9.73         9.60         8.35         7.50          8.60
Return on assets......................    1.03          1.04         1.07         1.07         0.98         1.05          0.97
Return on equity......................   11.25         11.46        11.75        12.66        13.53        15.80         13.48
Dividends payout ratio (3)............     --            --         18.77        14.88        22.56        23.33         26.87

Net interest spread...................    4.35          3.99         4.24         4.13         4.12          N/A           N/A
Net interest margin...................    5.13          4.77         5.05         4.92         4.82          N/A           N/A
Average interest earning assets to
   average interest-bearing liabilities 119.95        120.20       120.74       119.78       117.84          N/A           N/A
Noninterest expense to average
   assets.............................    4.00          3.55         3.43         3.67         3.63         3.68          3.51
Efficiency ratio - tax equivalent (1).   66.87         65.59        61.10        66.42        68.51        68.37         65.93

Net charge-offs to average loans......    0.05          0.07         0.35         0.17         0.11         0.08          0.11
Nonperforming assets to total assets..    0.56          0.52         0.57         0.46         0.33         0.30          0.24
Nonperforming loans to total loans....    0.66          0.71         0.61         0.59         0.30         0.37          0.24
Allowance to total loans..............

Allowance to total nonperforming loans    1.34          1.12         1.31         1.14         1.34         1.47          1.60

                                        202.56        157.93       214.27       195.33       450.10       398.77        673.42

----------
N/A - Information is not available.

(1) Tax equivalent basis was calculated using a 34% tax rate for all periods presented.

(2) Reflects a five for one stock split. Average common shares outstanding and per share data has been retroactively restated for the stock split.

(3) Dividends declared on common shares divided by net income available to common shareholders.

--------------------------------------------------------------------------------

                           FORWARD-LOOKING STATEMENTS

      This Prospectus includes "forwarding-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts included in this Prospectus, including, without limitation, statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" regarding planned capital expenditures, the Company's financial position, business strategies and other plans and objectives for future operations, are forward-looking statements. The Company cautions readers that all forward-looking statements are necessarily speculative and not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various risks and uncertainties, including without limitation, regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities and competitive and regulatory factors, could affect financial performance and could cause actual results for future periods to differ materially from those anticipated or projected. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. The forward-looking statements contained in this Prospectus are not within the Safe Harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act since this is an initial public offering.

                                  RISK FACTORS

      Prospective investors should carefully review the following risk factors, as well as the other information contained in this Prospectus, before deciding to make an investment in the Common Stock.

Economic Conditions; Geographic and Industry Concentration

      The operations of the Banks are located and concentrated primarily in Knox, Sevier, Blount, Loudon, Jefferson and McMinn counties in East Tennessee. As a result of the geographic concentration, the Banks' results depend largely upon economic conditions in these areas. A deterioration in economic conditions could have a materially adverse impact on the quality of the loan portfolios and the demand for bank products and services, and, accordingly, the Company's results of operations. The Company is also exposed to adverse changes in demand for tourist accommodations in Sevier County, Tennessee, which is adjacent to The Great Smoky Mountain National Park. A significant amount of the business of BankFirst, totaling 115% of its capital and loan loss reserves and 16% of its loan portfolio, derives from customers engaged in the lodging industry. A deterioration in the market for lodging generally or for lodging in Sevier County specifically, could have a materially adverse impact on BankFirst's and the Company's results of operations. See "Business."

Competition

      The banking and financial services business in East Tennessee generally, and in the market areas of the Banks specifically, is highly competitive. As of June 30, 1997, BankFirst had 1.27% and 16.20% of the market share in Knox County and Sevier County, respectively, which are the primary markets of BankFirst. Athens had 27.16% of the market share in McMinn County, which is the primary market of Athens. The competitive environment is primarily a result of changes in regulation, changes in technology and product delivery systems and the accelerating pace of consolidation among financial service providers. The Banks compete for loans, deposits and customers and the delivery of other financial services with other commercial banks, savings and loan associations, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market funds, credit unions, and other non-bank financial service providers. Many of these competitors are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial services than the Banks. There can be no assurance that the Banks will be able to compete effectively and the results of operations of the Company could be adversely affected as circumstances affecting the nature or level of competition change. See "Business."

Dependence on Key Personnel

      The Company's success will depend substantially on certain members of its senior management and the senior management of the Banks, in particular, Fred R. Lawson, R. Stephen Hagood and C. David Allen at BankFirst and L. A. Walker, Jr., John W. Perdue and Michael L. Bevins at Athens. The Company's business and financial condition could be materially adversely affected by the retirement or other loss of the services of any of such individuals. The Company does not have employment contracts with, and does not carry key man insurance on the lives of, any of these officers. See "Management."

Credit Quality Risks

      A significant source of risk for the Banks arises from the possibility that losses will be sustained because borrowers, guarantors and related parties fail to perform in accordance with the terms of their loans. The Banks have adopted underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for credit losses that management of each believes are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying each Bank's credit portfolio. Such policies and procedures, however, may not prevent unexpected losses that could materially adversely affect the results of operations of the Banks and the Company. See "Business-Lending Activities."

      The Banks have emphasized commercial business and commercial real estate loans to small businesses in their market areas. The Banks attempt to collateralize all of their commercial loans with real estate or tangible commercial assets. Loans secured by commercial real estate properties generally involve a higher degree of risk than the single-family mortgages traditionally emphasized by banking institutions engaged in residential real estate lending. Because payments on loans secured by commercial real estate properties are often dependent on the successful operation or management of the properties, repayment of such loans may be subject to a greater extent than single-family residential loans to adverse conditions in the real estate market or the economy. The repayment of commercial loans is typically dependent on the successful operation and income stream of the borrower. Such loans can be significantly affected by economic conditions. For these reasons, commercial and commercial real estate lending generally requires substantially greater oversight efforts compared to residential real estate lending. Commercial and commercial real estate loans may also involve relatively large loan balances to single borrowers or groups of related borrowers.

Concentration of Voting Control

      Following  the Offering,  James L.  Clayton,  Chairman of the Board of the
Company, along with his wife, will have the power to vote 35.3% of the outstanding shares of the Common Stock of the Company (36.5% if he and his wife were to convert their Preferred Stock and he were to exercise his stock options). In addition, Mr. Clayton's relatives and affiliates will have the power to vote an additional 3.4% of the outstanding shares of the Company's common stock (3.5% if the Preferred Stock owned by Mr. Clayton's relatives were converted). Accordingly, Mr. Clayton has and will have the ability to significantly influence the management and policies of the Company, and public shareholders will have correspondingly lesser influence. Mr. Clayton will also be able to significantly influence the outcome of all matters requiring shareholder vote including the election of directors, adopting or amending provisions of the Company's Charter and approving certain mergers or other similar transactions. See "Management" and "Principal and Selling Shareholders."

Impact of Regulatory Environment on Operations

      The Banks are subject to extensive regulation, supervision and examination by the Tennessee Department of Financial Institutions ("TDFI"), in the case of BankFirst, the Office of Comptroller of the Currency ("OCC") in the case of Athens, and the Federal Deposit Insurance Corporation ("FDIC") in the case of both Banks. The Company is regulated by the Federal Reserve Board. The regulatory restrictions require minimal capital ratios and limit the businesses in which the Company, the Banks and their subsidiaries may engage, as well as their operations within the permitted businesses. In addition to the regulation by these government agencies, the business of the Banks and their subsidiaries is subject to extensive regulation, such as those applicable to various types of consumer lending, violations of which may result in significant penalties and damages. While the Company and its subsidiaries are currently operating profitably and are "well capitalized" for regulatory purposes, the Company has experienced capital deficiencies in the past and there can be no assurance that Company's performance or the regulatory environment will not change in a materially adverse way. See "Regulation."

Potentially Adverse Impact of Interest Rates

      The results of operations of banking institutions generally and the Company specifically are materially affected by general economic conditions, the monetary and fiscal policies of the federal government and the regulatory policies of governmental authorities and other factors that affect market rates of interest. These factors are beyond the control of the Company. The results of operations of banking institutions depend to a large extent on their level of "net interest income," which is the difference between interest income on interest-earning assets, such as loans and investments, and interest expense on interest-bearing liabilities, such as deposits and borrowings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

No Prior Market for Common Stock; Volatility of Market Price

      Prior to the Offering, there has been no public market for the Common Stock of the Company. There can be no assurance that an active public trading market for the Company's Common Stock will develop or be maintained in the foreseeable future. The initial public offering price has been determined by negotiations between the Company and the representatives of the Underwriters and may not be indicative of the market price after the Offering. See "Underwriting" for the factors considered in determining the initial public offering price. The future price of the Common Stock will be determined by the market. Purchasers of Common Stock should have a long-term investment intent and recognize that the absence of an active and liquid trading market may make it difficult to sell the Common Stock and may have an adverse effect on its price. See "Underwriting."

      From time to time after the Offering, there may be significant volatility in the market price of the Common Stock. Quarterly operating results of the Company, changes in earnings estimates by analysts, changes in general conditions in the economy or the financial markets, or other developments affecting the Company or its industry or competitors could cause the market price of the Common Stock to fluctuate substantially. In addition, recently the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance. Therefore, the Company cannot predict the market price for the Common Stock subsequent to the Offering.

Risks Associated with Acquisitions

      The Company has experienced growth as a result of mergers and acquisitions of businesses or assets that complement or expand its existing business, such as the recent additions of Athens and Curtis Mortgage. The Company may engage in selected acquisitions or strategic mergers in the future, although the Company has no present agreements, arrangements or commitments with respect to any acquisition. Acquisitions involve a number of special risks, including the time associated with identifying and evaluating potential acquisitions; the Company's ability to finance the acquisition and associated costs; the diversion of management's attention to the integration of the assets, operations and personnel of the acquired businesses; the introduction of new products and services into the Company's business; possible adverse short-term effects on the Company's results of operations; possible amortization of goodwill associated with an acquisition; and the risk of loss of key employees of the acquired businesses. The Company may issue equity securities and other forms of common stock-based consideration in connection with future acquisitions, which could cause dilution to investors purchasing Common Stock in the Offering. With respect to recent and future acquisitions, there can be no assurance that the Company's integration efforts will be successful. See "Business."

Immediate and Substantial Dilution

      Purchasers of Common Stock in the Offering will experience an immediate and substantial dilution of $5.86 per share in the net tangible book value of their shares of Common Stock following the Offering. Current shareholders will receive a material increase in the book value of their shares. If the Company issues additional Common Stock in the future, including shares that may be issued in connection with acquisitions, purchasers of Common Stock in the Offering may experience further dilution in net tangible book value per share of the Common Stock. See "Dilution."

Shares Eligible for Future Sale

      Prior to this Offering, there has been no public market for the Common Stock of the Company. Sales of a substantial number of shares of the Company's Common Stock in the public market following this Offering, or the perception that such sales could occur, could adversely affect the market price of the Common Stock. Upon completion of this Offering, there will be 11,258,422 shares of Common Stock outstanding.

      Approximately 35.3% of the outstanding Common Stock after the Offering will be owned or controlled by James L. Clayton and his wife. Mr. Clayton may not choose to sell any of his shares and the absence of such shares in the market may adversely affect the liquidity of the market and the price of the Common Stock. Conversely, sales by Mr. Clayton may adversely affect the market price of the Common Stock if the market for Common Stock is illiquid or the market reacts negatively to the sale because of Mr. Clayton's insider status. See "Shares Eligible for Future Sale."

Broad Discretion in Use of Proceeds

      The Company has no specific use designated for the proceeds it will receive. The eventual use of proceeds will be determined from time to time by the Board of Directors and senior management of the Company. There can be no assurance that any of the uses to which Offering proceeds may be applied will generate a profitable return for the Company. See "Use of Proceeds."

No Cash Dividends on Common Stock

      While First Franklin had paid dividends prior to the Merger, the Company has not paid a cash dividend on Common Stock since 1995 and has no current plan to do so in the foreseeable future. The ability of the Company to pay dividends is restricted by federal laws and regulations applicable to bank holding companies, and by Tennessee laws relating to the payment of dividends by Tennessee corporations. Because substantially all of its operations are conducted through its subsidiaries, the Company's ability to pay dividends depends on the ability of its subsidiaries to pay dividends to it. The ability of the Banks to pay dividends is also restricted by applicable regulations of the TDFI, the OCC and the FDIC. As a result, the Company may not be able to declare a dividend to holders of the Common Stock even if the present dividend policy of the Company were to change. See "Dividends."

Risks Associated with the Year 2000

      Like many financial institutions, the Company and the Banks will rely upon computers for the daily conduct of their business and for information systems processing. There is concern among industry experts that on January 1, 2000 computers will be unable to "read" the new year, and there may be widespread computer malfunctions. The Company and the Banks generally rely on software and hardware developed by independent third parties to provide the information systems used by the Company and the Banks. The Company believes that its internal systems and software and network connections will be adequately programmed to address the Year 2000 issue. Based on information currently available, management does not believe that the Company or the Banks will incur significant costs in connection with the Year 2000 issue. Nevertheless, there can be no assurances that all hardware and software that either the Company or the Banks use will be Year 2000 compliant, and the Company cannot predict with any certainty the costs the Company or the Banks will incur to respond to any Year 2000 issues. Even if the Company and the Banks do not incur significant direct costs in connection with responding to the Year 2000 issue, there can be no assurance the failure or delay of the Banks' customers or other third parties in addressing the Year 2000 issue or the costs involved in such process will not have a material adverse effect on the Banks' business, financial condition and result of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Year 2000."

                                   THE COMPANY

      The Company is a bank holding company headquartered in Knoxville, Tennessee that focuses on meeting the banking needs of East Tennessee businesses and residents through a relationship oriented, community bank business strategy. The Company conducts its banking business through BankFirst, a Tennessee banking corporation with 23 offices in Knox, Sevier, Blount, Loudon and Jefferson Counties in East Tennessee, and Athens, a national banking association with six offices in McMinn County. The Company's operations principally involve commercial and residential real estate lending, commercial business lending, consumer lending, construction lending and other financial services, including trust operations, credit card services and brokerage services.

      In 1992, James L. Clayton became the majority shareholder of BankFirst, then named First Heritage Bank of Loudon County, N.A. ("First Heritage"), which was originally chartered in 1920 as a national banking association under the name First National Bank of Loudon, N.A. In 1992, the bank changed from a federal to a state chartered bank. In 1993, Mr. Clayton installed a management team headed by Fred R. Lawson and comprised of several individuals previously employed by an established community bank in Knox County who brought to BankFirst several significant customers in the Knox County banking market. That year, the bank moved its headquarters from Loudon County to Knox County and changed its name to BankFirst.

      In 1996, Mr. Clayton acquired a majority interest in Smoky Mountain Bancorp, Inc. ("Smoky Mountain"). Smoky Mountain was formed in 1988 to serve as the bank holding company for the First National Bank of Gatlinburg ("FNBG"), a national banking association formed in 1950 which primarily served the Sevier County, Tennessee banking market. On December 31, 1996, BankFirst and Smoky Mountain consummated an exchange offer through which BankFirst and FNBG became wholly-owned subsidiaries of Smoky Mountain. In March 1997, FNBG merged with and into BankFirst.

      On January 16, 1998, BankFirst acquired Curtis Mortgage Co., Inc. ("Curtis Mortgage") in a cash purchase. Formed in 1944, Curtis Mortgage is a Tennessee corporation which engages in the business of issuing and servicing primarily one to four family residential mortgages. Curtis Mortgage serves all of the banking markets in which the Company currently operates. The Company maintains Curtis Mortgage as a wholly-owned subsidiary of BankFirst.

      On April 27, 1998, Smoky Mountain changed its name to BankFirst Corporation. On June __, 1998, BankFirst Corporation merged with First Franklin Bancshares, Inc. ("First Franklin"), a Tennessee bank holding company formed in 1982. Prior to the merger, First Franklin was the holding company for Athens, a national banking association chartered in 1884 which primarily serves the McMinn County banking market. After the merger, Athens became a wholly-owned subsidiary of BankFirst Corporation.

      The Company's offices are located at 625 Market Street, Knoxville, Tennessee 37902, and its telephone number is (423) 595-1100.

                                    DIVIDENDS

      Although the Company and First Franklin have paid dividends in the past, the Board of Directors of the Company does not intend to pay cash dividends on the Common Stock in the foreseeable future. Future declaration and payment of dividends, whether cash or stock, if any, will be determined in light of the then current conditions, including the Company's earnings, operations, capital requirements, financial condition, restrictions in financing agreements and other factors deemed relevant by the Board of Directors. The ability of the Company to pay dividends is restricted by federal laws and regulations applicable to bank holding companies, and by Tennessee laws relating to the payment of dividends by Tennessee corporations. Because substantially all of its operations are conducted through its subsidiaries, the Company's ability to pay dividends also depends on the ability of its bank subsidiaries to pay dividends to it. The ability of the Banks to pay cash dividends is restricted by applicable regulations of the TDFI, the OCC and the FDIC. As a result, the Company may not be able to declare a dividend to holders of the Common Stock even if the present dividend policy of the Company were to change. See "Regulations--Dividends."

                                 USE OF PROCEEDS

      The net proceeds to the Company from the Offering are estimated to be approximately $13.5 million after deduction of the underwriting discount and estimated expenses. The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Shareholders. The net proceeds will be added to the general funds of the Company and used for general corporate purposes. The Company intends to use the funds it retains to support future expansion of operations or diversification into other banking-related businesses and for other business or investment purposes, although the Company has not identified any specific acquisition, expansion, diversification or investment opportunities. A portion of the net proceeds may be transferred to the Banks and their subsidiaries and used for their general corporate purposes, including the origination of loans, funding the construction and/or the acquisition costs of establishing new branch locations, enhancing the Banks' liquidity ratios and enhancing future access to capital markets. It is expected that until needed for other purposes, all or part of the net proceeds retained by the Company will be invested through the investment program of the Company or used to reduce borrowings from other financial institutions and the Federal Home Loan Bank of Cincinnati (the "FHLB").

                                 CAPITALIZATION

      The following table sets forth the capitalization of the Company as of March 31, 1998 after giving effect to the merger with First Franklin and a retroaclive application of the five for one stock split, and the capitalization of the Company as of that date after further giving effect to the sale of common stock by the ESOP, the conversion of 19,434 shares of Preferred Stock into 60,002 shares of Common Stock and the sale by the Company of the 1,200,000 shares offered hereby and the application of the net proceeds therefrom (assuming no exercise of the over-allotment option). The information set forth below should be read in conjunction with the financial information included elsewhere in this Prospectus. See "Use of Proceeds."

                                                            March 31, 1998
                                                     ---------------------------
                                                     Capitalization    Adjusted
                                                           of            for
                                                       the Company     Offering
                                                       -----------     --------
                                                        (Dollars in thousands)
Liabilities:
  FHLB advances (maturity exceeds 1 year) ........    $    2,351       $ 2,351
ESOP (1) .........................................         1,745          --
Stockholders' equity:
  Preferred Stock, $5.00 par value; 1,000,000
    authorized shares;  215,805 shares to be
    outstanding prior to the Offering; and
    196,371 shares to be outstanding after the
    Offering (1) .................................         1,079           982
  Common Stock, $2.50 par value;
    15,000,000 authorized shares;
    9,998,420 shares outstanding prior to the
    Offering; and 11,258,422 to be outstanding
    after the Offering ...........................        24,560        28,146
  Additional paid-in capital .....................        22,494        34,250
  Retained earnings ..............................        12,300        12,300
  Unrealized gain on securities ..................         1,291         1,291
                                                      ----------       -------
    Total stockholders' equity ...................        61,724        76,969
                                                      ----------       -------
         Total capitalization ....................    $   65,820       $79,320
                                                      ==========       =======

----------
(1) The ESOP shares and the shares of Common Stock received upon conversion of the Preferred Stock are part of the Common Stock offered by the Selling Shareholders.

                                    DILUTION

      The net tangible book value of the Company as of March 31, 1998 was approximately $59.5 million, or $5.95 per share. Net tangible book value represents the amount by which the Company's total tangible assets exceeded the Company's total liabilities. The calculation of net tangible book value on a per share basis is equal to net tangible book value divided by the aggregate number of shares of Common Stock outstanding. After giving effect to the sale of the 1,200,000 shares of Common Stock offered by the Company hereby at an assumed public offering price of $12.50 per share and the application of the net proceeds as set forth in "Use of Proceeds", and the sale of shares held by the ESOP and the conversion of certain preferred to common by certain selling shareholders, the pro forma net tangible book value of the Company as of March 31, 1998 would have been $74.8 million, or $6.64 per share. This represents an immediate increase in net tangible book value of $0.69 per share to existing shareholders and an immediate dilution of $5.86 per share to persons purchasing Common Stock in the Offering. The following table illustrates this per share dilution, after deduction of underwriting discounts and offering expenses:

 Price to Public per share...................................             $12.50
   Net tangible book value per share before Offering.........  $5.95
   Increase per share attributable to the sale of shares
     by the ESOP and the conversion of Preferred Stock.......   0.12
   Increase per share attributable to the sale of shares
     offered  hereby ........................................   0.57
                                                               -----
 Pro forma net tangible book value per share after
  Offering ..................................................               6.64
                                                                          ------
 Dilution in pro forma net tangible book value per
   share to new investors ...................................             $ 5.86
                                                                          ======

      The following table sets forth, on a pro forma as adjusted basis as of March 31, 1998, the differences between the existing shareholders and the new investors with respect to the number of shares purchased from the Company, the total consideration paid and the average price per share paid.

                          Shares Purchased       Total Consideration
                         ------------------     ---------------------
                         Number    Percent      Amount       Percent   Per Share
                         ------    -------      ------       -------   ---------
Existing
  shareholders (1).....  9,998,420   88.81    $46,472,000      75.25     $ 4.65
Converted preferred
  shares ..............     60,002    0.53        281,000       0.46       4.69
New investors .........  1,200,000   10.66     15,000,000      24.29      12.50
                        ----------  ------    -----------     ------
         Total ........ 11,258,422  100.00    $61,753,000     100.00
                        ==========  ======    ===========     ======

----------

(1) Sales by the Selling Shareholders in the Offering will reduce the number of shares held by the existing shareholders prior to the Offering to 9,658,422, or 85.8% (or 84.0% if the over-allotment option is exercised in full), and will increase the number of shares held by new investors of Common Stock in the Offering to 1,600,000 or 14.2% (or 16.0% if the over-allotment option is exercised in full) of the total number of shares of Common Stock outstanding after the Offering. See "Principal and Selling Shareholders." The calculations do not include 488,140 shares of Common Stock issuable upon the exercise of vested stock options granted by the Company and 614,641 shares of Common Stock issuable upon the conversion of outstanding Preferred Stock. See "Management-- Certain Benefit Plans and Agreements" and "Description of Capital Stock."

                              SELECTED CONSOLIDATED
                              FINANCIAL INFORMATION

      The following tables set forth summary financial information for the Company and First Franklin combined as of and for the three months ended March 31, 1998, and as of and for the five years ended December 31, 1997, 1996, 1995, 1994 and 1993. This information is derived from and should be read in conjunction with the historical financial statements of the Company and First Franklin, including the notes thereto, that appear elsewhere in this Prospectus and with the consolidated financial statements of the Company, which give effect to the Merger. The consolidated financial information has been prepared based on the pooling of interest method of accounting.

                                                                                  For the years ended December 31,
                                         March 31,    March 31,     ---------------------------------------------------------
                                           1998        1997         1997         1996         1995         1994          1993
                                       ----------   ----------  -----------  -----------  -----------  -----------   -----------
                                                         (Dollar amounts in thousands, except share and per share data)
         Summary of Operations
Interest income - tax equivalent...... $   13,968   $   12,343 $     51,893  $    47,311  $    42,677  $    34,317   $    29,301
Interest expense......................      6,000        5,500       22,652       21,238       19,082       13,537        11,963
                                       ----------   ----------  -----------  -----------  -----------  -----------   -----------
   Net interest income................      7,968        6,843       29,241       26,073       23,595       20,780        17,338
Tax equivalent adjustment (1).........       (172)         (98)        (606)        (613)        (558)        (600)         (623)
                                       ----------   ----------  -----------  -----------  -----------  -----------   -----------
   Net interest income - adjusted.....      7,796        6,745       28,635       25,460       23,037       20,180        16,715
Provision for loan losses.............       (534)        (360)      (2,935)        (667)        (553)        (703)         (924)
Noninterest income....................      1,959        1,298        5,657        5,243        4,369        4,382         3,916
Noninterest expenses..................     (6,638)      (5,340)     (21,323)     (20,799)     (19,157)     (17,203)      (14,013)
                                       ----------   ----------  -----------  -----------  -----------  -----------   -----------
Income before income taxes............      2,583        2,343       10,034        9,237        7,696        6,656         5,694
Income tax expense....................        880          776        3,406        3,188        2,517        1,727         1,828
                                       ----------   ----------  -----------  -----------  -----------  -----------   -----------
Net earnings ......................... $    1,703   $    1,567  $     6,628  $     6,049  $     5,179   $    4,929   $     3,866
                                       ==========   ==========  ===========  ===========  ===========   ==========   ===========
Basic earnings per share (2).......... $     0.17   $     0.16  $      0.66  $      0.63  $      0.63   $     0.66   $      0.53
Diluted earnings per share (2)........       0.16         0.14         0.61         0.59         0.59         0.61          0.52
Dividends per common share (2)........       --           --           0.12         0.09         0.14         0.15          0.14

Cash dividends declared - common...... $     --     $     --    $     1,214  $       876  $     1,152   $    1,133   $     1,039
Cash dividends declared - preferred...         39           40          161          162           74           73          --
Book value per common share (2).......       6.18         5.51         6.00         6.25         5.59         4.61          4.11
Average common shares outstanding (2).  9,988,925    9,829,470    9,876,735    9,347,725    8,098,170    7,346,505     7,294,040

      Selected year-end balances
Total assets.......................... $  701,432   $  620,603  $   650,717  $   595,284  $   545,718  $   480,687   $   418,337
Earning assets........................    638,838      571,242      604,031      559,927      504,430      444,866       388,644
Total Securities......................    130,740      131,327      127,736      134,781      135,127      121,390       116,851
Loans - net of unearned income........    479,330      429,482      464,967      412,793      350,652      306,905       253,692
Allowance for loan losses.............      6,411        4,790        6,098        4,723        4,690        4,526         4,054
Total deposits........................    567,228      528,110      549,769      516,339      480,346      430,407       376,838
Repurchase agreements and
    Federal Funds purchased...........     34,775       19,561       16,302        5,966        7,632        1,363          --
Long-term debt........................     27,351       12,402       12,121       12,154        8,407        8,416         3,657
Stockholders' equity..................     61,724       54,140       59,896       53,826       42,512       34,074        29,958

       Selected average balances
Total assets..........................  $ 662,988    $ 602,175  $   621,719  $   566,616  $   527,495  $   467,616   $   399,080
Earning assets........................    600,526      565,912      577,178      528,179      488,834      419,005       367,538
Total securities......................    131,604      136,505      128,796      136,600      135,509      121,352       106,584
Loans - net of unearned income........    472,844      422,420      442,296      379,930      339,989      282,812       243,431
Allowance for loan losses.............      6,348        4,696        4,796        4,802        4,541        4,384         3,747
Total deposits........................    547,480      516,656      529,820      492,435      468,068      416,426       343,359
Stockholders' equity..................     60,554       54,677       56,430       47,787       38,282       31,195        28,686

                                                                                  For the years ended December 31,
                                         March 31,    March 31,   ---------------------------------------------------------------
                                           1998         1997         1997          1996        1995         1994         1993
                                        ----------   ----------   ----------    ---------   ----------   ----------   -----------
            Selected Ratios
Average loans to average deposits.....     86.37%      81.76%       83.48%        77.15%       72.64%       67.91%       70.90%
Allowance to year end loans...........      1.34        1.12         1.31          1.14         1.34         1.47         1.60
Equity to assets......................      9.13        9.08         9.08          8.43         7.26         6.67         7.19
Leverage capital ratio................      8.78        9.05         9.73          9.60         8.35         7.50         8.60
Return on assets......................      1.03        1.04         1.07          1.07         0.98         1.05         0.97
Return on equity......................     11.25       11.46        11.75         12.66        13.53        15.80        13.48
Dividends payout ratio (3)............       --          --         18.77         14.88        22.56        23.33        26.87
Net interest spread...................      4.35        3.99         4.24          4.13         4.12          N/A          N/A
Net interest margin...................      5.13        4.77         5.05          4.92         4.82          N/A          N/A
Average interest earning assets to
   average interest-bearing liabilities   119.95      120.20       120.74        119.78       117.84          N/A          N/A
Noninterest expense to average
   assets.............................      4.00        3.55         3.43          3.67         3.63         3.68         3.51
Efficiency ratio - tax equivalent (1).     66.87       65.59        61.10         66.42        68.51        68.37        65.93
Net charge-offs to average loans......      0.05        0.07         0.35          0.17         0.11         0.08         0.11
Nonperforming assets to total assets..      0.56        0.52         0.57          0.46         0.33         0.30         0.24
Nonperforming loans to total loans....      0.66        0.71         0.61          0.59         0.30         0.37         0.24
Allowance to total loans..............
Allowance to total nonperforming loans      1.34        1.12         1.31          1.14         1.34         1.47         1.60

                                          202.56      157.93       214.27        195.33       450.10       398.77       673.42

----------
N/A - Information is not available.

(1) Tax equivalent basis was calculated using a 34% tax rate for all periods presented.

(2) Reflects a five for one stock split. Average common shares outstanding and per share data have been retroactively restated for the stock split.

(3) Dividends declared on common shares divided by net income available to common shareholders.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      The following discussion and analysis is presented to facilitate the understanding of the consolidated financial position and results of operations of BankFirst Corporation, formerly Smoky Mountain Bancorp, Inc., and of First Franklin Bancshares, Inc. ("First Franklin"), as if they were combined for all periods presented. Unless otherwise indicated, the discussion herein refers to BankFirst Corporation and its subsidiaries on a consolidated basis (the "Company").

      The consolidated financial information discussed herein primarily reflects the activities of the Company's wholly-owned community bank subsidiaries, BankFirst and The First National Bank and Trust Company ("Athens", or collectively, the "Banks"). The discussion identifies trends and material changes that occurred during the reported periods and should be read in conjunction with the consolidated financial statements and accompanying notes appearing elsewhere herein. The periods included within this discussion are the years 1997, 1996, 1995 and the three months ending March 31, 1998 and 1997.

General

      The Company is a community banking organization, headquartered in Knoxville, Tennessee, which generates loans and deposits through its 29 branches throughout East Tennessee. BankFirst has 23 offices in Knox, Sevier, Blount, Loudon, and Jefferson counties, and Athens has six offices in McMinn County. The Company's operations principally involve commercial and residential real estate lending, commercial business lending, consumer lending, construction lending and other financial services, including trust operations, credit card services and brokerage services.

      In the fall of 1992, James L. Clayton and a group of investors acquired a majority interest in BankFirst, formerly known as First Heritage National Bank of Loudon County, N.A. ("First Heritage"), and installed an experienced bank management team the following year. Drawing upon management's existing relationships with loan and deposit customers who followed management from their previous bank, BankFirst increased its assets from approximately $60 million in 1993 to approximately $230 million in 1996. During 1996, Mr. Clayton acquired control of Smoky Mountain Bancorp, Inc. ("Smoky Mountain") and its wholly-owned subsidiary, First National Bank of Gatlinburg. At year-end 1996, these entities were combined with the Company in a share exchange accounted for in a manner similar to a pooling of interests. Following the combination, the Company had total assets of $423 million. The combined entity continued growth in 1997, primarily through commercial real estate lending financed through deposit growth.

      In January 1998, BankFirst purchased Curtis Mortgage Co., Inc. ("Curtis Mortgage") for $7.5 million as an opportunity to increase mortgage originations, which had not been a significant line of business, and as an opportunity to diversify revenues through loan servicing. Curtis Mortgage is a 54 year old mortgage company which originates and purchases mortgage loans for sale and servicing. Curtis Mortgage generally has not retained loans for its portfolio, although its servicing portfolio was approximately $451 million at the date of acquisition. This transaction was accounted for as a purchase, and accordingly, is not reflected in the historical financial statements of the Company for periods prior to that time.

      The Company changed its name from Smoky Mountain Bancorp, Inc. to BankFirst Corporation following the April 27, 1998 shareholder meeting. On June _____, 1998, the Company acquired First Franklin in a statutory merger accounted for as a pooling of interests. At year-end 1997, First Franklin had total assets of $182 million, total equity of $21 million, and net income of $2.6 million. Shareholders of First Franklin received 22.05 shares of Company common stock for each share of First Franklin common stock. As a consequence of the merger, Athens became a separate subsidiary of the Company, adding risk diversification and trust expertise to the combined entity. Athens also has a small consumer finance subsidiary.

      Total assets grew from $650.7 million at year-end 1997 to $701.4 million at March 31, 1998, a $50.7 million increase. The primary changes in assets included a $19.6 million increase in loans held for sale, a $14.1 million increase in net loans, $6.9 million of mortgage servicing assets, and other intangible assets which were each attributable to the purchase of Curtis Mortgage. For the period from January 16, 1998 purchase date to March 31, 1998, Curtis Mortgage purchased and originated $42.9 million of loans held for sale, and had sales totaling $29.8 million. Total intangible assets at March 31, 1998 included goodwill from the purchase of Curtis Mortgage and approximately $275,000 of intangibles from previous transactions.

      Total liabilities grew from $589.3 million at year-end 1997 to $638.0 million at March 31, 1998, an increase of $48.7 million. Of this growth, deposits accounted for $17.5 million, federal funds purchased were $14.5 million, repurchase agreements accounted for $4.0 million, and BankFirst borrowed $15 million of overnight FHLB advances. Federal funds purchased and the additional FHLB advances were used to fund mortgage loans in process and held for sale.

      From year-end 1997 to March 31, 1998, equity grew $1.8 million primarily from retained net income. The leverage capital ratio fell from 9.7% at year-end 1997 to 8.8% at March 1998 resulting from asset growth and goodwill recorded in the Curtis Mortgage purchase transaction. This ratio still maintains the Company in the "well capitalized" category. The individual Bank leverage ratios at year-end 1997 were 8.3% for BankFirst and 11.2% for Athens.

      Management expects growth to continue through expansion of retail locations, through expansion of products and services, including mortgage servicing opportunities by Curtis Mortgage and trust services through Athens, and through possible future mergers or acquisitions. At the present time, the Company has no present agreements, arrangements or commitments with respect to any other acquisition.

Results of Operations

Three Months Ended March 31, 1998, Compared to Three Months Ended March 31, 1997

      Net interest income increased $1.1 million or 18.3%, to $7.8 million for the three months ended March 31, 1998, from $6.7 million for the three months ended March 31, 1997. The increase in net interest income was due primarily to an increase in average earning assets and an increase in the percentage of average earning assets invested in loans, the Company's highest yielding assets. Average earning assets increased $41.5 million, or 7.3%, primarily as a result of growth in loans.

      The Company's net interest spread and net interest margin were 4.35% and 5.13%, respectively, for the three months ended March 31, 1998, as compared to 3.99% and 4.77% for the three months ended March 31, 1997. The increase in the net interest spread and the net interest margin was primarily the result of an increase in asset yields due to loan growth.

      The provision for loan losses was $534,000 for the three months ended March 31, 1998, compared to $360,000 for the three months ended March 31, 1997. The increase in the provision was attributable to general loan growth. The Company experienced net charge-offs of $221,000 for the three months ended March 31, 1998, resulting in a ratio of net charge-offs to average loans of 0.05%.

      Noninterest income increased $661,000, or 50.9%, to $1.9 million for the three months ended March 31, 1998 from $1.3 million for the three months ended March 31, 1997, primarily attributable to operations of Curtis Mortgage, which was acquired on January 15, 1998.

      Noninterest expense increased $1.3 million, or 24.3%, to $6.6 million for the three months ended March 31, 1998, from $5.3 million for the three months ended March 31, 1997. The primary component of noninterest expense is salaries and benefits, which increased $848,000, or 30.3%, to $3.6 million for the three months ended March 31, 1998, from $2.8 million for the three months ended March 31, 1997. The increase is primarily attributable to increase in salaries for additional employees and salaries associated with Curtis Mortgage. The Company's efficiency ratio for the three months ended March 31, 1998, was 66.89%, compared to 65.59% for the three months ended March 31, 1997.

      Net income increased $136,000, or 8.7%, to $1.7 million for the three months ended March 31, 1998 from $1.6 million for the three months ended March 31, 1997. The increase in net income was primarily due to increases in net interest income and noninterest income, partially offset by increases in noninterest expense. Annualized return on average assets for the three months ended March 31, 1998, was 1.03% compared to 1.04% for the three months ended March 31, 1997, and annualized return on average equity was 11.25% for the three months ended March 31, 1998, compared to 11.46% for the three months ended March 31, 1997.

Year Ended December 31, 1997, Compared to Year Ended December 31, 1996

      Net interest income increased $3.1 million, or 12.2%, to $28.6 million in 1997 from $25.5 million in 1996. The increase in net interest income was due primarily to an increase in average earning assets and an increase in the percentage of average earning assets invested in loans. Average earning assets increased $49.0 million, or 9.3%, primarily as a result of loan growth, particularly growth of commercial business loans.

      The Company's net interest spread and net interest margin were 4.24% and 5.05%, respectively, in 1997 as compared to 4.13% and 4.92% in 1996. The increase in the net interest spread and the net interest margin was primarily the result of the growth in the volume of loans, which are traditionally higher yielding assets than investment securities, as a percentage of average earning assets.

      The provision for loan losses was $2.9 million in 1997 compared to $667,000 in 1996. The increase in the provision was attributable to additional reserves established for the risks associated with the commercial real estate loan portfolio acquired in the merger with Smoky Mountain in December 31, 1996 and the increase in 1997 charge-offs. The Company experienced net charge-offs of $1.6 million in 1997, resulting in a ratio of net charge-offs to average loans of 0.35%. Management considers these recent losses to be isolated events and does not believe that they signal the increase of a trend toward larger percentage loan losses in the future.

      Noninterest income increased $414,000, or 7.95%, to $5.7 million in 1997 from $5.2 million in 1996, primarily as a result of security gains of $309,000.

      Noninterest expense increased $524,000, or 2.5%, to $21.3 million in 1997 from $20.8 million in 1996. The primary component of noninterest expense is salaries and benefits, which increased $571,000, or 5.4%, to $11.1 million in 1997 from $10.5 million in 1996. The increase in salaries and benefits is primarily attributable to overall growth of the Company. Data processing expenses also increased $356,000, or 39.7%, to $1.3 million in 1997 from $897,000 in 1996 primarily as a result of volume growth and adjustments necessitated by the merger with Smoky Mountain. The Company's efficiency ratio in 1997 was 61.1%, compared to 66.4% in 1996.

      Net income increased $579,000 or 9.6%, to $6.6 million in 1997 from $6.0 million in 1996. The increase in net income was due primarily to an increase in net interest income, and was reduced by the impact of increased loan loss provisions. Return on average assets during 1997 and 1996 was 1.07%, and return on average equity was 11.75% for 1997 compared to 12.66% for 1996.

Year Ended December 31, 1996, Compared to Year Ended December 31, 1995

      Net interest income increased $2.4 million, or 10.5%, to $25.5 million in 1996 from $23.0 million in 1995. The increase in net interest income was due primarily to an increase in average earning assets and an increase in the percentage of average earning assets invested in loans, particularly higher yielding commercial business and commercial real estate loans. Average earning assets increased $39.5 million, or 8.0%, primarily as a result of loan growth, particularly growth of commercial business and commercial real estate loans.

      The Company's net interest spread and net interest margin were 4.13% and 4.92%, respectively, in 1996 as compared to 4.12% and 4.82% in 1995. The increase in the net interest spread and the net interest margin was primarily the result of the growth in the volume of loans, traditionally higher yielding assets than investment securities, as a percentage of average earning assets.

      The provision for loan losses was $667,000 in 1996 compared to $553,000 in 1995. The increase in the provision was primarily the result of general growth in the Company's loan portfolio. The Company experienced net charge-offs of $634,000 in 1996, resulting in a ratio of net charge-offs to average loans of 0.17%.

      Noninterest income increased $874,000, or 20.0%, to $5.2 million in 1996 from $4.4 million in 1995, primarily attributable to increases in service charges on customer accounts.

      Noninterest expense increased $1.6 million, or 8.6%, to $20.8 million in 1996 from $19.2 million in 1995. The primary component of noninterest expense is salaries and benefits, which increased $790,000, or 8.1%, to $10.5 million in 1996 from $9.7 million in 1995. Equipment expenses increased $697,000, or 41.4%, to $2.4 million in 1996 from $1.7 million in 1995. Occupancy expenses increased $586,000, or 38.0%, to $2.1 million in 1996 from $1.5 million in 1995. Data processing expenses increased $223,000, or 33.09%, to $897,000 in 1996 from $674,000 in 1995. These increases are primarily attributable to the combination of the operations of Smoky Mountain and BankFirst. The Company's efficiency ratio in 1996 was 66.4%, compared to 68.5% in 1995.

      Net income increased $870,000, or 16.8%, to $6.0 million in 1996 from $5.2 million in 1995. The increase in net income was due primarily to increases in net interest income and noninterest income, and was reduced by the impact of increased noninterest expense. Return on average assets for 1996 was 1.07% compared to 0.98% during 1995, and return on average equity was 12.66% for 1996 compared to 13.53% during 1995.

Lending

      Total loans were $465.0 million at year-end 1997, and $412.8 million at year-end 1996. Loan growth was $52.2 million, or 12.6%, during 1997, and $62.1 million, or 17.7%, during 1996. Management has been able to achieve growth from 1993 through 1996 because of long term relationships developed by current management while at other financial institutions. Loans in all categories continued to grow during 1997 primarily as a result of strong economic conditions in the Banks' primary markets, with commercial lending experiencing the largest growth. Management expects loan growth in 1998 to continue at a rate comparable to 1997. Commercial lending will continue to be the primary focus, although management will work to generate additional consumer loans, as well as additional residential mortgage loans through Curtis Mortgage.

      A banking company's credit risk profile is generally reflected in the level and types of loans held, since loans are usually the highest risk assets owned. Even though the majority of the Company's loans are commercial, which is typically the highest risk loan type, management believes that two factors mitigate the credit risk in this portfolio. First, 63.3% of commercial loans are secured primarily by income producing real estate, and second, BankFirst's early growth was generated through seasoned loan relationships. The Company's relatively low levels of charge-offs and non-performing loans reflect the effect of these mitigating factors.

      Lending activities are under the direct supervision of the Boards of Directors and senior management of the Banks. The Banks operate under loan policies which state, among other things, guidelines for underwriting, credit criteria, loan composition, concentrations and administration. See "Business -- Lending Activities" for a discussion of such policies.

                                Loans Outstanding

                                                  At December 31,
                            ------------------------------------------------------------
                               1997         1996         1995         1994        1993
                               ----         ----         ----         ----        ----
                                                 (Dollars in thousands)
Commercial business .....   $  95,143    $  69,614    $  53,430    $  57,680    $  43,448
Commercial real estate ..     164,102      155,389      116,372      103,312       91,052
Construction loans ......       24,977       26,379       22,021       19,431       12,153
Residential real estate .     120,143      110,636      108,276       81,472       73,488
Installment .............      59,947       50,277       50,569       45,093       33,981
Other ...................       2,623        2,035        1,754        1,918          953
                            ---------    ---------    ---------    ---------    ---------
  Total loans ...........     466,935      414,330      352,422      308,906      255,075
Unearned income .........      (1,968)      (1,537)      (1,770)      (2,001)      (1,383)
                            ---------    ---------    ---------    ---------    ---------
         Total loans, net   $ 464,967    $ 412,793    $ 350,652    $ 306,905    $ 253,692
                            =========    =========    =========    =========    =========

                                              At December 31,
                             ----------------------------------------------
                              1997      1996      1995      1994      1993
                             ------    ------    ------    ------    ------
Commercial business ......    20.38%    16.80%    15.16%    18.67     17.03%
Commercial real estate ...    35.14      3.50     33.02     33.44     35.70
Construction loans .......     5.35      6.37      6.25      6.29      4.76
Residential real estate...    25.73     26.70     30.72     26.37     28.81
Installment ..............    12.84     12.13     14.35     14.60     13.32
Other ....................     0.56      0.50      0.50      0.63      0.38
                             ------    ------    ------    ------    ------
   Total .................   100.0%    100.0%    100.0%    100.0%    100.0%
                             ======    ======    ======    ======    ======

Securities

      The Banks use their securities portfolios primarily as a source of liquidity and a base from which to pledge assets for repurchase agreements and public deposits. Generation of income from securities is not a primary focus of the Banks. Total securities were $127.7 million at year-end 1997, which is slightly lower than the $134.8 million balance in 1996. The Banks' policy guidelines are designed to minimize credit, market, and liquidity risk, and securities generally must be "investment grade" or higher to be purchased. All securities are classified as "available for sale" to provide flexibility for asset liability management. Approximately 62.2% of year-end 1997 securities were pledged for public deposits and repurchase agreements. Other than commitments to originate or sell mortgage loans, the Banks do not invest in off-balance sheet derivative financial instruments, such as interest rate swaps.

                                                            Securities
                                                           At December 31,
                                                  ------------------------------
                                                    1997       1996       1995
                                                  --------   --------   --------
   Available for sale                                 (Dollars in thousands)
     U.S. Government and agencies.............    $ 77,969   $ 91,520   $ 95,129
     States and political subdivisions ........     38,999     22,971     21,940
     Mortgage-backed and asset-backed .........     10,768     20,290     18,558
                                                  --------   --------   --------
            Total available for sale ..........   $127,736   $134,781   $135,627
                                                  ========   ========   ========

                          Securities Maturity Schedule

                                  1 Year and Less     1 to 5 Years       5 to 10 Years      Over 10 Years           Total
                                  ---------------    ---------------    ---------------    ---------------     ----------------
Available for sale                Balance    Rate    Balance    Rate    Balance    Rate    Balance    Rate     Balance     Rate
------------------                ---------------    ---------------    ---------------    ---------------     ----------------
                                                                      (Dollars in thousands)
U.S. Government & agencies ...... $ 11,978   5.87%  $ 40,554    6.42%   $ 24,936   6.57%   $    501   7.06%   $ 77,969     6.33%
State and municipal..............      755   6.70%     5,857    6.92%     15,388   4.92%     16,999   4.97%     38,999     5.27%
Mortgage-backed and
      asset-backed (1) ..........     --                --                  --                 --               10,768     6.43%
                                  --------          --------            --------           --------           --------     ----
Total available for sale ........ $ 12,733          $ 46,411            $ 40,324           $ 17,500           $127,736     6.01%
                                  ========          ========            ========           ========           ========     ====

----------
(1) These securities are not identified with a specific maturity because they do not have a defined maturity.

Deposits and Borrowings

      Although deposits have been the Company's primary source of funding for loans, although the Company also utilizes borrowed funds, including customer repurchase agreements. See "- Liquidity" and "- Interest Rate Sensitivity." The Company believes it has the ability to raise deposits quickly within its market areas by slightly raising interest rates. The Company's deposit strategy, however, has been to remain competitive in its markets, without paying the highest yield, because of the availability and attractiveness of other sources of funding. Customer repurchase agreements and FHLB advances, while more costly than deposit funding, are typically the lowest cost borrowed funds available in the marketplace, and are utilized by management to raise identified amounts of funds with more precision than deposit solicitations. Although management expects to continue using repurchase agreements, short-term borrowings and FHLB advances, deposits will continue to be the Company's primary funding source.

      Total deposits grew at a rate of 6.5% during 1997 and 7.5% during 1996, resulting from an increase in deposit taking branch locations and effective marketing strategies. Despite the increase in deposit growth, loan growth outpaced the growth of deposit sources, resulting in an increase in the loan to deposit ratio to 83.5% at year-end 1997, from 77.2% at year-end 1996. To supply the needed liquidity, BankFirst increased its repurchase agreements from $6.0 million in 1996 to $16.3 million in 1997. While BankFirst actively solicits customer repurchase agreement accounts, Athens has not used repurchase agreements as a source of liquidity. These accounts are considered volatile under regulatory requirements, although BankFirst has found them to be a steady source of funding. BankFirst and Athens have both utilized the Federal Home Loan Bank of Cincinnati ("FHLB") as a borrowing source. FHLB borrowings were $12.1 million at year-end 1997 and 1996, $10.0 million of which matures during 1998. The FHLB will continue to be a source for funding loan growth in the future, as BankFirst intends to draw additional borrowings to fund the Curtis Mortgage warehouse line of credit and for other loan growth.

                              Deposit Information

                                                   December 31,
                                      --------------------------------------
                                        1997           1996           1995
                                      --------       --------       --------
                                              (Dollars in thousands)
   Noninterest bearing ............   $ 92,749       $ 74,161       $ 74,325
   Interest bearing demand ........    150,761        139,152        125,558
   Savings deposits ...............     37,270         36,576         41,507
   Time ...........................    268,989        266,450        238,956
        Total deposits ............   $549,769       $516,339       $480,346
                                      ========       ========       ========

                                        Maturity Ranges of Time Deposits
                               with Balances of $100,000 or more at December 31,
                               -------------------------------------------------
                                       1997          1996          1995
                                     --------      --------      --------
                                            (Dollars in thousands)
   3 months or less .........         $25,686       $28,578       $25,508
   3 through 6 months .......          14,324        11,182        14,188
   6 through 12 months ......          21,167        19,619        11,867
   Over 12 months ...........          17,083        10,089        11,352
                                      -------       -------       -------
                                      $78,260       $69,468       $62,915
                                      =======       =======       =======

      In general, large certificate of deposit customers tend to be extremely sensitive to interest rate levels, making these deposits less reliable sources of funding from liquidity planning purposes than core deposits. However, the Company does not believe that its deposits of this type are materially more sensitive to interest rate changes than its other certificates of deposits because such certificates are principally held by long-term customers located in the Banks' market areas.

Equity and Capital Resources

      The Company and each of the Banks were "well capitalized" for regulatory purposes during 1997, 1996 and 1995. The leverage capital ratio of the Company was 9.7% in 1997, 9.6% in 1996 and 8.4% in 1995, with total stockholders' equity of $59.9 million at year-end 1997. For a discussion of capital requirements see "Regulation - Capital Requirements." The Company has issued stock upon the exercise of stock options, conversion of preferred stock to common stock, and in connection with a five for four common stock split in 1997 and five for one split in 1998. During 1996, $4.5 million was raised from sales of common stock and $1.8 million from sales of preferred stock. These stock sales were primarily motivated by the desire to increase operating capital and to achieve and maintain "well capitalized" levels and comply with regulatory requirements while supporting asset growth. The cash dividends reflected in the Company's 1997 and 1996 Financial Statements were paid by First Franklin prior to the merger. The Company does not intend to pay cash dividends on common stock in the foreseeable future. The Company's current strategy is to support equity growth by retaining net profits rather than paying cash dividends on common stock.

      Items that represent common stock equivalents include 218,508 shares of 5% preferred stock, $5.00 par value per share, and 864,430 common stock options outstanding at year-end 1997. Each share of the preferred stock is convertible into 3.0875 shares of common stock, adjustable for stock splits and future recapitalizations. There are 1,000,000 authorized preferred shares; however, management currently has no plans to issue additional shares. There are 2,063,015 additional common shares available for grant under the stock option plan. The Company plans to continue granting stock options to selected officers, directors and other key employees.

Net Interest Income

      Net interest income is the difference between interest and fees earned on earning assets, principally loans and investments, and the interest paid on deposits and other interest bearing funds. It is the major component of earnings for the Company. For analytical purposes, the interest earned on loans and investments is measured and expressed on a fully tax equivalent (FTE) basis. Tax-exempt interest income is increased to an amount comparable to interest subject to federal income taxes in order to properly evaluate the effective yields earned on earning assets. The tax equivalent adjustment is based on a combined federal and state tax rate of 34%.

      Net interest income is influenced primarily by market interest rates, changes in the balance and mix of earning assets and interest-bearing liabilities, the proportion of earning assets that are funded by demand deposits and equity capital and the relative repricing periods for earning assets and interest-bearing liabilities. Some of these factors are controlled to a certain extent by management. Conditions beyond management's control may have a significant impact on changes in net interest income from one period to another. Examples of such external factors are Federal Reserve Board monetary policy, introduction of new loan or deposit products by bank and non-bank financial competitors and the fiscal and debt management policies of the federal government.

                    Average Balance Sheets and Interest Rates

                                                                         Years ended December 31,
                                       ------------------------------------------------------------------------------------------
                                                   1997                            1996                           1995
                                       ---------------------------    -----------------------------   ---------------------------
                                       Average             Average    Average               Average   Average             Average
                                       Balance   Interest    Rate     Balance    Interest     Rate    Balance   Interest   Rate
                                       ------------------------------------------------------------------------------------------
                                                                       (Dollars in thousands)
             ASSETS
Interest earning assets
  Securities
    Taxable........................   $ 105,180   $ 6,783    6.45%   $ 113,420   $  7,213     6.36%  $ 115,842   $ 6,562    5.66%
    Tax-exempt (1).................      23,328     1,795    7.69       23,336      1,813     7.77      19,705     1,641    8.33
    Unrealized gain on A.F.S.......         288                           (156)                            (38)
                                      ---------   -------    ----    ---------   --------     ----    --------   -------    ----
Total securities...................     128,796     8,578    6.66      136,600      9,026     6.61     135,509     8,203    6.05
  Loans (2)........................     442,296    42,881    9.70      379,930     37,589     9.89     339,989    33,791    9.94
  Interest bearing deposits
   with other banks................         236        15    6.36        1,180         61     5.17       1,154        75    6.50
  Federal funds sold and other.....       5,850       345    5.90       10,469        572     5.46      12,182       557    4.57
                                      ---------   -------    ----    ---------   --------     ----    --------   -------    ----
         Total earning assets......     577,178    51,819    8.98      528,179     47,248     8.95     488,834    42,626    8.72
                                                             ----                             ----                          ----
Noninterest earning assets
  Allowance for loan losses........      (4,796)                        (4,802)                         (4,541)
  Premises and equipment...........      19,769                         16,961                          17,395
  Cash and due from banks..........      22,045                         17,942                          18,776
  Accrued interest and other
    assets                                7,523                          8,336                           7,031
                                      ---------                      ---------                       ---------
         Total assets..............   $ 621,719                      $ 566,616                       $ 527,495
                                      =========                      =========                       =========

         LIABILITIES AND
      SHAREHOLDERS' EQUITY

Interest-bearing liabilities
  Deposits
    Interest-bearing demand
       deposits                       $ 141,941   $ 5,007    3.53%   $ 128,048   $  5,185     4.05%   $125,466   $ 4,866    3.88%
    Savings deposits...............      36,803     1,034    2.81       37,855      1,107     2.92      41,667     1,236    2.97
    Time deposits..................     270,782    15,063    5.56      254,448     13,805     5.43     232,640    12,115    5.21
                                      ---------   -------    ----    ---------   --------     ----    --------   -------    ----
Total interest-bearing deposits....     449,526    21,104    4.69      420,351     20,097     4.78     399,773    18,217    4.56
  Borrowed funds
    Securities sold under
       agreements to
       repurchase..................       9,110       438    4.81        7,346        347     4.72       4,839       276    5.70
    Other borrowings...............       7,173       414    5.77        4,710        254     5.39       4,674       205    4.39
    Long-term borrowings...........      12,214       696    5.70        8,544        540     6.32       5,553       384    6.92
                                      ---------   -------    ----    ---------   --------     ----    --------   -------    ----
Total borrowed funds...............      28,497     1,548    5.43       20,600      1,141     5.54      15,066       865    5.74
                                      ---------   -------    ----    ---------   --------     ----    --------   -------    ----
  Total interest-bearing
    liabilities ...................     478,023    22,652    4.74      440,951     21,238     4.82     414,839    19,082    4.60

Noninterest-bearing liabilities
  Employee stock ownership plan....       1,536                          1,389                           1,710
  Noninterest-bearing demand
    deposits.......................      80,294                         72,084                          68,295
  Other liabilities................       6,320                          4,405                           4,369
  Shareholders' equity.............      55,546                         47,787                          38,282
                                      ---------                      ---------                        --------
  Total liabilities and
    shareholders' equity...........   $ 621,719                      $ 566,616                        $527,495
                                      =========                      =========                        ========
Interest margin recap
  Net interest income and
    interest rate spread...........              $ 29,167    4.24%               $ 26,010     4.13%             $ 23,544    4.12%
                                                 ========    ----                ========     ----              ========    ----
  Net interest income margin.......                          5.05%                            4.92%                         4.82%
                                                             ====                             ====                          ====

----------

(1) Interest income on tax-exempt securities has been adjusted to a tax equivalent basis using a marginal federal income tax rate of 34% for all years. Tax equivalent adjustments were $74 for 1997, $105 for 1996 and $123 for 1995.

(2) Nonaccrual loans are included in average loan balances and loan fees are included in interest income. Loan fees were $704 for 1997, $987 for 1996 and $691 for 1995.

      An analysis of the changes in net interest income from period to period is presented in the following table. Information is provided in each category with respect to (i) changes attributable to changes in volume (changes in volume multiplied by prior rate), (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume), and (iii) the net change. The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate.

                              Volume/Rate Analysis

                                         1997 change from 1996 due to         1996 change from 1995 due to
                                        Volume       Rate       Total        Volume      Rate        Total
                                       -------      ------     -------      -------     ------      --------
                                                              (Dollars in thousands)
Interest income
  Loans ............................   $ 6,281      $(989)     $ 5,292      $ 3,987      $(189)     $ 3,798
  Securities
    Taxable ........................      (515)        85         (430)        (141)       792          651
    Tax-exempt .....................        (1)       (17)         (18)         317       (145)         172
      Total securities interest.....      (516)        68         (448)         177        646          823
  Interest-bearing deposits
    with other banks ...............       (33)       (13)         (46)           2        (16)         (14)
                                       -------      -----      -------      -------      -----      -------
  Federal funds sold ...............      (228)         1         (227)        (118)       133           15
                                       -------      -----      -------      -------      -----      -------

      Total interest income ........     5,504       (933)       4,571        4,048        574        4,622

Interest expense
  Interest-bearing demand
   deposits ........................       596       (774)        (178)         102        217          319
  Savings deposits .................       (34)       (39)         (73)        (111)       (18)        (129)
  Time deposits ....................       902        356        1,258        1,169        521        1,690
   Repurchase agreements ...........        85          6           91          161        (90)          71
  Other borrowings .................       141         19          160            2         47           49
  Long-term borrowings .............       251        (95)         156          222        (66)         156
                                       -------      -----      -------      -------      -----      -------
      Total interest expense .......     1,941       (527)       1,414        1,544        612        2,156
                                       -------      -----      -------      -------      -----      -------

      Net interest income ..........   $ 3,563      $(406)     $ 3,157      $ 2,504      $ (38)     $ 2,466
                                       =======      =====      =======      =======      =====      =======

      Net interest income (FTE) increased $3.2 million, or 12.1%, from 1996 to 1997, and $2.5 million, or 10.4%, from 1995 to 1996. Net interest margin also improved each period, growing from 4.8% in 1995, to 4.9% in 1996 and to 5.1% in 1997. The increase in net interest income, and improvement in net interest margin, is primarily attributable to an increase in the level of earning assets and a change the makeup of those assets.

      Average earning assets increased from $528.2 million to $577.1 million, or 9.3%, from 1996 to 1997, and from $488.8 million to $528.2 million, or 8.0%, from 1995 to 1996. Loan growth, which was 16.4% in 1997 and 11.7% in 1996, was the primary cause of the overall growth in earning assets. Management has been able to achieve this growth in loans because of long term relationships developed by current management while at other financial institutions and most recently, as a result of strong economic conditions in the Banks' primary markets. Management expects loan growth in 1998 to continue at a rate equivalent to 1997.

      The growth in loans has improved the net interest rate spread and net interest margin. Loans are the highest yielding earning assets. During 1995, loans represented 69.5% of earning assets. During 1996 this ratio increased to 71.9%, and in 1997 it increased further to 76.7%. Although the average rate earned on loans has decreased in each of the last two years from 9.89% to 9.70%, the yield on total interest earning assets has increased in each period. The increased yield on securities has also supported the increase in average yield on earning assets. The increase in yield from 1995 to 1996 of 0.56% was consistent with general market rate increases. The increase in 1997 was primarily attributable to the Bank's re-investing of securities proceeds in longer-term securities with higher yields. Average yields on investments increased in 1997, from 6.61% to 6.69%, while general market rates declined to some extent.

      Net interest income and net interest margin have also been helped by several factors related to funding. Most of the Company's asset growth has continued to be funded with deposits, the least costly source of funding. Average interest-bearing deposits grew 6.9% from 1996 to 1997, almost keeping pace with the growth in earning assets. Even with this deposit growth, the average rate paid on deposits fell from 4.78% in 1996 to 4.69% in 1997. The Company is generally asset driven, managing funding to support assets gathered. See " - Deposits and Borrowings."

      The portion of earnings assets funded by non-interest bearing deposits, other liabilities and equity has increased from 22.7% in 1995, to 23.5% in 1996, and to 24.6% in 1997. These sources of funding do not carry an interest cost, and thus the amount of interest earning assets supported by non interest-bearing liabilities has increased. This factor does not impact net interest spread, but has a positive impact on net interest margin.

      The increase in deposits plus non-interest bearing sources of funding has been lower than the growth in earning assets. As a result, borrowed funds have increased from 3.1% of average earning assets in 1995 to 3.9% in 1996 and 4.9% in 1997. These funds are more costly than deposits and their increase relative to total funding has put some downward pressure on net interest margin and spread. In 1995, the average cost of borrowing exceeded the average cost of deposits by 118 basis points ("bp"). In 1996, this difference fell to 76 bp, and in 1997 it decreased further to 74 bp. The narrowing of spread between average costs of borrowings and average costs of deposits is attributable primarily to a deliberate shift by management of the nature of FHLB borrowings from fixed to variable rate, as part of its overall asset/liability strategy. See "- Deposits and Borrowings."

Provision for Loan Losses and Asset Quality

      The provision for loan losses represents charges made to earnings to maintain an adequate allowance for loan losses. The allowance is maintained at an amount believed to be sufficient to absorb losses in the loan portfolio. Factors considered in establishing an appropriate allowance include a careful assessment of the financial condition of the borrower; a realistic determination of the value and adequacy of underlying collateral; the condition of the local economy and the condition of the specific industry of the borrower; a comprehensive analysis of the levels and trends of loan categories; and a review of delinquent and classified loans. The Company applies a systematic process for determining the adequacy of the allowance for loan losses including an internal loan review function and a monthly analysis of the adequacy of the allowance. The monthly analysis includes determination of specific potential loss factors on individual classified loans, historical potential loss factors derived from actual net charge-off experience and trends in nonperforming loans, and potential loss factors for other loan portfolio risks such as loan concentrations, local economy, and the nature and volume of loans.

      The recorded values of loans actually removed from the consolidated balance sheets are referred to as charge-offs and, after netting out recoveries on previously charged-off assets, become net charge-offs. The Company's policy is to charge off loans, when, in management's opinion, the loan is deemed uncollectible, although concerted efforts are made to maximize recovery. The Company's level of net charge-offs to average loans was 0.34% in 1997, 0.17% in 1996 and 0.11% in 1995. Charge-offs were relatively immaterial through 1996, but increased to $1.8 million in 1997, due to two commercial credits charged off by BankFirst, and a smaller increase in loan charge-offs by Athens. Management does not believe that 1997 charge-offs are indicative of an overall deterioration in the credit quality of the portfolio.

                     Analysis of Allowance for Loan Losses

                                         1997          1996          1995          1994          1993
                                      ---------     ---------     ---------     ---------     ---------
                                                             (Dollars in thousands)
Balance at beginning of year          $   4,723     $   4,690     $   4,526     $   4,054     $   3,392

Loans charged off
  Commercial business .............      (1,709)         (182)         (203)         (234)         (241)
  Commercial real estate ..........        (161)            6          --            --             (14)
  Construction loans ..............        --            --            --             (45)         --
  Residential real estate .........         (76)          (55)          (44)           (1)          (61)
  Installment .....................        (503)         (661)         (454)         (291)         (289)
  Lease financing .................         (14)         --            --            --            --
                                      ---------     ---------     ---------     ---------     ---------
      Total charge-offs ...........      (1,833)         (904)         (701)         (571)         (605)
                                      ---------     ---------     ---------     ---------     ---------

Charge-offs recovered
  Commercial business .............          41            53           146           149           184
  Commercial real estate ..........           2          --            --               7          --
  Construction loans ..............          33            12          --            --            --
  Residential real estate .........          39            21            13            42            17
  Installment .....................         158           184           153           141           142
  Lease financing .................        --            --            --            --            --
                                      ---------     ---------     ---------     ---------     ---------
      Total recoveries ............         273           270           312           339           343
                                      ---------     ---------     ---------     ---------     ---------

Net loans charged off .............      (1,560)         (634)         (389)         (232)         (262)
Current year provision ............       2,935           667           553           704           924
                                      ---------     ---------     ---------     ---------     ---------

Balance at end of year ............   $   6,098     $   4,723     $   4,690     $   4,526     $   4,054
                                      =========     =========     =========     =========     =========

Loans, net at year end ............   $ 464,967     $ 412,793     $ 350,652     $ 306,905     $ 253,692

Ratio of allowance to loans
  at year end .....................        1.31%         1.14%         1.34%         1.47%         1.60%

Average loans .....................   $ 442,296     $ 379,930     $ 339,989     $ 282,812     $ 243,431

Ratio of net loans charged off
  to average loans ................        0.35%         0.17%         0.11%         0.08%         0.11%

      The level of non-performing loans is an important element in assessing asset quality and the relevant risk in the credit portfolio. Non-performing loans include non-accrual loans, restructured loans and loans delinquent 90 days or more. Loans are classified as non-accrual when management believes that collection of interest is doubtful but principal is considered collectible. When loans are placed on nonaccrual status, all unpaid accrued interest is reversed. Another element associated with asset quality is other real estate owned (OREO), which represents properties reacquired through loan defaults by customers. Non-performing loans were 0.61% of loans in 1997 and 0.59% of loans in 1996, and the allowance for loan losses is more than double the amount of non-performing loans at year-end 1997. The dollar increase in non-performing loans during 1997 is due to the maturing portfolio, and less attributable to conditions in the marketplace. The Company considers commercial loans on nonaccrual or classified as doubtful under the internal grading system to be impaired. See "Business - Lending Activities." For these loans, a specific reserve is computed using discounted expected cash flows or conversion of collateral. There were no material impaired loans at year-end 1997.

      Even though the Company has relatively low levels of non-performing loans and has experienced low charge-offs, management has sought to maintain the allowance for loan losses at a level adequate to cover credit losses inherent in the portfolio. Management's judgment as to the adequacy of the allowance is based upon a number of assumptions about future events which it believes to be reasonable, but are likely to change. There can be no assurance that charge-offs in future periods will not exceed the allowance or that additional increases in the allowance will not be required. During 1997, BankFirst recorded a provision for loan losses of $2.9 million, which was substantially higher than the two preceding years. Factors which gave rise to the 1997 increased provision and the resultant 29.1% increase in the allowance included a 36.6% increase in commercial business loans during the year and a 146.1% increase in net charge-offs during the year, which increased the historical loss factors applied to the portfolio.

                             Non-Performing Assets

                                                                   As of December 31,
                                          ------------------------------------------------------------------
                                             1997          1996          1995          1994          1993
                                          ---------     ---------      ---------     ---------     ---------
Principal balance                                            (Dollars in thousands)
  Nonaccrual............................  $   1,414     $     900      $     581     $     871     $     477
  90 days or more past due and
    still accruing                            1,705         1,518            461           264           125
                                          ---------     ---------      ---------     ---------     ---------

       Total non-performing loans ......  $   2,846     $   2,418      $   1,042     $   1,135     $     602
                                          =========     =========      =========     =========     =========

Non-perf. as a percent of loans.........       0.61%         0.59%          0.30%         0.37%         0.24%
Other real estate owned.................  $     878     $     309      $     770     $     317     $     396
OREO as a percent of loans..............       0.19%         0.07%          0.22%         0.10%         0.16%
Allowance as a percent of
  nonperforming loans...................     214.27%       195.33%        450.10%       398.77%       673.42%

      The 1997 loan portfolio was 55.5% commercial and commercial real estate loans, which represent higher risk than residential mortgage and consumer loans because of their larger size and greater dependency on cash flow. The Company also has a concentration of commercial real estate loans to the hospitality industry, substantially in Sevier County, Tennessee. Management has determined that a total allowance level of $6.1 million, or 1.31% of total loans for 1997, is adequate for losses inherent in the total portfolio. Future provisions for loan losses will be dependent on loan growth, loan mix, portfolio credit risk and actual losses incurred. Provisions during 1998 are expected to be less than 1997 levels.

                              Allowance Allocation

                                                                      At December 31,
                                          -----------------------------------------------------------------------
                                             1997           1996         1995             1994            1993
                                          ----------     ---------    -----------     -----------     -----------
                                                                  (Dollars in thousands)
Commercial business ..................    $    1,231     $     801    $       714     $       617     $       754
Commercial real estate................         1,874         1,366          1,263           1,187           1,161
Construction loans....................           244           338            276             273             167
Residential real estate...............           839         1,126          1,227           1,063             811
Installment...........................           986           666            709             764             409
Unallocated...........................           924           426            501             622             752
                                          ----------     ---------    -----------     -----------     -----------
    Total.............................    $    6,098      $  4,723     $    4,690     $     4,526      $    4,054
                                          ==========     =========    ===========     ===========     ===========

Noninterest Income and Expense

                          Noninterest Income & Expense

                                                        % change                       % change
                                          1997          from '96         1996          from '95            1995
                                      ------------     ----------    ------------     -----------      ------------
                                                                 (Dollars in thousands)
Noninterest Income
Deposit service charges and fees...   $      3,811          0.40%    $      3,796           14.86%     $      3,305
Trust department income............            704          13.55             620            6.53               582
Other..............................            607           0.98             613          107.10               296
Realized gain on sale of loans.....            226          (3.42)            234           29.28               181
Security gains/(losses)............            309         100.00             (20)        (500.00)                5
                                      ------------                   ------------                      ------------
      Total noninterest income.....   $      5,657          7.90%    $      5,243          20.00%      $      4,369
                                      ============                   ============                      ============


                                                        % change                       % change
                                          1997          from '96         1996          from '95            1995
                                      ------------     ----------    ------------     -----------      ------------
Noninterest Expense
Salaries and employee benefits.....   $     11,110           5.42%    $    10,539            8.10%     $      9,749
Occupancy expenses.................          1,716         (19.40)          2,129           37.98             1,543
Equipment expenses.................          2,537           6.51           2,382           41.36             1,685
Office expenses....................            775         108.90             371          (49.59)              736
Data processing expenses...........          1,253          39.69             897           33.09               674
FDIC assessments...................             48         (88.18)            406          (45.06)              739
Other..............................          3,884          (4.69)          4,075            1.09             4,031
                                      ------------                   ------------                      ------------
      Total noninterest expense ...   $     21,323           2.52%   $     20,799            8.57%     $     19,157
                                      ============                   ============                      ============

      The primary recurring source of noninterest income is service charges on deposit accounts. Service charges on deposit accounts increased 0.4% from 1996 to 1997, and increased 14.9% from 1995 to 1996. Trust department income provided $704,000 in 1997, an increase of 13.6% from 1996. The majority of this trust income is generated by Athens; however, management expects that the combined trust departments of both Banks will provide future growth in trust income to the Company.

      Another component of noninterest income is gains on sales of securities and loans. The Company classifies all of its securities as "available for sale" to provide flexibility for asset liability management. Security sales were $35.5 million in 1997, generating $309,000 in gains. There were $13.0 million of security sales in 1996, resulting in $20,000 in losses. In 1995, security sales of $14.1 combined with $8.2 million sales of trading securities by BankFirst in generating $5,000 in gains. BankFirst discontinued trading securities during 1995, and current policies do not permit trading. Gains from loan sales of $226,000 in 1997, $234,000 in 1996 and $181,000 in 1995 were solely gains realized from sales of mortgage loan servicing to private investors. Proceeds from sales of these mortgage loans were $15.4 million during 1997. BankFirst generally has not retained mortgage loans in its portfolio. With the acquisition of Curtis Mortgage, BankFirst expects to utilize its various retail locations as a source for expanded mortgage loan origination volume. Curtis Mortgage, through increased volume, is expected to provide a significant increase in gains on loan sales as well as to enhance earnings from loan servicing income.

      Noninterest expense increased 2.5% in 1997 from 1996. Increases in office administration and data processing costs were offset by declines in occupancy and FDIC assessments. The Company's FDIC insurance rate is at the lowest level charged by the FDIC, which is currently close to zero. Noninterest expenses increased 8.6% from 1995 to 1996, primarily from occupancy, equipment and data processing expenses resulting from the combination of Smoky Mountain's and

      BankFirst's operations, offset by a decline in FDIC assessments and other expenses. Future occupancy expenses are expected to increase as a result of new branch locations currently being constructed, and the 1997 purchase of additional main office space. Data processing expenses are expected to increase with growth and from new software purchased by BankFirst during 1998. In 1998, noninterest expense will include costs associated with the First Franklin merger, which are estimated to be $500,000.

Income Taxes

      The Company's effective income tax rate has remained fairly constant, at 34% in 1997, 34.5% in 1996, and 32.7% in 1995. The Company had deferred tax liabilities of $756,000 at year-end 1997 and $437,000 at year-end 1996. Note 9 to the consolidated financial statements contains additional analysis of income taxes.

Interest Rate Sensitivity

      A key element in the financial performance of financial institutions is the level and type of interest rate risk assumed. The single most significant measure of interest rate risk is the relationship of the repricing periods of earning assets and interest-bearing liabilities. The more closely the repricing periods are correlated, the less interest rate risk assumed by the Company. In general, community bank customer preferences tend to push the average repricing period for costing liabilities to a shorter time frame than the average repricing period of earning assets, resulting in a net liability sensitive position in time frames less than one year. A summary of the repricing schedule of the Company's interest earning assets and interest bearing liabilities ("GAP") at year-end 1997 follows:

                    Liquidity and Interest Rate Sensitivity

                                                                      At December 31, 1997
                                        --------------------------------------------------------------------------------
                                           1 - 90           91 - 365            1 - 5           Over 5
                                            Days              Days              Years           Years           Total
                                        ------------     -------------     --------------    -----------     -----------
                                                                     (Dollars in thousands)
Interest earning assets
  Loans, net........................    $    186,527     $      68,914     $      168,081    $    41,445     $   464,967
  Securities available for sale
    Taxable.........................           2,425            12,202             49,476         26,837          90,940
    Tax-exempt......................              50               613              4,330         31,826          36,819
                                        ------------     -------------     --------------    -----------     -----------
  Total securities..................           2,475            12,815             53,806         58,663         127,759

  Federal funds sold................           7,000              --                 --             --             7,000
                                        ------------     -------------     --------------    -----------     -----------
  Total interest earning assets ....    $    196,002     $      81,729     $      221,887    $   100,108     $   599,726
                                        ============     =============     ==============    ===========     ===========

Interest bearing liabilities
  Interest-bearing demand deposits .    $    150,762     $        --       $         --       $     --       $   150,762
  Savings deposits..................          37,269              --                 --             --            37,269
  Time deposits.....................          67,566           128,028             73,070            325         268,989
  Repurchase agreements and other
      borrowed funds................          17,303               458                500           --            18,261
  Long-term borrowings..............              25            10,072                384          1,640          12,121
                                        ------------     -------------     --------------    -----------     -----------
  Total interest bearing liabilities    $    272,925     $     138,558     $       73,954    $     1,965     $   487,402
                                        ============     =============     ==============    ===========     ===========

Rate sensitive gap..................        (76,923)          (56,829)            147,933         98,143
Rate sensitive cumulative gap.......        (76,923)         (133,752)             14,181        112,324         112,324
Cumulative gap as a percentage of
   earning assets...................         (12.83)%          (22.30)%              2.36%         18.73%

      As shown in the table, the Company has a cumulative negative GAP of approximately 13% and 22% at the end of 90 days and one year, respectively. Management believes that this level of negative GAP is appropriate since many of the liabilities which are contractually immediately repricable can be effectively repriced more slowly than the assets which are contractually
immediately  repricable  in  a  rising  rate  environment.   Conversely,   those
liabilities can often be repriced downward more rapidly than contractually required assets repricing in a downward rate environment. The degree to which management can control the rate of change in deposit liabilities which are contractually immediately repricable is affected to a large extent by the speed and amount of interest rate movements. Management's estimates regarding the actual repricing of contractually immediately repricable liabilities is incorporated into the Company's earnings simulation model.

      The Company uses an earnings simulation model to analyze the net interest income sensitivity. Potential changes in market interest rates and their subsequent effect on interest income is then evaluated. The model projects the effect of instantaneous movements in interest rates of 100 and 200 bp. Assumptions based on the historical behavior of the Company's deposit rates and balances in relation to interest rates are also incorporated in the model. These assumptions are inherently uncertain and, as a result, the model cannot precisely measure net interest income or precisely predict the impact of fluctuations in market interest rates on net interest income. Actual results will differ from the model's simulated results due to timing, magnitude and frequency of interest rate changes, as well as changes in market conditions and the application of various management strategies.

                                  Market Risk

                                           Decrease in Rates                                          Increase in Rates
                                   --------------------------------                         ------------------------------------
                                        200               100                Level              100                  200
                                   Basis Points       Basis Points           Rates          Basis Points         Basis Points
                                   -------------      -------------       ------------      -------------      -----------------
                                                                      (Dollars in thousands)
Projected Interest Income

Loans............................  $      42,721      $      45,240       $     47,763      $      50,286          $      52,809

Investments......................          9,138              9,266              9,396              9,523                  9,653

Federal funds sold...............             77                 96                115                135                    155
                                   -------------      -------------       ------------      -------------      -----------------
Total interest income............         51,936             54,602             57,274             59,944                 62,617

Projected Interest Expense

Deposits.........................         19,420             20,999             22,463             24,041                 25,609

FHLB term advances...............            554                611                668                725                    782

Federal funds purchased and other            878              1,117              1,364              1,603                  1,843
                                   -------------      -------------       ------------      -------------      -----------------

Total interest expense...........         20,852             22,727             24,495             26,369                 28,234
                                   -------------      -------------       ------------      -------------      -----------------

Net interest income..............  $      31,084      $      31,875       $     32,779      $      33,575          $      34,383

Change from level rates..........         (1,695)              (904)                                  796                  1,604

% change from level rates........          (5.17)%            (2.76)%                                2.42%                  4.67%

      In the event of an immediate 100 bp upward shift in the yield curve, it is estimated that net interest income would increase by $796,000 compared to an increase of $1.6 million in the event of a similar 200 bp rate movement. These changes represent 2.4% and 4.7% of net interest income, respectively. Downward rate movements result in estimated decreases in net interest income of similar amounts and percentages.

      Even though the Company's cumulative GAP at one year is negative, the earnings simulation model indicates that an increase in interest rates of 100 bp and 200 bp would result in increased net interest income. This occurs because management believes that if overall market interest rates increase modestly, the market would not require an immediate, corresponding repricing of non-term deposit liabilities.

Liquidity

      Liquidity management is both a daily and long-term responsibility of management. The Company adjusts its investments in liquid assets and long and short term borrowing, based upon management's consideration of expected loan demand, expected deposit flows and securities sold under repurchase agreements (which are generally deposit equivalents arising from a corporate cash management program offered by the Company). Management looks to deposits and other borrowings as its primary sources of liquidity. See " - Deposits and Borrowings." The Banks' Asset/Liability Committees evaluate funding sources on a quarterly basis, set funding policy, and evaluate repricing and maturity of the Banks' assets and liabilities in order to diminish the potential adverse impact that changes in interest rates could have on the Banks' net interest income.

                            Funding Uses and Sources

                                                       1997                                      1996
                                      -------------------------------------      ---------------------------------------
                                       Average        Increase/(decrease)         Average        Increase/(decrease)
                                       Balance        Amount       Percent        Balance       Amount          Percent
                                      ---------     ----------     --------      ---------    -----------      ---------
                                                                    (Dollars in thousands)
Funding Uses
  Loans, net of unearned income.....  $ 442,296     $   62,366       16.42%      $ 379,930    $    39,941         11.75%
  Taxable securities................    105,180         (8,240)      (7.27)%       113,420         (2,422)        (2.09)%
  Tax exempt securities.............     23,328             (8)      (0.03)%        23,336          3,631         18.43%
  Federal funds sold................      5,850         (4,619)     (44.12)%        10,469         (1,713)       (14.06)%
                                      ---------     ----------     -------       ---------    -----------      ---------
           Total uses ..............  $ 576,654     $   49,499        9.39%      $ 527,155    $    39,437          8.09%
                                      =========     ==========     ========      =========    ===========      =========

Funding Sources

  Noninterest bearing deposits......  $  80,294     $    8,210       11.39%      $  72,084    $     3,789          5.55%
  Interest bearing demand  .........    141,941         13,893       10.85%        128,048          2,582          2.06%
  Savings deposits..................     36,803         (1,052)      (2.78)%        37,855         (3,812)        (9.15)%
  Time deposits.....................    270,782         16,334        6.42%        254,448         21,808          9.37%
  Repurchase agreements.............      9,110          1,764       24.01%          7,346          2,507         51.81%
  Other borrowings..................      7,173          2,463       52.29%          4,710             36          0.77%
  Long-term borrowings..............     12,214          3,670       42.95%          8,544          2,991         53.86%
                                      ---------     ----------     --------      ---------    -----------      ---------
           Total sources ...........  $ 558,317     $   45,282        8.83%      $ 513,035    $    29,901          6.19%
                                      =========     ==========     ========      =========    ===========      =========

      The Company believes it has the ability to raise deposits quickly within its market area by slightly raising interest rates, but has typically been able to achieve deposit growth without paying above market interest rates. The current strategy calls for the Banks to be no higher than second highest in their pricing as compared to their primary competitors. Deposit growth has funded most of the significant asset growth in the past several years, but has decreased modestly as a percent of total funding. The Company does not solicit brokered deposits. Included in certificates of deposit over $100,000 at year-end 1997 are $9 million in deposits from the State of Tennessee. During 1998, management intends to reduce this relationship by $1 million per month, replacing these deposits with other sources of funds, because of the restrictive nature of the pledging requirements associated with these deposits.

      The Company actively solicits customer cash management relationships which often includes a securities repurchase agreement feature. Under these agreements, commercial customers are able to generate earnings on otherwise idle funds on deposits with the Banks. These accounts are considered volatile under regulatory requirements, although the Company has found them to be a steady source of funding. The Company has been able to increase customer relationships because of its strong business lending program. While more costly than deposit funding, these deposit-related accounts are typically the lowest cost borrowed funds available to the Company.

      Although it had no borrowings of this type outstanding at year-end 1997, the Company maintains significant lines of credit with other financial institutions. At that date total borrowing capacity under those lines amounted to approximately $36 million under agreements with six commercial banks. The Banks also have the capacity to borrow an additional $49.0 million from the FHLB without purchasing additional FHLB stock.

      Sales and maturities of assets are another source of funds. Proceeds from maturities of securities were $32.2 million, $87.3 million and $45.6 million in 1997, 1996 and 1995, respectively. While management is currently extending the average maturity of its securities for interest rate risk purposes, substantial liquidity is available from normal maturities of securities. The Company also has $127.7 million in securities classified as "available for sale" at year-end 1997. The ability to sell such securities is another potential source of liquidity, although management generally does not use this source of funding frequently. To the extent such securities are pledged to outstanding borrowings, they are not available for liquidity purposes. Proceeds from the maturities of loans are another steady source of funding, although on a net basis the demands for new loans and renewal have exceeded funds provided by maturing loans.

                                 Loan Liquidity

                                                                     Loan Maturities at December 31, 1997
                                                  ------------------------------------------------------------------------
                                                      1 year             1 - 5                Over 5
                                                     and less            years                years              Total
                                                  --------------     -------------        -------------      -------------
                                                                             (Dollars in thousands)
Commercial business .........................    $       43,546     $      37,358        $      14,239       $     95,143
Commercial real estate.......................            25,443            38,901               99,758            164,102
Real estate - construction and residential...            31,892            45,377               67,851            145,120
Installment and Other........................            13,854            43,377                5,339             62,570
                                                 --------------     -------------        -------------      -------------
          Total selected loans...............    $      114,733     $     165,013        $     187,187       $    466,935
                                                 ==============     =============        =============      =============

Loans maturing after 1 year with:
  Fixed interest rates.......................                                                                $    177,774
  Floating interest rates....................                                                                     174,426
                                                                                                             ------------
                                                                                                             $    352,200
                                                                                                             =============

      The liquidity discussion above has described the Company's liquidity needs on a consolidated basis. In general, the deposit and borrowing capacity described above is at the bank level, while the equity based sources of funding are at the holding company level. Substantial liquidity can be moved between the Banks and the holding company, although there are certain regulatory restrictions on such flows, particularly from the Banks to the holding company, as described in note 12 to the financial statements. At year-end 1997, the Banks had the ability to transfer approximately $9.1 million in dividends to the holding company without special regulatory approval. The holding company currently has no borrowings, and management's current policy is to not pay dividends on common stock; rather earnings are retained to provide capital to support the Company's growth. As a result, the holding company's independent liquidity needs result primarily from holding company only expenses, which are quite small in relation to its sources of liquidity.

Year 2000

      The Company has implemented plans to address Year 2000 compliance. The issue arises from the fact that may existing computer programs use only a two digit field to identify the year. These programs were designed without considering the impact once the calendar rolls over to "00". If not corrected, computer applications could fail or create inaccurate results by or at the Year 2000. The Company must not only evaluate and test its own Year 2000 readiness, it must also coordinate with other entities with which it routinely interacts such as suppliers, creditors, borrowers, customers, and other financial service organizations. Regulations require the Company and the Banks to accomplish specific Year 2000 actions by specific dates. For a discussion of these requirements see "Regulation-Year 2000 Compliance."

      The Company has initiated an implementation plan providing for Year 2000 readiness by the end of 1998. Management believes the plan is on target with the goals established by its regulators. The Banks have completed the awareness and assessment phases and have substantially completed the remediation phase of the plan. BankFirst's data processing service bureau implemented new software which has been Year 2000 certified, and BankFirst completed its conversion to this new software in April, 1998. Conversion to the new host system necessitated an upgrade of BankFirst's chief personal computers and their operating systems, which have been tested for Year 2000 compliance. Athens has been examined by the OCC for compliance with OCC preparedness guidelines and with its own Year 2000 Preparedness Plan and has received a rating of "satisfactory." The Company is entering the testing phase of the plan, which is scheduled to be substantially completed by year end 1998. A contingency plan for Year 2000 has been developed to address mission critical systems.

      The Company has determined that the Year 2000 issue may be critical to its operations; however, management does not believe customer readiness is or will be material to its overall performance. Management believes that the total costs of becoming Year 2000 compliant will not be material. Through 1997, expenditures for Year 2000 have been immaterial, and Year 2000 related expenditures for 1998 are projected to be $235,000.

Effects of Inflation

      The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Company's operations. Nearly all of the assets and liabilities of the Company are financial, unlike most industrial companies. As a result, the Company's performance is directly impacted by changes in interest rates, which are indirectly influenced by inflationary expectations. The Company's ability to match the interest sensitivity of its financial assets to the interest sensitivity of its financial liabilities in its asset/liability management may tend to minimize the effect of change in interest rates on the Company's performance. Changes in interest rates do not necessarily move to the same extent as changes in the prices of goods and services.

New Accounting and Reporting Requirements

      Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This Statement establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. Comprehensive income is defined as all changes in equity other than those resulting from investments by owners or distributions to owners. The most common items of other comprehensive income include unrealized gains or losses on securities available for sale. This Statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Statement No. 130 is effective for 1998. The only item of comprehensive income for the Company is a change in unrealized gains on securities, which was $625,000 in 1997 and $(605,000) in 1996.

      SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 is effective for public companies' interim and year-end financial statements for reporting periods following the first required full fiscal year disclosure. This Statement establishes new guidance for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about reportable operating segments in interim financial reports issued to shareholders. SFAS No. 131 supersedes the industry approach to segment disclosures previously required by SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," replacing it with a method of segment reporting which is based on the structure of an enterprise's internal organization reporting. The Statement also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company plans to include segment reporting in the year-end 1999 financial statements.

      FDIC Improvement Act (FDICIA) of 1991. The FDICIA stipulates many responsibilities of financial institutions, its boards of directors and accountants. Many of the provisions have already been effective for the Company; however there are certain filing requirements which are only applicable to banks with assets over $500 million. This threshold is measured on an individual bank basis, not on consolidated assets. BankFirst, taken alone, had total year-end 1997 assets of $468.8 million, and is expected to exceed $500 million during 1998. As a result, the Bank will be required to comply with the FDICIA reporting requirements during 1999. Athens had total year-end assets of $182 million, and will not be subject to the FDICIA reporting requirements for the foreseeable future.

                                    BUSINESS

General

      The Company is a bank holding company headquartered in Knoxville, Tennessee that focuses on meeting the banking needs of East Tennessee businesses and residents through a relationship oriented, community bank business strategy. The Company conducts its banking business through BankFirst, a Tennessee banking corporation with 23 offices in Knox, Sevier, Blount, Loudon and Jefferson Counties, and through Athens, a national banking association acquired on June ______, 1998 with six offices in McMinn County. The Company's operations principally involve commercial and residential real estate lending, commercial business lending, consumer lending, construction lending and other financial services, including trust operations, credit cards services and brokerage services.

      Since 1992, the organization has grown from a single community bank with five offices and approximately $66 million in assets, to a multi-bank organization with an established local banking presence in six counties with 29 offices and approximately $701 million in assets. The Company has broadened its mix of products and expanded its customer base through a combination of internal growth and the consolidation of well-established East Tennessee banks and financial service companies. The Company's Athens subsidiary has been in business for over 125 years, its BankFirst subsidiary traces its history to the 1920's and BankFirst's subsidiary, Curtis Mortgage, was established in 1944. The Company's growth has been directed by a senior management team composed of individuals with established networks of customers and an average of 25 years of experience in East Tennessee banking. See "Management."

      The Company operates according to the following business strategies:

      Local Decision Making. The foundation of the Company's strategy is to operate a multi-community bank organization which emphasizes decision making at the local branch level. Each Bank has a separate board comprised of local businessmen allowing it to be responsive to the needs and trends of the local community. Each branch manager and individual loan officer is given significant authority and discretion to approve loans to price loans and services in order and to otherwise respond quickly and efficiently to the needs of Bank customers.

      Central Corporate Support. The Company supports the local bank branches by providing central management, pricing and service coordination, policy oversight, technological support and strategic planning. Central management also monitors the performance of individual branches and loan officers, and with the input of local loan officers, approves all loans above certain designated limits. The Company has recently implemented new information technology which allows local loan officers to better identify their more profitable customers, to expand the scope of services provided to such customers and to make more informed pricing decisions.

      Relationship Banking. The Company focuses on serving East Tennessee businesses and individuals through relationship banking, characterized by long term multi-service relationships. Drawing upon this experience and the customer networks of its loan officers and assisted by centralized information technology, the Banks seek to effectively price and provide related bank services to enhance overall profitability. The Banks compete with other providers of financial services primarily through superior relationship management, rather than direct price competition.

      Full Line of Banking Products. The Company's strategy is to offer the personalized service and local decision-making characteristic of community banks while providing the wider variety of banking products associated with regional and super-regional financial institutions. The Company continues to enhance its product mix through both strategic acquisitions and internal development. The addition of Athens gives the Company an established trust department and a consumer finance subsidiary. The acquisition of Curtis Mortgage allows local servicing of mortgages. The Company has recently added a discount brokerage service and telephone banking and expects to offer personal computer banking.

Market Areas

      The Company operates principally in three market areas: (i) Knox County, Tennessee; (ii) Sevier County, Tennessee; and (iii) McMinn County, Tennessee. The Company also operates in Blount, Loudon and Jefferson Counties, Tennessee. The following discussion of market areas contains the most recent information available from the Tennessee Economic Development Center (the "TEDC"). Population figures are estimated as of 1997, per capita income is estimated as of 1995 and unemployment rate is estimated as of March 1998, the latest date for which such information is available from TEDC.

      Knox County. The Company's largest market area is Knox County which is served through BankFirst. Since 1994, total deposits for all commercial banks, savings institutions and branches of foreign banks in the Knox County market have increased 56%, from $2.69 billion to $4.20 billion. The Company has eight offices in Knox County and approximately 13.9% of its deposits are located there. BankFirst is focusing on expanding its current 1.2% market share in this market where it competes with several regional and super-regional banking institutions as well as the numerous smaller community banks.

      Knox County had an estimated population of 365,626, the third most populous county in Tennessee, and had an estimated per capita income of approximately $23,107, the fifth highest per capita income in the State of Tennessee. The unemployment rate for the county was 2.9%.

      The economic base of Knox County is a mix of government, manufacturing and professional services, with the University of Tennessee and its Medical Center being the largest employer with more than 10,000 employees. DeRoyal Industries, a manufacturer of medical devices, is the largest industrial employer.

      Sevier County. The Company serves the Sevier County market through BankFirst, drawing upon the experience and established presence of its FNBG roots. Since 1994, total deposits for all commercial banks, savings institutions and branches of foreign banks in Sevier County have increased 39%, from $686 million to $956 million. The Company currently has six branch offices in Sevier County and 26.6% of the Company's deposits are located there. As of June 30, 1997, BankFirst had an 18.2% share of the Sevier County market.

      Sevier County is located adjacent to the Great Smoky Mountain National Park which is the most frequently visited of all national parks. The largest cities in Sevier County are Gatlinburg and Pigeon Forge. Sevier County had an estimated population of 62,601, a per capita income of $19,127 and an unemployment rate of 13.4%.

      The economic base for the county is primarily tourism, retail shopping, entertainment and lodging. The largest employer is Dollywood Amusements, an amusement park. The largest industrial employers are Dan River, Inc., a producer of cotton fabrics, Charles Blalock & Sons, a manufacturer of hot mix asphalt, and TRW-Fuji Valve, a manufacturer of engine valves and components.

      McMinn County. The Company entered the McMinn County market through the acquisition of Athens. Since 1994, total deposits for all commercial banks, savings institutions and branches of foreign banks in McMinn County have increased 59%, from $320.9 million to $509.3 million. The Company has six offices located in this market, and approximately 27.6% of its deposits are located there. Athens is the second largest locally-based independent commercial bank in McMinn County and as of June 30, 1997 had a 27.2% share of the market.

      Athens, Tennessee is the largest city in McMinn County and is the site of Tennessee Wesleyan College. The county had an estimated population of 45,890 and a per capita income of $16,473. The unemployment rate for McMinn County was 6.8%.

      The economic base in McMinn County is primarily manufacturing, with Bowater Newsprint, Athens Furniture Industries, Mayfield Dairy Farms, Inc. and Textron Automotive Interiors being the largest industrial employers.

Lending Activities

      General. Through the Banks, the Company offers a range of lending services, including commercial and residential real estate and commercial and consumer loans to small businesses and individuals and other organizations that are located in or conduct a substantial portion of their business in the Banks' market areas. The interest rates charged on loans vary with the degree of risk, maturity and amount of the loan, and are further subject to competitive pressures, money market rates, availability of funds, and government regulations. The Company has no foreign loans or loans for highly leveraged transactions.

      The Company's primary focus has been on commercial and installment lending to individuals and small to medium-sized businesses in its market areas. These loans totaled approximately $260 million, and constituted approximately 54% of the Company's loan portfolio, at March 31, 1998.

      The following table sets forth the composition of the Company's loan portfolio for each of the five years in the period ended December 31, 1997.

                               Loans Outstanding

                                                                        At December 31,
                                   -------------------------------------------------------------------------------------------
                                       1997               1996                 1995               1994                1993
                                   ------------       ------------        -------------       ------------       -------------
                                                                     (Dollars in thousands)
Commercial business...........     $     95,143       $     69,614        $      53,430       $     57,680       $      43,448
Commercial real estate........          164,102            155,389              116,372            103,312              91,052
Construction loans............           24,977             26,379               22,021             19,431              12,153
Residential real estate.......          120,143            110,636              108,276             81,472              73,488
Installment...................           59,947             50,277               50,569             45,093              33,981
Other.........................            2,623              2,035                1,754              1,918                 953
                                   ------------       ------------        -------------       ------------       -------------
  Total loans.................          466,935            414,330              352,422            308,906             255,075
Unearned income...............           (1,968)            (1,537)              (1,770)            (2,001)             (1,383)
                                   ------------       ------------        -------------       ------------       -------------
  Total loans, net............     $    464,967       $    412,793        $     350,652       $    306,905       $     253,692
                                   ============       ============        =============       ============       =============

      Commercial Real Estate Loans. The Banks' commercial real estate loans include permanent mortgage loans on commercial and industrial properties and development loans. These loans are originated on both a one-year line of credit basis and on a fixed-term basis generally ranging from three to five years on a 15-year amortization. The Banks generally lend not more than 80% of the appraised value of the property. In making lending decisions, the Banks generally consider, among other things, the overall quality of the loan, the credit of the borrower, the value of the real estate, the projected income stream of the property and the reputation and quality of management constructing or administering the property. No one factor is determinative and such factors may be accorded different weights in any particular lending decision . As a general rule, the Banks also require that these loans be guaranteed by one or more of the individuals who have a significant equity investment in the property. Commercial real estate loans generally have prime-based interest rates which adjust more rapidly to interest rate fluctuations and bear higher rates of interest than other types of loans. Accordingly, income from this type of loan should be more responsive to changes in the general level of interest rates.

      Residential Real Estate Loans. Both of the Banks have traditionally originated one to four family residential loans and sold the servicing rights to third parties. Residential mortgage loans must satisfy underwriting standards which typically require that the homes pledged to secure the loans must be either owner occupied or investor properties which are single family residences, the value of which has been determined by appraisal, and subject to down payments and financial responsibility of the buyer. The loans generally are fixed rate or adjustable rate first mortgages with terms of 15 to 30 years.

      In January 1998, BankFirst acquired Curtis Mortgage, a company engaged primarily in originating and servicing mortgage loans. Curtis Mortgage is an approved seller of FHA, VA, GNMA and THDA loans. With the acquisition of Curtis Mortgage, the Banks expect to transfer their loan originating services to Curtis Mortgage which will retain the servicing rights to the loans. Curtis Mortgage will utilize the Banks' existing customer bases to create additional referrals. The Company intends to maintain the separate identity of Curtis Mortgage in order to promote and foster its established reputation and relationships in the communities it serves. In addition to maintaining its own office, Curtis Mortgage will station employees in certain Bank branches to originate and service mortgage loans.

      The Company intends to actively market the ability of Curtis Mortgage to locally service mortgage loans to existing customers of the Banks as well as to other community banks in East Tennessee. The fees derived from servicing mortgage loans include mortgage servicing fees as well as return check and late charge fees. The amount of revenue earned from loan servicing is dependent on the prepayments of the underlying loans. Generally, as interest rates fall, loan prepayments accelerate, resulting in lower net revenues earned on loan servicing rights as well as write-offs of purchased mortgage servicing rights. A decline in the value of purchased mortgage servicing rights may also reduce regulatory capital. See "Regulation." Conversely, as interest rates rise, loan prepayments decline, resulting in higher net revenues earned on loan servicing rights. As of the date of the acquisition, Curtis Mortgage serviced approximately 7,600 loans having an aggregate principal balance of approximately $457 million.

      Commercial Business Loans. The Banks' commercial lending activities generally involve small to medium-sized companies located in Knox, Sevier, Blount, Loudon, Jefferson and McMinn Counties, Tennessee. The Banks make both secured and unsecured loans for working capital, equipment purchases, and other general purposes, although the majority of such lending is done on a secured basis. The average balance of commercial business loans is in excess of $175,000, and such loans are generally secured by the receivables, inventory, equipment, and/or general corporate assets of the borrowers. These loans are originated on both a one year line of credit basis and on a fixed-term basis ranging from one to three years. Commercial business loans generally have annual maturities and prime-based interest rates. However, commercial business loans generally have a higher degree of credit risk than residential loans because they are more likely to be adversely affected by unfavorable economic conditions. The development of ongoing customer relationships with commercial borrowers is an important part of the Company's efforts to attract more low-interest and non-interest bearing demand deposits and to generate other fee-based, non-lending services.

      Consumer Loans. The Banks originate consumer loans bearing both fixed and prime-based interest rates primarily ranging in terms up to five years, excluding second mortgage loans, directly through its branch banks. Consumer loans typically involve a higher degree of credit risk than one to four family residential loans secured by first mortgages, but they generally carry higher yields and have shorter terms to maturity. Second mortgage loans generally are originated on both a line of credit basis and on a fixed term basis ranging from 5 to 15 years. Consumer loans may be secured by various forms of collateral, both real and personal, or to a minimal extent, may be made on an unsecured basis.

      Construction Loans. The Banks originate construction loans secured by income-producing properties (or for residential development or land acquisition). These loans are originated both on a fixed and variable basis for a term generally of one year. This type of lending is generally considered to have higher credit risks than traditional single-family residential lending because the principal is concentrated in a limited number of loans and borrowers and repayment of these loans is dependent on the successful operation of the related real estate project and thus may be subject, to a greater extent, to adverse conditions in the real estate market or the economy, generally. The Banks' risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's sell-out value upon completion of the project and the estimated cost of the project. If the estimated cost of construction or development proves to be inaccurate, the Banks may be compelled to advance funds beyond the amount originally committed to permit completion of the project. If the estimate of value proves to be inaccurate, the Banks may be confronted, at or prior to the maturity of the loan, with a project value which is insufficient to assure full repayment. As loan payments become due, the cash flow from the project may not be adequate to service total debt and the borrower may seek to modify the terms of the loan. In addition, the nature of these loans is such that they are generally less predictable and more difficult to evaluate and monitor and collateral may be difficult to dispose of. The Banks have sought to minimize these risks by lending primarily to established entities and generally restricting such loans to their primary market area.

      Loan Commitments. The Banks issue commitments to make residential and commercial real estate loans and commercial business loans on specified terms which are conditioned upon the occurrence of stated events. Loan commitments are generally issued in connection with (i) the origination of loans for the financing of residential properties by prospective purchasers, (ii) construction or permanent loans secured by commercial and multi-unit residential income-producing properties, (iii) loans to corporate borrowers in connection with loans secured by corporate assets and (iv) the origination of loans for the refinancing of residential properties by existing owners.

      The commitment procedure followed by the Banks depends on the type of loan underlying the commitment. Residential loan commitments are generally limited to 60 days and are issued after the loan is approved. However, loan commitments may be extended based on the circumstances. The Banks offer interest rate "locks" for periods of up to 60 days. The Banks also issue short-term commitments on commercial real estate loans and commercial business loans. The Banks usually charge a commitment fee of 1/2% to 1% on commitments relating to commercial real estate loans and commercial business loans.

Other Financial Activities

      Trust Activities. The Athens trust department, established in 1946, provides a full array of trust services including personal trusts and estates, employee benefit programs and individual retirement accounts. On March 31, 1998, the department had approximately $147.1 million in trust assets under administration in approximately 363 accounts. BankFirst's trust department is significantly smaller than that of Athens. With the Merger, management expects to actively market the services of the Athens trust department in the areas served by BankFirst.

      Friendly Finance Company. Friendly Finance, a wholly-owned subsidiary of Athens, is chartered as a Tennessee industrial loan and thrift company and operates as a consumer finance company. Established in 1997, Friendly Finance has taken a conservative approach to acquiring new accounts. At March 31, 1998, it had outstanding loans of approximately $270,000.

      Eastern Life Insurance. Eastern Life Insurance Co., a subsidiary of BankFirst, provides credit life insurance. All insurance policies are written by Bank employees and are sold to a third-party life insurance company which manages the insurance operations. For the year ended December 31, 1997, contributions to Company income by Eastern Life were minimal.

      Credit Card Operations. Both Banks offer credit card services to their customers and to merchants. At March 31, 1998, BankFirst had approximately 3,000 card holders and BankFirst and Athens had approximately 620 and 63 credit card merchant accounts, respectively. Athens traditionally provided credit cards to its customers through a third party provider for a small monthly fee per credit card originated. With the Merger, management expects Athens to offer its own credit card, utilizing the infrastructure developed by BankFirst.

      Brokerage Services. The Banks offer a full array of brokerage products, including stocks, bonds, mutual funds, IRAs and annuities. Licensed Bank employees take orders directly from customers and then place the orders through a third party discount brokerage firm. The Banks receive a commission for each transaction.

Lending Procedures and Loan Approval Process

      Lending Procedures. The lending procedures of Athens and BankFirst reflect the Company's philosophy of local control and decision making. Although the overall lending policy of the Banks is set by the Board of Directors of the Company and subject to the oversight and control of the Board of Directors, the Company depends to a great degree upon the judgment of its loan officers and bank senior management to assess and control lending risks.

      Individual loan officers have discretionary authority to approve certain loans at both Athens and BankFirst without prior approval. The discretionary limit at BankFirst varies by loan officer based upon seniority, with certain senior officers having discretionary approval authority up to $200,000. At Athens, certain individual loan officers have discretionary approval authority up to $100,000.

      Each Bank utilizes a loan committee to review loan requests exceeding the discretionary limit of the loan officer or branch manager, or for which the loan officer or branch manager chooses not to exercise his or her discretionary authority. Each of the Banks has its own officer loan committee, reflecting the Company's emphasis on local control and decision-making.

      At BankFirst, loans to borrowers with a total debt level over $200,000 but less than $500,000 must be approved by two members of the Officers' Loan
Committee ("OLC"). Loans to borrowers with a debt level of $500,000 but less than $750,000 must be approved by three members of the OLC, including the Senior Loan Officer ("SLO"). Loans to borrowers with debt levels over $750,000 but less than $1 million must be approved by four members of the OLC, including the SLO. Loans to borrowers with debt levels over $1 million must be approved by the OLC for loan amounts up to $200,000 and by the Directors' Loan Committee for any individual loan exceeding $200,000.

      At Athens, loans over $100,000 up to $800,000 must be approved by the Internal Lending Committee. Loans in excess of $800,000 must be approved by the full Board of Directors or the Executive Committee.

      Credit Review. Credit risk and exposure to loss are inherent to the banking business. Management seeks to manage and minimize these risks through its loan and investment policies and loan review procedures. Management establishes and continually reviews lending and investment criteria and approval procedures. The loan review procedures are set to monitor adherence to the established criteria and to ensure that on a continuing basis such standards are enforced and maintained. Management's objective in establishing lending and investment standards is to manage the risk of loss and to provide for income generation through pricing policies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations Lending."

      Defaults. In the event that a borrower fails to make a required payment on a loan, the Banks attempt to have the deficiency cured by communicating with the borrower. In most cases, deficiencies are cured promptly. In certain cases, the Banks may institute appropriate legal action to collect the loan, including foreclosing on any collateral securing the loan and obtaining a deficiency judgment against the borrower, if appropriate.

Investment Activities

      The Banks maintain separate investment portfolios consisting primarily of investment grade securities, including federal agency obligations, corporate bonds and asset-backed securities. Federal regulations limit the types and quality of instruments in which the Banks may invest.

      BankFirst contracts with Martin & Company, L.P., a subsidiary of First Tennessee Bank, N.A., to manage its investment portfolio. BankFirst has provided Martin & Company with guidelines for authorized investments, classification of investment securities, unsuitable investment practices, investment responsibilities, conflicts of interest and exceptions to policy. BankFirst's Chief Financial Officer is responsible for monitoring the procedures and supplying Martin & Company with liquidity and interest rate risk guidelines. BankFirst maintains its investment portfolio primarily for liquidity purposes and all securities held are classified as "available for sale."

      Athens manages its own investment portfolio. The Athens Trust Committee has set guidelines for authorized investments, classification of investment securities and unsuitable investment practices. Athens maintains its investment portfolio with the goal of maximizing returns for Athens within acceptable risks, while maintaining sufficient liquidity to meet fluctuations in loan demand and deposit structure.

Sources of Funds

      Historically, deposits have been the principal source of the Banks' funds for use in lending and for other general business purposes. Loan repayments, sales of securities, capital contributions from the Company, sale of mortgage loans, advances from the FHLB, other borrowings and the use of customer repurchase agreements have been additional sources of funds. Loan amortization payments and deposit inflows and outflows are significantly influenced by general interest rates. Borrowings may be used by the Banks on a short-term basis to compensate for reductions in normal sources of funds such as savings inflows,  and to provide additional  liquidity for investments.  On a long-term basis, borrowings may support expanded lending activities. Historically, the Banks have borrowed primarily from the FHLB and through unsecured federal fund lines of credit with certain financial institutions.

      Deposit Activities. The Banks offer several types of deposit programs designed to attract both short-term and long-term funds from the general public by providing an assortment of accounts and rates. The Company believes that its product line is comparable to that offered by regional banks and superior to that offered by competing community banks. The Banks offer the following accounts: commercial and retail demand deposit accounts; regular passbook and statement savings accounts; fixed-rate, fixed-maturity certificates of deposit ranging in maturity from 14 days to 5 years; and various NOW accounts. The Banks also offer IRA retirement accounts. The Banks' deposit accounts are insured by the FDIC up to a maximum of $100,000 for each insured depositor.

      The following table summarizes the Banks' deposits:

                               Deposit Information

                                                     At December 31,
                                          --------------------------------------
                                                 (Dollars in thousands)
                                            1997           1996           1995
                                          --------       --------       --------
Noninterest bearing ..................    $ 92,749       $ 74,161       $ 74,325
Interest bearing demand ..............     150,761        139,152        125,558
Savings deposits .....................      37,270         36,576         41,507
Time .................................     268,989        266,450        238,956
                                          --------       --------       --------
      Total deposits .................    $549,769       $516,339       $480,346
                                          ========       ========       ========


                                          Maturity Ranges of Time Deposits with
                                               Balances of $100,000 or more at
                                                         December 31,
                                           -------------------------------------
                                            1997           1996           1995
                                           -------        -------        -------
                                                  (Dollars in thousands)
3 months or less .....................     $25,686        $28,578        $25,508
3 through 6 months ...................      14,324         11,182         14,188
6 through 12 months ..................      21,167         19,619         11,867
Over 12 months .......................      17,083         10,089         11,352
                                           -------        -------        -------
                                           $78,260        $69,468        $62,915
                                           =======        =======        =======

      From time to time, the Banks seek to attract deposits through a variety of methods including image and product advertising in newspapers of general circulation and on radio and television. Most of the depositors of BankFirst are residents of Knox, Sevier, Blount, Loudon and Jefferson Counties, Tennessee. Most of the depositors of Athens are residents of McMinn County, Tennessee, although Athens attracts deposits from surrounding counties.

      Borrowings. The Banks are members of the FHLB and are authorized to apply for advances from the FHLB secured by first mortgage balances. See "Regulation." The Banks use advances from the FHLB to repay other borrowings, meet deposit withdrawals and expand its lending and short-term investment activities. See
Note 7 to the Consolidated Financial Statements. Additionally, the Banks have federal funds lines of credit of approximately $36 million with certain commercial banking institutions.

      The Bank has utilized customer repurchase agreements as a means of retaining depositors, increasing liquidity and meeting customer demand. In a repurchase transaction, BankFirst sells a portion of its current investment portfolio at a negotiated rate and agrees to repurchase the same assets on a specified date. Proceeds of such transactions are treated as secured borrowings pursuant to the applicable regulations.

Competition

      The Banks have substantial competition in attracting and retaining deposits and in lending funds. The primary factors in competing for deposits are the range and quality of financial services offered, the ability to offer attractive rates, and the availability of convenient office locations. There is direct competition for deposits from credit unions and commercial banks and other savings institutions. Additional significant competition for savings deposits comes from other investment alternatives, such as money market mutual funds and corporate and government securities. The primary factors in competing for loans are the range and quality of lending services offered, interest rates and loan origination fees. Competition for the origination of loans normally comes from other savings and financial institutions, commercial banks, credit unions, insurance companies and other financial service companies. The Company believes that its strategy of relationship banking and local autonomy in the communities it serves allows flexibility in rates and products offered in response to local needs. The Company believes this is its most effective method of competing with both the larger regional bank holding companies and with smaller community banks.

Employees

      At March 31, 1998, BankFirst and its subsidiaries employed 258 full-time equivalent employees and Athens and its subsidiaries employed 99 full-time equivalent employees. The Company does not have any employees who are not also employees of BankFirst or Athens, or their subsidiaries. Management believes that its relations with its employees are good. The employees are not represented by any collective bargaining group.

Properties

      The Company's principal and executive offices are located at 625 Market Street, Knoxville, Tennessee 37902. BankFirst currently conducts business at 23 offices located in Knox, Sevier, Blount, Loudon and Jefferson Counties, Tennessee. Athens currently conducts business at six offices all located in McMinn County, Tennessee. The Company owns the land and building on which its executive offices are located and also owns 23 of its office locations. The remaining six branch office locations are leased.

Legal Proceedings

      The nature of the banking business generates a certain amount of litigation against the Company and the Banks involving matters in the ordinary course of business. None of the legal proceedings currently pending or threatened to which the Company or its subsidiaries is a party or to which any of their properties are subject will have, or have, in the opinion of management, a material effect on the business or financial condition of the Company.

      On November 24, 1997, BankFirst filed a lawsuit in the Chancery Court for Sevier County, Tennessee against Electronic Communications Corporation ("ECC") and Steve Newland, bearing Case No. 97-11-328, which was later amended to join Paymentech Merchant Services, Inc. ("Paymentech") as a defendant. The lawsuit alleges that Paymentech made unauthorized and unreported deletions from wire transfers to BankFirst in the aggregate amount of $544,393. Paymentech has filed a counterclaim and a cross-claim against ECC in the lawsuit, alleging that Paymentech inadvertently overpaid BankFirst the total sum of $3,967,907.77. On March 18, 1998, the parties reached a partial settlement in which Paymentech agreed to reduce its counterclaim to $544,393 and BankFirst agreed to transfer $3,423,514.77 to Paymentech which had been retained by BankFirst. With respect to the matters not settled, management expects to proceed to trial in 1998. Management has established certain reserves against possible losses in amounts it deems adequate and believes that the possibility of any additional exposure is remote.

                                   REGULATION

      The following summaries of statutes and regulations affecting banks and bank holding companies do not purport to be complete. Such summaries are qualified in their entirety by reference to the statutes and regulations described.

Bank Holding Company Act of 1956

      The Company is a registered bank holding company under the Bank Holding Company Act of 1956 (the "BHCA"). Under the BHCA, the Company is subject to periodic examination by the Federal Reserve and is required to file periodic reports of its operations and such additional information as the Federal Reserve may require. The Company's activities are limited to managing or controlling banks, furnishing services to or performing services for its subsidiaries, and engaging in other activities that the Federal Reserve determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

      With certain limited exceptions, the BHCA requires every bank holding company to obtain the prior approval of the Federal Reserve before (i) acquiring substantially all the assets of any bank, (ii) acquiring direct or indirect ownership or control of any voting shares of any bank if after such acquisition it would own or control more than 5% of the voting shares of such bank (unless it already owns or controls the majority of such shares), or (iii) merging or consolidating with another bank holding company.

      In addition, and subject to certain exceptions, the BHCA and the Change in Bank Control Act, together with regulations thereunder, require Federal Reserve approval (or, depending on the circumstances, no notice of disapproval) prior to any person or company acquiring "control" of a bank holding company, such as the Company. Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of the bank holding company. Control is rebuttably presumed to exist if a person acquires 10% or more but less than 25% of any class of voting securities and either the Company has registered securities under Section 12 of the Exchange Act or no other person will own a greater percentage of that class of voting securities immediately after the transaction. The regulations provide a procedure for challenge of the rebuttable control presumption.

      Under the BHCA, a bank holding company is generally prohibited from engaging in, or acquiring direct or indirect control of more than 5% of the voting shares of any company engaged in, nonbanking activities, unless the Federal Reserve Board, by order or regulation, has found those activities to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the activities that the Federal Reserve Board has determined by regulation to be proper incidents to the business of a bank holding company include marking or servicing loans and certain types of leases, engaging in approved insurance and discount brokerage activities, performing qualifying data processing services, acting in certain circumstances as a fiduciary or investment or financial adviser, owning savings associations, and making investments in qualifying corporations or projects designed primarily to promote community welfare.

      The Federal Reserve Board has imposed certain capital requirements on bank holding companies under the BHCA, including a minimum leverage ratio and a minimum ratio of "qualifying" capital to risk-weighted assets. These requirements are described below under "Capital Regulations."

      In accordance with Federal Reserve Board policy, the Company is expected to act as a source of financial strength to the Banks and to commit resources to support the Banks in circumstances in which the Company might not otherwise do so. Under the BHCA, the Federal Reserve Board may require a bank holding company to terminate any activity or relinquish control of a nonbank subsidiary (other than a nonbank subsidiary of a bank) upon the Federal Reserve Board's determination that such activity or control constitutes a serious risk to the financial soundness or stability of any subsidiary depository institution of the bank holding company. Further, federal bank regulatory authorities have additional discretion to require a bank holding company to divest itself of any bank or nonbank subsidiary if the agency determines that divestiture may aid the depository institution's financial condition.

      The Federal Reserve Board has the power to prohibit dividends by bank holding companies if their actions constitute unsafe or unsound practices. The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve Board's view that a bank holding company experiencing earnings weaknesses should not pay cash dividends that exceed its net income or that could only be funded in ways that weaken the bank holding company's financial health, such as by borrowing.

      In approving acquisitions by bank holding companies of banks and companies engaged in the banking-related activities described above, the Federal Reserve considers a number of factors, including the expected benefits to the public such as greater convenience, increased competition, or gains in efficiency, as weighed against the risks of possible adverse effects such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. The Federal Reserve is also empowered to differentiate between new activities and activities commenced through the acquisition of a going concern.

      The Attorney General of the United States may, within 15 days after approval by the Federal Reserve Board of an acquisition, bring an action challenging such acquisition under the federal antitrust laws, in which case the effectiveness of such approval is stayed pending a final ruling by the courts. Failure of the Attorney General to challenge an acquisition does not, however, exempt the holding company from complying with both state and federal antitrust laws after the acquisition is consummated or immunize the acquisition from future challenge under the anti-monopolization provisions of the Sherman Act.

       A bank holding company and its subsidiaries are also prohibited from engaging in certain tie-in arrangements in connection with the extension of credit or provision of any property or service. Thus, an affiliate of a bank holding company may not extend credit, lease, sell property, or furnish any services or fix or vary the consideration for these on the condition that (i) the customer must obtain or provide some additional credit, property, or services from or to its bank holding company or subsidiaries thereof or (ii) the customer may not obtain some other credit, property, or services from a competitor, except to the extent reasonable conditions are imposed to assure the soundness of the credit extended. Proposals to allow some exceptions to these rules recently have been enacted, and additional regulatory relief on this issue is pending.

Tennessee Banking Act; Federal Deposit Insurance Act; National Banking Act

      BankFirst is incorporated under the banking laws of the State of Tennessee and, as such, is subject to the applicable provisions of those laws. BankFirst is subject to the supervision of the TDFI and to regular examination by that department. Athens is incorporated under the National Banking Act, as amended, and is subject to the applicable provisions of that law. Athens is also subject to the supervision of the OCC and to regular examination by that agency. Both BankFirst's and Athens' deposits are insured by the FDIC through the Bank Insurance Fund ("BIF"), and they are therefore subject to the provisions of the Federal Deposit Insurance Act and to examination by the FDIC.

      The TDFI, OCC and the FDIC (the "Bank Regulatory Authorities") will regulate or monitor virtually all areas of the Banks' operations, including security devices and procedures, adequacy of capitalization and loss reserves, loans, investments, borrowings, deposits, mergers, issuances of securities, payment of dividends, interest rates payable on deposits, interest rates or fees chargeable on loans, establishment of branches, corporate reorganizations, maintenance of books and records, and adequacy of staff training to carry on safe lending and deposit gathering practices. The federal Banking Regulatory Authorities have established regulatory standards for all insured depository institutions and depository institution holding companies relating, among other things, to: (i) internal controls, information systems, and audit systems; (ii) loan documentation; (iii) credit underwriting; (iv) interest rate risk exposure; and (v) asset quality. The Bank Regulatory Authorities also require the Banks to maintain certain capital ratios. The Banks are required to prepare periodic reports on their financial condition and to conduct an annual audit of their financial affairs in compliance with minimum standards and procedures prescribed by the Bank Regulatory Authorities. The Banks undergo regular on-site examinations by each Bank Regulatory Authority having jurisdiction over them.

      Deposit Insurance. The FDIC establishes rates for the payment of premiums by federally insured banks and thrifts for deposit insurance. A separate Bank Insurance Fund ("BIF") and Savings Association Insurance Fund ("SAIF") are maintained for commercial banks and thrifts, respectively, with insurance premiums from the industry used to offset losses from insurance payouts when banks and thrifts fail. Insured depository institutions like the Banks pay for deposit insurance under a risk-based premium system. Under the premium system, a depositor institution pays premiums to BIF or SAIF ranging from $0.00 to $0.27 per $100 of insured deposits depending on its capital levels and risk profile, as determined by its primary federal regulator on a semi-annual basis. The assessment rate for both Banks is currently $0.00 per $100 of insured deposits. Increases in deposit insurance premiums will increase the Banks' cost of funds, and there can be no assurance that such cost can be passed on to the Banks' customers.

      Transactions with Affiliates and Insiders. The Banks are subject to the provisions of Section 23A of the Federal Reserve Act, which place limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. The aggregate of all covered transactions is limited in amount, as to any one affiliate, to 10% of the bank's capital and surplus and to all affiliates, 20% of the bank's capital and surplus. Furthermore, within the foregoing limitations as to amount, each covered transaction must meet specified collateral requirements. Compliance is also required with certain provisions designed to avoid the taking of low quality assets.

      The Banks are also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibit an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies. The Banks are subject to certain restrictions on extensions of credit to executive officers, directors, certain principal shareholders, and their related interests. Such extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties and (ii) must not involve more than the normal risk of repayment or present other unfavorable features.

      Dividends. There are certain limitations under federal and Tennessee law on the payment of dividends by banks. Under Tennessee law, the directors of a state bank, after making proper deduction for all expenditures, expenses, taxes, losses, bad debts, and any write-offs or other deductions required by the TDFI, may credit net profits to the bank's undivided profits account, and may quarterly, semi-annually, or annually declare a dividend in such amount as they shall judge expedient after deducting any net loss from the undivided profits account and transferring to the bank's surplus account (i) the amount (if any) required to raise the surplus ("Additional Paid-in-Capital Account") to 50% of the capital stock and (ii) the amount required (if any), but not less than 10% of net profits, until the paid-in-surplus account equals the capital stock account, provided that the bank is adequately reserved against deposits and such reserves will not be impaired by the declaration of the dividend.

      A state bank, with the approval of the TDFI, may transfer funds from its surplus account to the undivided profits (retained earnings) account or any part of its paid-in-capital account. The payment of dividends by any bank is dependent upon its earnings and financial condition and, in addition to the limitations referred to above, is subject to the statutory power of certain federal and state regulatory agencies to act to prevent what they deem unsafe or unsound banking practices. The payment of dividends could, depending upon the financial condition of the Bank, be deemed to constitute such an unsafe or unsound practice. Tennessee law prohibits state banks from paying dividends other than from undivided profits, and when the surplus account is less than the capital stock account, imposes certain other restrictions on dividends. The FDIA prohibits a state bank, the deposits of which are insured by the FDIC, from paying dividends if it is in default in the payment of any assessments due the FDIC.

      Various federal statutory provisions limit the amount of dividends that Athens can pay to the Company without regulatory approval. The approval of the OCC is required for any dividend by a national bank to its holding company if the total of all dividends declared by such bank in any calendar year would exceed the total of its net profits, as defined by the OCC, for that year combined with its retained net profits for the preceding two years less any required transfers to surplus or a fund for the retirement of any preferred stock. In addition, a national bank may not pay a dividend in an amount greater than its net profits then on hand after deducting its loan losses and bad debts. For this purpose, bad debts are defined to include, generally, the principal amount of loans which are in arrears with respect to interest by six months or more or loans which are past due as to payment of principal (in each case to the extent that such debts are in excess of the reserve for possible credit losses). The payment of dividends by any bank also may be affected by other factors, such as the maintenance of adequate capital for such subsidiary bank. Furthermore, the OCC also has authority to prohibit the payment of dividends by a national bank when it determines such payment to be an unsafe and unsound banking practice.

      Branching. Tennessee law imposes limitations on the ability of a state bank to establish branches in Tennessee. National banks are required by the National Bank Act to adhere to branch office banking laws applicable to state banks in the states in which they are located. Under current Tennessee law, any Tennessee bank or national bank domiciled in Tennessee may establish branch offices at any location in any county in the state. Furthermore, Tennessee and federal law permits out-of-state acquisitions by bank holding companies, interstate merging by banks, and de novo branching by interstate banks, subject to certain conditions. These powers may result in an increase in the number of competitors in the Banks' markets. The Company believes the Banks can compete effectively in the market despite any impact of these branching powers, but there can be no assurance that future developments will not affect the Banks' ability to compete effectively.

      Community Reinvestment Act. The Community Reinvestment Act requires that, in connection with examinations of financial institutions within their respective jurisdictions, the federal Bank Regulatory Authorities evaluate the record of the financial institutions in meeting the credit needs of their local communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of those institutions. These factors are also considered in evaluating mergers, acquisitions and applications to open a branch or facility.

      Other Regulations. Interest and certain other charges collected or contracted for by the Banks are subject to state usury laws and certain federal laws concerning interest rates. The Banks' loan operations are also subject to certain state and federal laws applicable to credit transactions, such as the federal Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers; the Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution will be fulfilling its obligation to help meet the housing needs of the community it serves; the Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit; the Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies; the Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies; and the rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws. The deposit operations of the Banks also are subject to both state and federal Right to Financial Privacy Acts, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records, and the Electronic Funds Transfer Act and Regulation E issued by the Federal Reserve Board to implement that act, which governs automatic deposits to and withdrawals from deposit accounts and customers' rights and liabilities arising from the use of automated teller machines and other electronic banking services.

      Enforcement Powers. Federal law makes strong civil and criminal penalties available for use by the Federal Regulatory Agencies against depository institutions and certain "institution-affiliated parties" (primarily including management, employees and agents of a financial institution, independent contractors such as attorneys and accountants and others who participate in the conduct of the financial institution's affairs). These practices can include the failure of an institution to timely file required reports or the filing of false or misleading information or the submission of inaccurate reports. Civil penalties may be as high as $1,000,000 a day for such violations. Criminal penalties for some financial institution crimes have been increased to 20 years. In addition, regulators are provided with considerable flexibility to commence enforcement actions against institutions and institution-affiliated parties. Possible enforcement actions include the termination of deposit insurance. Furthermore, regulators have broad power to issue cease and desist orders that may, among other things, require affirmative action to correct any harm resulting from a violation or practice, including restitution, reimbursement, indemnifications or guarantees against loss. A financial institution may also be ordered to restrict its growth, dispose of certain assets, rescind agreements or contracts, or take other actions as determined by the ordering agency to be appropriate. The TDFI has similar enforcement powers.

Capital Requirements

      The federal regulatory agencies use capital adequacy guidelines in their examination and regulation of banks. If the capital falls below the minimum levels established by these guidelines, the Banks may be denied approval to acquire or establish additional banks or non-bank businesses, or to open facilities, or the Banks may be subject to other regulatory restrictions or actions.

      Risk-Based Capital Requirements. All of the federal regulatory agencies have adopted risk-based capital guidelines for banks and bank holding companies. The risk-based capital guidelines are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks to account for off-balance sheet exposure and to minimize disincentives for holding liquid assets. Assets and off-balance sheet items are assigned to broad risk categories each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items. The ratios are minimums. The guidelines require all federally regulated banks to maintain a minimum risk-based total capital ratio of 8%, of which at least 4% must be Tier 1 capital (see the description of Tier 1 capital and Tier 2 capital below).

      A banking organization's qualifying total capital consists of two components: Tier I capital (core capital) and Tier II capital (supplementary capital). Tier I capital is an amount equal to the sum of: (i) common shareholders' equity (including adjustments for any surplus or deficit); (ii) non-cumulative perpetual preferred stock; and (iii) the company's minority interests in the equity accounts of consolidated subsidiaries. Intangible assets generally must be deducted from Tier I capital, subject to limited exceptions for goodwill arising from certain supervisory acquisitions. Other intangible assets may be included in an amount up to 25% of Tier I capital, provided that the asset meets each of the following criteria: (i) the asset must be able to be separated and sold apart from the banking organization or the bulk of its assets; (ii) the market value of the asset must be established on an annual basis through an identifiable stream of cash flows and there must be a high degree of certainty that the asset will hold this market value notwithstanding the future prospects of the banking organization; and (iii) the banking organization must demonstrate that a liquid market exists for the asset. Intangible assets in excess of 25% of Tier I capital generally are deducted from a banking organization's regulatory capital. At least 50% of the banking organization's total regulatory capital must consist of Tier I capital.

      Tier II capital is an amount equal to the sum of (i) the allowance for possible credit losses in an amount up to 1.25% of risk-weighted assets; (ii) cumulative perpetual preferred stock with an original maturity of 20 years or more and related surplus; (iii) hybrid capital instruments (instruments with characteristics of both debt and equity), perpetual debt and mandatory convertible debt securities; and (iv) in an amount up to 50% of Tier I capital, eligible term subordinated debt and intermediate-term preferred stock with an original maturity of five years or more, including related surplus. The inclusion of the foregoing elements of Tier II capital are subject to certain requirements and limitations of the banking regulators.

      Investments in unconsolidated banking and finance subsidiaries, investments in securities subsidiaries and reciprocal holdings of capital instruments must be deducted from capital. The federal banking regulators may require other deductions on a case-by-case basis.

      Under the risk-weighted capital guidelines, balance sheets assets and certain off-balance sheet items, such as standby letters of credit, are assigned to one of four risk weight categories (0%, 20%, 50%, or 100%) according to the nature of the asset and its collateral or the identity of any obligor or guarantor. For example, cash is assigned to the 0% risk category, while loans secured by one-to-four family residences are assigned to the 50% risk category. The aggregate amount of such asset and off-balance sheet items in each risk category is adjusted by the risk weight assigned to that category to determine weighted values, which are added together to determine the total risk-weighted assets for the banking organization. Accordingly, an asset, such as a commercial loan, which is assigned to a 100% risk category is included in risk-weighted assets at its nominal face value, whereas a loan secured by a single-family home mortgage is included at only 50% of its nominal face value. The application ratios are equal to capital, as determined, divided by risk-weighted assets, as determined.

      Leverage Capital Requirements. The banking regulators have issued a final regulation requiring certain banking organizations to maintain additional capital of 1% to 2% above a 3% minimum Tier I Leverage Capital Ratio (Tier I capital, less intangible assets, to total assets). In order for an institution to operate at or near the minimum Tier I leverage capital requirement of 3%, the banking regulators expect that such institution would have well-diversified risk, no undue rate risk exposure, excellent asset quality, high liquidity and good earnings. In general, the bank would have to be considered a strong banking organization, rated in the highest category under the bank rating system and have no significant plans for expansion. Higher Tier I leverage capital ratios of up to 5% will generally be required if all of the above characteristics are not exhibited, or if the institution is undertaking expansion, seeking to engage in new activities, or otherwise faces unusual or abnormal risks.

      The rule provides that institutions not in compliance with the regulation are expected to be operating in compliance with a capital plan or agreement with the regulator. If they do not do so, they are deemed to be engaging in an unsafe and unsound practice and may be subject to enforcement action. Failure to maintain capital of at least 2% of assets constitutes an unsafe and unsound practice and may be subject to enforcement action Failure to maintain capital of at least 2% of assets constitutes an unsafe and unsound condition justifying termination of FDIC insurance.

      Agreements with Bank Regulatory Authorities. At the time James L. Clayton acquired a majority interest in the Company, it and FNBG, its bank subsidiary, had certain deficiencies relating to capital, asset quality, earnings and management. These deficiencies led to agreements with the Bank Regulatory
Authorities which required, among other things, the submission of quarterly financial reports, and permission to pay dividends, incur additional debt or redeem stock. In June 1996, shortly after Mr. Clayton acquired control of Smoky Mountain, the OCC lifted its restrictions on FNBG finding that its previous concerns with asset quality, capital, earnings and management were alleviated as a result of the change in control and the infusion of capital. In September 1996, the FRB lifted all restrictions on Smoky Mountain.

      In May 1993,  BankFirst entered into an Agreed Order with TDFI (amended in
1995), to insure that the Bank maintained sufficient capital in light of expected growth and expansion into additional capital markets. Mr. Clayton agreed to infuse immediate capital and thereafter the Bank agreed to maintain tier 1 capital levels at no less than 10%. The Agreed Order was withdrawn effective February 27, 1996.

Effects of Governmental Policies

      The Banks' earnings will be affected by the difference between the interest earned by the Banks on their loans and investments and the interest paid by the Banks on their deposits or other borrowings. The yields on its assets and the rates paid on its liabilities are sensitive to changes in prevailing market rates of interest. Thus, the earnings and growth of the Bank will be influenced by general economic conditions, fiscal policies of the federal government, and the policies of regulatory agencies, particularly the Federal Reserve, which establishes national monetary policy. The nature and impact of any future changes in fiscal or monetary policies cannot be predicted.

      Commercial banks are affected by the credit policy of various regulatory authorities, including the Federal Reserve. An important function of the Federal Reserve is to regulate the national supply of bank credit. Among the instruments of monetary policy used by the Federal Reserve to implement these objections are open market operations in U.S. Government securities, changes in reserve requirements on bank deposits, changes in the discount rate on bank borrowings, and limitations on interest rates that banks may pay on time and savings deposits. The Federal Reserve uses these means in varying combinations to influence overall growth of bank loans, investments and deposits, and also to affect interest rates charged on loans, received on investments or paid for deposits.

      The monetary and fiscal policies of regulatory authorities, including the Federal Reserve, also affect the banking industry. Through changes in the reserve requirements against bank deposits, open market operations in U.S. Government securities and changes in the discount rate on bank borrowings, the Federal Reserve influences the cost and availability of funds obtained for lending and investing. No prediction can be made with respect to possible future changes in interest rates, deposit levels or loan demand or with respect to the impact of such changes on the business and earnings of the Banks.

      From time to time, various federal and state laws, rules and regulations, and amendments to existing laws, rules and regulations, are enacted that affect banks and bank holding companies. Future legislation and regulation could significantly change the competitive environment for banks and bank holding companies. The Company cannot predict the likelihood or effect of any such legislation or regulation.

Year 2000 Compliance

      The Year 2000 poses serious challenges to the banking industry. Many experts believe that even the most prepared organizations may encounter some implementation problems. The federal banking agencies are concerned that financial institutions avoid major disruptions to service and operations. All national banks are required to have an action plan to address Year 2000 issues which must include an indication of management awareness of the problems and the commitment to solutions; identification of external risks; and operational issues that are relevant to a bank's Year 2000 planning. The Banks are also required to coordinate with other entities with which they routinely interact such as suppliers, creditors, borrowers, customers and other financial service organizations to ensure Year 2000 compliance.

      The OCC issued Advisory Letter 97-6, dated May 16, 1997, which outlines comprehensive guidance for banks to effect a Year 2000 compliant system. AL 97-6 established the following target time frames to accomplish critical actions concerning Year 2000 compliance:

    * By September 30, 1997, all existing national banks should have identified affected applications and databases. Mission critical applications should be identified and an action plan set for Year 2000 work.

    * By December 31, 1998, code enhancements and revisions, hardware upgrades, and other associated changes should be largely completed by all national banks. In addition, for mission critical applications, programming changes should be largely completed and testing should be well underway.

    * Between January 1, 1999 and December 31, 1999, national banks should be testing and implementing their Year 2000 conversion programs.

      Additionally, the Federal Financial Institutions Examinations Council has issued a statement concerning testing for Year 2000 readiness which describes the requirements for the testing strategies and plans of financial institutions and outlines target dates for all testing as follows:

    * By June 30, 1998, institutions should complete the development of their written testing strategies and plans.

    * By September 1, 1998, institutions processing in-house, and service providers, should have commenced testing of internal mission-critical systems.

    * By December 31, 1998, testing of internal mission-critical systems should be substantially complete. Service providers should be ready to test with customers.

    * By March 31, 1999, testing by institutions relying on service providers for mission-critical systems should be substantially complete. External testing with "material" other third parties should have begun.

    * By June 30, 1999, testing of mission-critical systems should be complete and implementation should be substantially complete.

       To date, the Company and the Banks have met each target date.

                                   MANAGEMENT

Directors and Executive Officers

      The following table provides certain information regarding the directors of the Company.

                                                               Director           Principal Occupation for
        Name                  Age           Positions           Since                 previous 5 years
----------------------        ---      ---------------------    -----       ----------------------------------
James L. Clayton               64      Chairman of the Board     1996       Chairman, Clayton Homes, Inc.
                                       Director

Fred R. Lawson                 62      President, Director       1996       President and CEO, BankFirst

C. Warren Neel                 59      Director                  1996       Dean, University of Tennessee
                                                                            School of Business Administration

Charles Earl Ogle, Jr          58      Director                  1994       Real Estate Investor

Geoffrey A. Wolpert            42      Director                  1990       Restauranteur

L. A. Walker, Jr.              62      Director                  1998       Chairman and CEO of Athens

W. David Sullins, Jr.          55      Director                  1998       Optometrist

C. Scott Mayfield, Jr.         47      Director                  1998       President, Mayfield Dairies, Inc.

      No director is related to any other director. No current director of the Company is a director or executive officer of another bank holding company, bank, savings and loan association, or credit union, other than the Banks. James
L. Clayton, C. Warren Neel and director nominee W. D. Sullins, Jr. serve as directors for publicly traded companies. Mr. Clayton is on the board of directors of Clayton Homes, Inc., Dollar General Corporation and Chateau Communities, Inc. Mr. Neel is a director of Clayton Homes Inc., American Healthcorp, Inc., O'Charley's Inc., Promus Companies, Inc. and Proffitts, Inc. Mr. Sullins serves on the board of directors of TLC The Laser Center, Inc. Directors of the Company are elected annually and each director holds office until his or her successor is elected and qualified.

      The following is a brief description of the business experience of the executive officers of the Company.

      Fred R. Lawson. Mr. Lawson is the President of the Company and has been the President and Chief Executive Officer of BankFirst since 1993. Prior to joining BankFirst, Mr. Lawson was the President of Bank of East Tennessee, having previously served as the President of Blount National Bank and the President of Tennessee National Bancshares.

      R. Stephen Hagood. Mr. Hagood joined BankFirst in 1993 as Executive Vice President. Prior to joining BankFirst, Mr. Hagood was employed by Bank of East Tennessee as Senior Vice President of Commercial Lending and Mortgage Banking in Knoxville.

      C. David Allen. Mr. Allen joined BankFirst as Vice President in 1990 and has served as Senior Vice President and Chief Financial Officer since 1993. Prior to joining BankFirst, Mr. Allen was employed by Third National Bank in Loudon County as Vice President and Cashier.

      L. A. Walker, Jr. Mr. Walker is a Director of the Company and has been the Chairman of the Board and Chief Executive Officer of Athens since 1980. He is a past president of the Tennessee Bankers Association and is a member of the Board of the Federal Reserve Bank of Atlanta.

      John W. Perdue. Mr. Perdue is the President and Chief Operating Officer of Athens. He has been with Athens for 20 years.

      Michael L. Bevins. Mr. Bevins has been an Executive Vice President and Senior Trust Officer of Athens since 1975.

Directors' Compensation

      During 1997, each director of the Company received $500 for each board meeting attended. Each non-employee director of BankFirst received $300 for each board meeting attended, $500 for each executive committee meeting attended and $100 for all other committee meetings attended. Each non-employee director of Athens received $500 per board meeting attended and $150 per committee meeting attended; employee directors of Athens were compensated only for board meetings at a rate of $500 per meeting.

Executive Compensation

      The following table sets forth the compensation paid by the Banks for services rendered in all capacities during the fiscal year ended December 31, 1997 by the Chief Executive Officer and each other executive officer of the Banks whose annual salary and bonus for such fiscal year was in excess of $100,000 (each, a "Named Executive Officer"). No compensation is paid to officers of the Company for their services to the Company.

                            1997 Annual Compensation

                                                                                                 Securities
                                                                                Other Annual     Underlying      All Other
Name                           Position                 Salary        Bonus     Compensation     Options(#)    Compensation
----                           --------                 ------        -----     ------------     ----------    ------------
Fred R. Lawson        President, Chief Executive      $209,349      $25,000     $498,213 (1)       34,375       $ 4,912 (2)
                      Officer of BankFirst

R. Stephen Hagood     Executive Vice President of      110,619       11,000      105,251 (1)        6,250         1,217 (2)
                      BankFirst

L. A. Walker, Jr.     Chairman and Chief Executive     115,050       30,856       11,427 (3)         --          21,046 (4)
                      Officer of Athens

John W. Perdue        President and Chief Operating     87,740       23,530        2,228 (3)         --          14,758 (4)
                      Officer of Athens

Jerry L. French       Senior Vice President of          90,480       10,000          --             3,125         2,068 (2)
                      Operations

----------
(1)  Earnings on sale of stock from options exercised in 1997.

(2)  Contributions by BankFirst to 401(k) Plan.

(3)  Insurance and automobile.

(4)  Contributions   by   First   Franklin   to  401(k)   Plan  and   attributed
     contributions to Athens' defined benefit plan.

      The following table sets forth certain information with respect to the grant of stock options under the Company's Option Plans to the Named Executive Officers for the year ended December 31, 1997.

                        Individual Option Grants In 1997

                                              Percent of
                                             Total Options
                             Number of         Granted to
                            Securities        Employees in      Exercise
                            Underlying         in Fiscal        of Base     Expiration     Grant Date
      Name                Options Granted         Year        Price ($/Sh)     Date      Present Value(1)
      ----                ---------------     -------------   ------------  -----------  ----------------
Fred R. Lawson                31,250              19.01%        $ 7.68       1/25/2007      $40,555
                               3,125               1.90           7.68       3/21/2007       11,102

R. Stephen Hagood              6,250               3.80           7.68       3/21/2007       22,204

Jerry L. French                3,125               1.90           7.68       3/21/2007       11,102

----------
(1) The fair value of the option grants is estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions: risk free interest rate of 6.90% for March 21, 1997 grants and 6.17% for January 25, 1997 grant, and expected years until exercise of nine years and three years, respectively, based on management's estimate. No assumption was made for estimated volatility since it is not practical to determine this assumption for a non-public company whose stock is not actively traded.

      The following table sets forth certain information with respect to options exercised during 1997 and the value of unexercised options held by the Named Executive Officers of the Company.

                      Aggregated Option Exercises In 1997
                         And 1997 Year End Option Values

                                                     Number of Securities
                                                    Underlying Unexercised    Value of Unexercised
                          Number of                    Options at Fiscal      In-the-Money Options
                           Shares                          Year-End            at Fiscal Year-End
                          Acquired       Value            Exercisable/            Exercisable/
Name                     on Exercise    Realized         Unexercisable           Unexercisable
----                     -----------    --------         -------------           -------------
Fred R. Lawson             87,675       $498,213        206,825/136,250       $1,144,196/396,450 (1)

R. Stephen Hagood          17,505        105,021         48,335/10,500           290,411/21,100 (1)

Jerry L. French              --             --            3,220/8,000              8,265/19,383 (1)

----------
(1) Value based on $50 per share (pre-split), which is the last known transaction price prior to year-end 1997.

      The following table estimates the annual benefits payable upon retirement for the specified compensation and years of service classifications under Athens' defined benefit pension plan.

                                    Athens Pension Plan Table
                                         Years of Service
                   -------------------------------------------------------------
Remuneration           15          20           25           30             35
------------           --          --           --           --             --
85,000               31,875      42,500       55,250       55,250         55,250
95,000               35,625      47,500       57,000       57,000         57,000
105,000              39,375      52,500       63,000       63,000         63,000
125,000              46,875      62,500       75,000       75,000         75,000
150,000              56,250      75,000       90,000       90,000         90,000
175,000              65,625      87,500      105,000      105,000        105,000
200,000              75,000     100,000      120,000      120,000        120,000
225,000              84,375     112,500      135,000      135,000        135,000
250,000              93,750     125,000      150,000      150,000        150,000
275,000             103,125     137,500      165,000      165,000        165,000

      The defined benefit plan will annually pay the employee 60 percent of the employee's average annual compensation beginning at the time of his or her retirement at age 65, if the employee has at least 24 years of service. See "-- Certain Benefit Plans and Agreements." The percentage is reduced proportionally for less than 24 years of service. Average annual compensation is the average of the five highest consecutive compensation years during an employee's service.

      The only Named Executive Officers which participate in the defined benefit plan are Mr. Walker and Mr. Perdue. Mr. Walker has 18 years of service with Athens, and Mr. Perdue has 20 years of service. Their 1997 annual compensation for purposes on the defined benefit plan is the sum of the salary and bonus columns of the 1997 Annual Compensation table plus the employer's pension plan contribution as noted in Note 4 to that table. The amounts payable under the defined benefit plan are not subject to deductions for any offset amounts such as Social Security.

Compensation Committee Interlocks and Insider Participation

      No compensation is paid to the officers of the Company for their services to the Company. The Company's compensation decisions are made by the Executive Committees of BankFirst and Athens. The Executive Committees do not use any formal compensation policies or standards in making such compensation decisions. Both the BankFirst and Athens Executive Committees are composed of a majority of outside directors. The BankFirst Executive Committee is composed of James L. Clayton, Fred R. Lawson, C. Warren Neel, Charles Earl Ogle, Jr. and Geoffrey A. Wolpert. Mr. Lawson is an officer of BankFirst. The Athens Executive Committee is composed of L.A. Walker, Jr., Charles W. Bivens, Hal Buttram, John W. Perdue, Jerry Richardson and W.D. Sullins, Jr. Messrs. Bivens, Walker and Perdue are officers of Athens.

Securities Law Limitations

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Certain Benefit Plans and Agreements

      Retirement Plans. BankFirst has a 401(k) profit sharing plan which covers substantially all employees. Employee contributions are voluntary and employer contributions are discretionary. Employee contributions are fully vested and employer contributions are fully vested after five years. Contributions by BankFirst were $135,000 and $75,000 for 1997 and 1996, respectively.

      Athens also has a 401(k) profit sharing plan which covers all employees over 21 years old with one year of service and who work in excess of 1,000 hours per year. Employee contributions are voluntary and become fully vested after seven years. Employer contributions vest at 20% after three years and an additional 20% for each succeeding year until fully vested. Contributions were $78,245 and $112,464 for 1997 and 1996, respectively.

      Athens also has a defined benefit plan which covers all employees over 21 years old with one year of service and who work in excess of 1000 hours per year. Employer contributions vest at 20% after three years and an additional 20% for each succeeding year until fully vested. Contributions in 1997 were $237,833 and the net periodic pension cost was $110,726.

      Employee Stock Ownership Plan. The Company has an Employee Stock Ownership Plan (ESOP) which enables employees who have met minimum service and age requirements to acquire shares of the Company's Common Stock. The cost of the Plan is borne by the Company through discretionary contributions to an employee stock ownership trust. Shares of common stock are allocated to each participating employee and are held in trust until the employee's termination, retirement or death. The Company made no contribution to the ESOP in 1997. The Company contributed $30,000 to the ESOP in 1996. No contribution was made to the ESOP in 1995. The Company's intention is to make no further contributions.

      Stock Option Plans. As of December 31, 1997, the Company has an incentive stock option plan for officers, directors and key employees (the "ISO Plan") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended. The ISO Plan was approved by the Company shareholders on April 27, 1998. A total of 1,921,015 shares of the Company's Common Stock have been reserved for issuance under the ISO Plan.

      Under the terms of the ISO Plan, options are granted at market value as determined by the Company's Board on the date of grant. Twenty percent of the shares covered by the option vest on the first anniversary date of the grant of the option and on each of the next four anniversary dates of the grant of the option an additional 20% of the covered shares vest. Options under the ISO Plan expire 10 years from the date of the grant. On January 2, 1998, the Company granted 142,000 shares under the ISO Plan.

      The Company has granted stock options under two previous stock option plans dated March 14, 1995 and October 11, 1995. The exercise price of each option under each plan is the market value of the Company's common stock on the date of the grant as determined by the Company's Board. The maximum term of the options under both plans is 10 years from the date of the grant. The options under the October 11, 1995 plan vest at an annual rate of 20%. Options granted under the March 14, 1995 plan were immediately exercisable on issuance. Management does not expect to issue any additional options under the March 14, 1995 and October 11, 1995 plans.

      As of March 31, 1998, the Company had a total of 1,006,430 outstanding options, 488,140 of which are currently exercisable.

Employment Agreements

      The Company does not have employment agreements with any of the Company's or the Banks' executive officers.

                              CERTAIN TRANSACTIONS

      The Company has and expects to have in the future banking and other business transactions in the ordinary course of its banking business with directors, officers, and 10% beneficial owners of the Company and their affiliates, including members of their families or corporations, partnerships, or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Any such banking transactions will not involve more than the normal risk of collectibility nor present other unfavorable features to the Company. As of March 31, 1998, the amount of these loans (including amounts available under lines of credit) by BankFirst to the Company affiliates was 1.22% of BankFirst's total loans. Athens has no outstanding loans to affiliates of the Company.

      The Company engaged in certain transactions regarding its Knoxville headquarters in 1997. BankFirst was a 50% partner in Heritage-Clayton Partnership with CMH Services, a subsidiary of Clayton Homes, Inc., the purpose of which was to own and operate the building at 625 Market Street, Knoxville, Tennessee. James L. Clayton is the Chairman of the Company's Board and a significant shareholder and Chairman of Clayton Homes, Inc. The Company's main offices occupy a portion of this building. During 1997, BankFirst purchased CMH Services' interest in the building at its fair market value of $923,817, based on an independent appraisal. The partnership dissolved upon BankFirst purchase of CMH Services' interest. Clayton Homes, Inc. continued to lease eight floors of the building through May 1998 at an average rate of $7.98 per square foot, for a total of $209,568 per year. Management believes that neither the sale price nor the lease rate was more favorable than market rates. The lease has now been terminated.

                       PRINCIPAL AND SELLING SHAREHOLDERS

      The following table sets forth certain information regarding the ownership of the Common Stock as of March 31, 1998, and as adjusted to reflect the sale of the shares of the Common Stock offered hereby by the Company and the Selling Shareholders, for (i) each person who will beneficially own more than 5% of the Common Stock, (ii) each director and executive officer of the Company, (iii) all executive officers and directors of the Company as a group, and (iv) each of the Selling Shareholders.

                                                   Beneficial Ownership of              Beneficial Ownership of
                                                Common Stock Prior to Offering       Common Stock After Offering
                                          --------------------------------------     ---------------------------
                                                       Percentage of   Number of                   Percentage of
                                           Number of    Outstanding     Shares        Number of     Outstanding
Name                                       Shares(1)    Shares (2)     Offered         Shares        Shares (3)
----                                       ---------    ----------     -------         ------        ----------
James Clayton                            5,066,280 (4)     45.4%       117,925        4,948,355         40.0%
Fred Lawson                                399,275 (5)      3.6         60,000 (13)     339,275          2.7
C. Warren Neel                             295,865 (6)      2.7         40,000 (14)     255,865          2.1
Charles Earl Ogle, Jr.                      70,535 (7)       *           5,000 (15)      65,535           *
Geoffrey A. Wolpert                        184,495 (8)      1.7            --            45,000          1.5
R. Stephen Hagood                          127,550 (9)      1.1            --           127,550          1.0
Jerry L. French                             27,035 (10)      *             --            27,035           *
L. A. Walker, Jr.                           12,017 (11)      *             --            12,017           *
W. David Sullins, Jr.                        8,820 (11)      *             --             8,820           *
C. Scott Mayfield, Jr.                       7,034 (11)      *             --             7,034           *
John W. Perdue                               4,653 (11)      *             --             4,653           *
Michael L. Bevins                           42,446 (11)      *             --            42,446           *
Directors and Executive Officers as      6,241,030 (12)    56.0            --         6,241,030         50.5
   a group (12 persons)

Employee Stock Option Plan                 174,575          1.6         174,575           --             --
Andrew A. Ogle                               5,160           *            2,500           2,660           *
Charles Earl Ogle, Sr.                      22,575           *            5,000          17,575           *

----------
*     Less than one percent.

(1) Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. For purposes of calculating the percent of Common Stock beneficially owned, all shares that are subject to options that are exercisable within 60 days are deemed to be presently outstanding.

(2) Percentages based on a total class of 11,152,858 shares, including 9,998,420 issued and outstanding shares of Common Stock, 215,805 shares of convertible Preferred Stock, which is presently convertible into 666,298 shares of Common Stock and 488,140 shares of Common Stock for which there are vested options presently exercisable at the option of the holders.

(3) Includes 11,152,858 shares plus 1,200,000 shares issued in the Public Offering.

(4) Includes 67,190 shares owned by Mr. Clayton's wife, sons, daughter, daughter-in-law, son-in-law and grandson, as to which Mr. Clayton disclaims any beneficial interest, and includes 385,550 shares held in three separate trusts which benefit Mr. Clayton's family and grandchildren, of which Mr. Clayton's son serve as trustee, as to which Mr. Clayton also disclaims any beneficial interest. Also includes 116,828 shares that Mr. Clayton has the right to acquire upon the conversion of the 37,839 shares of Preferred Stock owned by him, and includes 26,849 shares that Mr. Clayton's wife and son have the right to acquire upon conversion of the 8,696 shares of Preferred Stock owned by them, the latter as to which Mr. Clayton disclaims any beneficial interest. Also includes 19,330 shares that Mr. Clayton has the right to purchase upon the exercise of stock options owned by him. Mr. Clayton's address is c/o Clayton Homes, Inc., P. O. Box 15169, Knoxville, Tennessee 37901.

(5) Includes 400 shares owned by Mr. Lawson's wife. Also includes 206,825 shares that Mr. Lawson has the right to purchase upon the exercise of stock options and 107,615 shares that Mr. Lawson has the right to acquire upon the conversion of the 34,855 shares of Preferred Stock owned by him. Mr. Lawson's address is c/o BankFirst, P. O. Box 10, Knoxville, Tennessee 37901. Mr. Lawson will convert 19,434 shares of Preferred Stock to sell in the Offering.

(6) Includes 20,800 shares beneficially owned, directly or indirectly, by Mr. Neel's brothers, as to which Mr. Neel disclaims any beneficial interest. Also includes 134,055 shares that Mr. Neel has the right to purchase upon the exercise of stock options owned by him and 83,807 shares that Mr. Neel has the right to acquire upon the conversion of the 27,144 shares of Preferred Stock owned by him. Mr. Neel's address is 2409 Craig Cove Road, Knoxville, Tennessee 37919.

(7) Includes 50,310 shares owned by Mr. Ogle's father, mother and daughter, as to which Mr. Ogle disclaims any beneficial interest. Also includes 1,610 shares owned by ILM Rentals, L.P., in which Mr. Ogle has an ownership interest, and 6,875 shares that Mr. Ogle has the right to purchase upon exercise of stock options owned by him. Mr. Ogle's address is c/o HMO, Inc./ILM, 644 Parkway, Suite 1, Gatlinburg, Tennessee 37738.

(8) Includes 139,660 shares in the Company's ESOP, of which Mr. Wolpert serves as one of three trustees. Also includes 1,285 shares owned by Steaks Sophisticated, Inc., which is owned by Mr. Wolpert and 3,750 shares that he has the right to purchase upon the exercise of stock options. Mr. Wolpert's address is 1110 Parkway, Gatlinburg, Tennessee 37738

(9) Includes 48,335 shares that Mr. Hagood has the right to purchase upon the exercise of stock options owned by him and 33,561 shares that Mr. Hagood has the right to acquire upon the conversion of the 10,870 shares of Preferred Stock owned by him. Mr. Hagood's address is c/o BankFirst, P. O. Box 10, Knoxville, Tennessee 37901.

(10) Includes 3,220 shares that Mr. French has the right to purchase upon the exercise of stock options owned by him and 16,688 shares that Mr. French has the right to acquire upon the conversion of the 5,405 shares of Preferred Stock owned by him. Mr. French's address is c/o BankFirst, P. O. Box 10, Knoxville, Tennessee 37901.

(11) The address for Messrs. Walker, Sullins, Mayfield, Perdue and Bevins is The First National Bank and Trust Company, 204 Washington Avenue, Athens, Tennessee 37371-0100.

(12) Includes beneficial ownership for all directors and officers listed above and incorporates Notes 3 through 10.

(13) In the event that the underwriters' overallotment option is exercised, Mr. Lawson has agreed to sell and additional 40,000 shares of Common Stock.

(14) In the event that the underwriters' overallotment option is exercised, Mr. Neel has agreed to sell and additional 20,000 shares of Common Stock.

(15) The 5,000 shares will be sold by Mr. Ogle's father, Charles Earl Ogle, Sr. Mr. Ogle disclaims any beneficial interest to such shares.

                          DESCRIPTION OF CAPITAL STOCK

General Matters

      The total amount of authorized capital stock of the Company consists of 15,000,000 shares of Common Stock $2.50 par value per share, and 1,000,000 shares of preferred stock, $5.00 par value per share (the "Preferred Stock"). Upon consummation of the Offering, 11,258,422 shares of Common Stock will be issued and outstanding and 199,074 shares of Preferred Stock will be outstanding. The following summary of certain provisions of the Company's capital stock describes certain material provisions of, but does not purport to be complete and is subject to and qualified in its entirety by, the Charter and the Bylaws of the Company that are included as exhibits to the Registration Statement of which this Prospectus forms a part and by the provisions of applicable law.

Common Stock

      The issued and outstanding shares of Common Stock are validly issued, fully paid and nonassessable. Subject to the prior rights of any Preferred Stock, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine. The declaration and payment of dividends by the Company's Board of Directors is subject to the rules and regulations of the FRB governing the amount of dividends which may be paid to shareholders, the manner in which dividends may be paid and the methods, if any, by which capital stock and surplus may be retired and reduced. See "Dividend Policy."

      The shares of Common Stock are not redeemable or convertible, and the holders thereof have no preemptive or subscription rights to purchase any securities of the Company. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive pro rata the assets of the Company which are legally available for distribution after payment of all debts and other liabilities and subject to the prior rights of any holders of Preferred Stock then outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of shareholders. The Company has applied for listing of its Common Stock on the Nasdaq National Market under the symbol "BKFR."

Convertible Preferred Stock

      The Company has 199,074 shares of noncumulative Convertible Preferred Stock, $5.00 par value (the "Preferred Stock") issued and outstanding. Holders of the Preferred Stock are entitled to receive noncumulative dividends at an annual rate of 5% of the initial sale price at the option of the Company's Board and subject to the rules and regulations of the FRB regarding dividends. The Preferred Stock is convertible at any time at the option of the holder into Common Stock at the conversion rate of 3.0875 shares of Common Stock for each Preferred Share. The Preferred Stock has no voting, redemption or preemptive rights.

Transfer Agent and Registrar

      The transfer agent and registrar for the Common Stock is the Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016.

                         SHARES ELIGIBLE FOR FUTURE SALE

      Prior to this Offering, there has been no public market for the Common Stock of the Company. Sales of a substantial number of shares of the Company's Common Stock in the public market following this Offering, or the perception that such sales could occur, could adversely affect the market price of the Common Stock. Upon completion of this Offering, there shall be 11,258,422 shares of Common Stock outstanding.

      Of the 11,258,422 shares of Common Stock to be outstanding after the Offering, 6,379,465 are "restricted securities" within the meaning of Rule 144 under the Securities Act and may only be sold subject to the provisions of Rule
144. In general, under Rule 144, as currently in effect, any person (or persons whose shares are aggregated), including affiliates, who has beneficially owned shares for at least one year (including holding periods of prior owners other than affiliates) is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (i) one percent of the then outstanding shares of the Company's Common Stock (approximately 111,984 shares immediately after this Offering) or (ii) the average weekly trading volume in the Company's Common Stock during the four calendar weeks preceding such sale. A person (or persons whose shares are aggregated) who is not deemed to be an affiliate of the Company and who has beneficially owned shares for at least two years (including holding periods of prior owners other than affiliates) is entitled to sell such shares under Rule 144 without regard to the volume limitations described above.

      In addition to the restrictions described above, 6,146,060 of such outstanding Common Stock, or 55%, will be subject to lock-up agreements entered into by certain officers, directors and other shareholders of the Company (the "Lock-up Agreements"). The Company and its officers, directors, and certain other shareholders have, among other things, agreed not to, directly or indirectly (i) offer for sale, sell, pledge or otherwise dispose of any Common Stock or securities convertible into or exchangeable for Common Stock, with certain exceptions; (ii) sell or grant options, right or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock, with certain limited exceptions; or (iii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, for a period of 150 days after the date of this Prospectus without the prior written consent of J.C. Bradford & Co. on behalf of the Representatives. Such consent has been obtained by those of the Selling Shareholders so bound for the sale of the shares offered hereby by them.

      In connection with the Company's merger with First Franklin, 723,791 pre-split shares of Common Stock (3,618,955 post-split) were registered with the Securities and Exchange Commission ("SEC") under the Securities Act by the Company's Registration Statement, on Form S-4 No. 333-52051. Of the 3,618,955 post-split shares, 175,363 shares are subject to a lock-up agreement entered into by the former directors of First Franklin. Such former directors have, among other things, agreed not to sell or otherwise reduce the risk of ownership of the shares of Common Stock which they received in the merger until consolidated financial statements reflecting at least 30 days of post merger combined operations of the Company have been published. After the term of the lockup agreement, all of the shares of Common Stock issued in the merger will be freely transferable under the Securities Act, except for shares issued to any shareholder who was deemed to be an "affiliate" of First Franklin for purposes of Rule 145 under the Securities Act. Such affiliates may not sell the shares of Common Stock which they acquired in the merger except in compliance with Rule 145(d) or another applicable exemption from the registration requirements of the Securities Act. In general, under the provisions of Rule 145(d), persons who received Common Stock pursuant to the merger of First Franklin and the Company and who were affiliates of First Franklin but are not affiliates of the Company, may only resell such Common Stock in accordance with the Rule 144 requirements and limitations discussed above for a period of one year after receipt. After the Rule 145 affiliates have held the Common Stock which they received in the merger for one year, they may resell it without limitation, unless subject to the restrictions discussed above.

      The Company intends to file a Registration Statement under the Securities Act on Form S-8 covering 1,921,015 shares of Common Stock reserved for issuance under its Incentive Stock Option Plan. See "Management - Certain Benefit Plans and Agreements." Such registration statement is expected to be filed as soon as practicable after the date of this Prospectus and will automatically become effective upon filing. Accordingly, shares registered under such registration statement will be available for sale in the open market, unless such shares are subject to vesting restrictions with the company or the contractual restrictions described above.

      Approximately 36.3% of the Common Stock outstanding after the Offering will be directly owned or controlled by James L. Clayton. Mr. Clayton may not choose to sell any of his shares and the absence of such shares in the market may adversely affect the liquidity of the market and the price of the Common Stock. Conversely, sales by Mr. Clayton may adversely affect the market price of the Common Stock if the market for Common Stock is illiquid or the market reacts negatively to the sale because of Mr. Clayton's insider status.

                                  UNDERWRITING

      Pursuant to the Underwriting Agreement and subject to the terms and conditions thereof, the Underwriters named below have agreed to purchase from the Company the respective number of shares of Common Stock set forth below.

Name of Underwriter                                          Number of Shares
-------------------                                          ----------------
J.C. Bradford & Co..........................................

Morgan Keegan & Company, Inc................................
                                                               ----------
       Total................................................    1,600,000
                                                               ==========

      The underwriting discount has been calculated on the basis of a commission rate of __% with respect to an aggregate of _________ shares of Common Stock to be sold by the Company to the public.

      The   Underwriting   Agreement   provides  that  the  obligations  of  the
Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the shares of Common Stock offered hereby (other than those shares covered by the over-allotment option described below) if any are purchased. The Underwriting Agreement provides that, in the event of a default by an Underwriter, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

      The Company has granted to the Underwriters an option, expiring on the close of business on the 30th day after the date of this Prospectus, to purchase up to 240,000 additional shares at the initial public offering price less the underwriting discounts and commissions, all as set forth on the cover page of this Prospectus. Such option may be exercised only to cover over-allotments in the sale of the shares of Common Stock. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares of Common Stock as it was obligated to purchase pursuant to the Underwriting Agreement.

      The Representatives have advised the Company that the Underwriters propose initially to offer the shares of Common Stock to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at such price less a concession not in excess of $____ per share. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $____ per share to certain other dealers. After the Offering, the public offering price and such concessions may be changed. The Representatives have informed the Company that the Underwriters do not intend to confirm sales to accounts over which they exercise discretionary authority.

      The Offering of the Common Stock is made for delivery when, as, and if accepted by the Underwriters and subject to prior sale and to withdrawal, cancellation, or modification of the offer without notice. The Underwriters reserve the right to reject any offer for the purchase of shares.

      The Common Stock has been approved for listing on the Nasdaq National Market under the symbol "BKFR," subject to official notice of issuance. The public offering price has been determined by negotiation among the Company and the Representatives. In determining such price, consideration was given to, among other things, the financial and operating history and trends of the Company, the experience of its management, the position of the Company in its industry, the Company's prospects, and the Company's financial results. In addition, consideration was given to the status of the securities markets, market conditions for new offerings of securities, and the prices of similar securities of comparable companies.

      The Underwriting Agreement provides that the Company will indemnify the Underwriters and controlling persons, if any, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriters or any such controlling persons may be required to make in respect thereof.

      The Company and the directors, executive officers, and organizers of the Company and the Banks have each agreed with the Underwriters that they will not, for a period of 150 days from the date of this Prospectus, without the prior written consent of J.C. Bradford & Co., on behalf of the Underwriters, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of such Common Stock, other than through bona fide gifts to persons who agree in writing to be bound by this Agreement if such writing is delivered to J.C. Bradford & Co., on behalf of the Underwriters, within five days after such gift or pledge, and, in the case of the Company, Common Stock issued pursuant to the exercise of outstanding options.

      In connection with the Offering, the Underwriters and other persons participating in the Offering may engage in transactions that stabilize, maintain or otherwise affect the price of Common Stock. Specifically, the Underwriters may over-allot in connection with the Offering, creating a short position in Common Stock for their own account. To cover over-allotments or to stabilize the price of Common Stock, the Underwriters may bid for, and purchase, shares of Common Stock in the open market. The Underwriters may also impose a penalty bid whereby they may reclaim selling concessions allowed to an underwriter or a dealer for distributing Common Stock in the Offering, if the Underwriters repurchase previously distributed Common Stock in transactions to cover their short position, in stabilization transactions or otherwise. Finally, the Underwriters may bid for, and purchase, shares of Common Stock in market making transactions. These activities may stabilize or maintain the market price of Common Stock above market levels that may otherwise prevail. The Underwriters are not required to engage in these activities and may end any of these activities at any time.

                                  LEGAL MATTERS

      The legality of the Common Stock offered hereby will be passed upon for the Company by Baker, Donelson, Bearman & Caldwell, P.C., Nashville, Tennessee. Certain legal matters in connection with the Offering will be passed upon for the Underwriters by Waller Lansden Dortch and Davis, PLLC, Nashville, Tennessee.

                                     EXPERTS

      The Consolidated Financial Statements of First Franklin Bancshares, Inc. and subsidiaries included herein have been so included in reliance on the report of G.R. Rush & Company, P.C., Chattanooga, Tennessee, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

      The Consolidated Financial Statements of BankFirst Corporation and subsidiaries as of December 31, 1997 have been included herein in reliance on the report of Crowe, Chizek and Company LLP, Louisville, Kentucky, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing. The consolidated financial statements of BankFirst Corporation (formerly known as Smoky Mountain Bancorp, Inc.) as of December 31, 1996 and 1995 and for the two years then ended have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

      The report of Coopers & Lybrand L.L.P. with respect to BankFirst Corporation's (formerly known as Smoky Mountain Bancorp, Inc.) consolidated financial statements as of December 31, 1995 and for the year then ended makes reference to the fact that separate financial statements of Smoky Mountain Bancorp, Inc. included in the 1995 restated consolidated balance sheet and statements of income, stockholders' equity and cash flows of BankFirst Corporation (formerly known as Smoky Mountain Bancorp, Inc.) were audited by Hazlett, Lewis & Bieter, P.L.L.C., independent accountants. The report of Hazlett, Lewis & Bieter, P.L.L.C. with respect to Smoky Mountain Bancorp, Inc.'s consolidated financial statements as of and for the year ended December 31, 1995 has been included herein, given on the authority of that firm as experts in accounting and auditing.

Change in Accountants

      The Company previously disclosed its change in accountants in its S-4 Registration Statement No. 333-52051 filed with the SEC on May 7, 1998.

                             ADDITIONAL INFORMATION

      The Company has filed with the SEC a Registration Statement on Form S-1 (File No. 333-_____) under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Such information may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at 75 Park Place, Fourteenth Floor, New York, New York 10007 and Room 3190, John C. Kluczynski Building, 230 South Dearborn Street, Chicago, Illinois 60604. Copies of such material can be obtained by mail from the SEC at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a Worldwide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC through the SEC's Electronic Data Gathering Analysis and Retrieval ("EDGAR") System, including the Company. The address for the SEC's Worldwide Website is "http://www.sec.gov." The statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, a brief description thereof and are not necessarily complete; each such statement is qualified by reference to such contract or document.

      The Company intends to furnish its shareholders with annual reports containing financial statements audited by the Company's independent accountants and to make available to its shareholders quarterly reports for the first three quarters of each fiscal year containing unaudited interim information.

                         INDEX TO FINANCIAL INFORMATION

                                                                            Page
                                                                            ----

Financial Statements of BankFirst Corporation 1997, 1996 and 1995 (audited)

      Report of Independent Accountants for 1997............................F-2

      Report of Independent Accountants for 1996 and 1995...................F-3

      Report of Independent Auditors for 1995...............................F-4

      Consolidated Balance Sheets...........................................F-5

      Consolidated Statements of Income.....................................F-6

      Consolidated Statements of Changes in Stockholders' Equity............F-7

      Consolidated Statements of Cash Flows.................................F-8

      Notes to Consolidated Financial Statements............................F-9

Financial Statements of BankFirst Corporation March 31, 1998 (unaudited)

      Consolidated Balance Sheet............................................F-24

      Consolidated Statements of Income.....................................F-25

      Consolidated Statement of Changes in Stockholders' Equity.............F-26

      Consolidated Statements of Cash Flows.................................F-27

      Notes to Consolidated Financial Statements............................F-28

Financial Statements of First Franklin Bancshares, Inc.
  1997, 1996 and 1995 (audited)

      Independent Auditors' Report .........................................F-30

      Consolidated Balance Sheets...........................................F-31

      Consolidated Statements of Income.....................................F-32

      Consolidated Statements of Changes in Stockholders' Equity............F-33

      Consolidated Statements of Cash Flows.................................F-34

      Notes to Consolidated Financial Statements............................F-35

Financial Statements of First Franklin Bancshares, Inc.
  March 31, 1998 (unaudited)

      Consolidated Balance Sheets...........................................F-47

      Consolidated Statements of Income.....................................F-48

      Consolidated Statements of Changes in Stockholders' Equity............F-49

      Consolidated Statements of Cash Flows.................................F-50

      Notes to Consolidated Financial Statements............................F-51

Financial Statements of BankFirst Corporation restated to reflect the merger with First Franklin Bancshares, Inc. 1997, 1996 and 1995 (unaudited)

     Consolidated Balance Sheets ...........................................F-52

     Consolidated Statements of Income .....................................F-53

     Consolidated Statements of Changes in Stockholders' Equity ............F-54

     Consolidated Statements of Cash Flows .................................F-55

     Notes to Consolidated Financial Statements ............................F-56

Financial Statements of BankFirst Corporation restated to reflect the merger with First Franklin Bancshares, Inc. March 31, 1998 (unaudited)

     Consolidated Balance Sheet ............................................F-76

     Consolidated Statements of Income .....................................F-77

     Consolidated Statement of Changes in Stockholders' Equity .............F-78

     Consolidated Statements of Cash Flows .................................F-79

     Notes to Consolidated Financial Statements ............................F-80


Pro Forma Financial Information March 31, 1998, December 31, 1997, 1996 and 1995

     Pro Forma Financial Information .......................................F-83

     Pro Forma Condensed Consolidated Balance Sheet March 31, 1998 .........F-84

     Pro Forma Condensed Consolidated Balance Sheet December 31, 1997 ......F-85

     Pro Forma Condensed Consolidated Statement of Income March 31, 1997 ...F-86

     Pro Forma Condensed Consolidated Statement of Income
        December 31, 1997 ..................................................F-87

     Pro Forma Condensed Consolidated Statement of Income
        December 31, 1996 ..................................................F-88

     Pro Forma Condensed Consolidated Statement of Income
        December 31, 1995 ..................................................F-89

                        REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Stockholders
BankFirst Corporation
Knoxville, Tennessee

We have audited the accompanying consolidated balance sheet of BankFirst Corporation (formerly Smoky Mountain Bancorp, Inc.) as of December 31, 1997 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BankFirst Corporation as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                              Crowe, Chizek and Company LLP

Louisville, Kentucky
February 6, 1998, except for Note 17
  as to which the date is March 19, 1998

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
BankFirst Corporation (formerly known as Smoky Mountain Bancorp, Inc.)

We have audited the accompanying consolidated balance sheet of BankFirst Corporation (formerly known as Smoky Mountain Bancorp, Inc.) and Subsidiaries as of December 31, 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements give retroactive effect to a business combination with BankFirst, which has been accounted for in a manner similar to a pooling of interest, as described in Note 2 to the consolidated financial statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of BankFirst Corporation (formerly known as Smoky Mountain Bancorp, Inc.) and Subsidiaries as of December 31, 1996, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

We previously audited and reported on the balance sheet, statements of income, changes in stockholders' equity and cash flows of BankFirst as of and for the year ended December 31, 1995, prior to the restatement for the 1996 combination accounted for in a manner similar to a pooling of interest. The contribution of BankFirst to interest income and net income represented 46% and 57% of the respective 1995 restated totals. Separate consolidated financial statements of Smoky Mountain Bancorp, Inc. included in the 1995 restated consolidated balance sheet and statements of income, changes in stockholders' equity and cash flows were audited and reported on separately by other auditors. We also audited the combination of the accompanying consolidated balance sheet and statements of income, changes in stockholders' equity and cash flows as of and for the year ended December 31, 1995, after restatement for the 1996 pooling of interest; in our opinion, such consolidated statements have been properly combined on the basis described in Note 2 of the notes to the consolidated financial statements.

                                                    COOPERS & LYBRAND L.L.P.

Knoxville,  Tennessee
February  6,  1997

                         REPORT OF INDEPENDENT AUDITORS

To the Stockholders and Board of Directors
BankFirst Corporation (formerly Smoky Mountain Bancorp, Inc.)

We have audited the consolidated statements of income, changes in stockholders' equity, and cash flows of BankFirst Corporation (formerly Smoky Mountain Bancorp, Inc.) and subsidiary for the year ended December 31, 1995, prior to the restatement for the 1996 combination with BankFirst accounted for in a manner similar to a pooling interest. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and the cash flows of BankFirst Corporation (formerly Smoky Mountain Bancorp, Inc.) and subsidiary for the year ended December 31, 1995, in conformity with generally accepted accounting principles, prior to the restatement for the 1996 combination with BankFirst accounted for in a manner similar to a pooling of interest.

/s/ Hazlett, Lewis & Bieter
Chattanooga, Tennessee
January 24, 1996

                              BANKFIRST CORPORATION

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1997 and 1996
         (Dollar amounts in thousands, except share and per share data)

                                                              1997       1996
                                                            --------   --------

ASSETS
     Cash and due from banks .............................  $ 17,363   $  9,195
     Federal funds sold ..................................     7,000      3,800
                                                            --------   --------
         Total cash and cash equivalents .................    24,363     12,995
     Securities available for sale, at fair value ........    71,912     76,474
     Loans, net ..........................................   345,564    311,679
     Premises, furniture and equipment, net ..............    18,737     14,195
     Federal Home Loan Bank Stock, at cost ...............     2,380      1,926
     Accrued interest receivable and other assets ........     5,794      5,724
                                                            --------   --------
         Total assets ....................................  $468,750   $422,993
                                                            ========   ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Noninterest-bearing deposits ........................  $ 66,426   $ 47,301
     Interest-bearing deposits ...........................   328,726    319,050
                                                            --------   --------
         Total deposits ..................................   395,152    366,351
     Securities sold under agreements to repurchase ......    16,302      5,966
     Other borrowed funds ................................       209        550
     Advances from the Federal Home Loan Bank ............    10,000     12,000
     Accrued interest payable and other liabilities ......     6,672      2,583
                                                            --------   --------
         Total liabilities ...............................   428,335    387,450

Employee Stock Ownership Plan ............................     1,536      1,389

Stockholders' equity
     Common stock:  $2.50 par value, 3,000,000 shares
       authorized, 1,273,410 and 993,683 shares
       outstanding in 1997 and 1996 ......................     3,099      2,394
     Noncumulative convertible preferred stock:  $5 par
       value, 1,000,000 shares authorized, 218,508 and
       225,559 shares outstanding in 1997 and 1996 .......     1,093      1,128
     Additional paid-in capital ..........................    20,112     19,818
     Retained earnings ...................................    14,013     10,745
     Unrealized gain on securities available for sale ....       562         69
                                                            --------   --------
         Total stockholders' equity ......................    38,879     34,154
                                                            --------   --------
         Total liabilities and stockholders' equity ......  $468,750   $422,993
                                                            ========   ========

          See accompanying notes to consolidated financial statements.

                              BANKFIRST CORPORATION

                        CONSOLIDATED STATEMENTS OF INCOME
                  Years ended December 31, 1997, 1996 and 1995
         (Dollar amounts in thousands, except share and per share data)

                                                   1997        1996        1995
                                                 -------     -------     -------
Interest income
    Interest and fees on loans ...............   $32,769     $28,227     $24,628
    Taxable securities .......................     4,513       4,815       4,049
    Nontaxable securities ....................       122         172         200
    Other ....................................       221         370         372
                                                 -------     -------     -------
                                                  37,625      33,584      29,249
Interest expense
    Deposits .................................    15,044      14,108      12,640
    Short-term borrowings ....................       744         562         177
    Long-term borrowings .....................       686         529         599
                                                 -------     -------     -------
                                                  16,474      15,199      13,416
                                                 -------     -------     -------
Net interest income ..........................    21,151      18,385      15,833
Provision for loan losses ....................     2,250         517         378
                                                 -------     -------     -------
Net interest income after provision
  for loan losses ............................    18,901      17,868      15,455

Noninterest income
    Service charges and fees .................     2,640       2,615       2,181
    Net securities gains .....................       175        --            73
    Net gain on loan sales ...................       226         199         181
    Other ....................................       379         583         254
                                                 -------     -------     -------
                                                   3,420       3,397       2,689
Noninterest expenses
    Salaries and employee benefits ...........     7,986       7,392       6,746
    Occupancy expense ........................     1,312       1,724       1,142
    Equipment expense ........................     2,028       1,884       1,213
    Office expense ...........................       625         371         576
    Data processing fees .....................       981         735         535
    FDIC assessments .........................        48         134         505
    Other ....................................     2,804       3,172       3,128
                                                 -------     -------     -------
                                                  15,784      15,412      13,845
                                                 -------     -------     -------
Income before income taxes ...................     6,537       5,853       4,299

Provision for income taxes ...................     2,471       2,189       1,474
                                                 -------     -------     -------
Net income ...................................   $ 4,066     $ 3,664     $ 2,825
                                                 =======     =======     =======
Earnings per share:
    Basic ....................................   $  3.12     $  3.06     $  3.07
    Diluted ..................................   $  2.80     $  2.77     $  2.76

          See accompanying notes to consolidated financial statements.

                              BANKFIRST CORPORATION

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  Years ended December 31, 1997, 1996 and 1995
         (Dollar amounts in thousands, except share and per share data)

                                                                                             Net
                                                                                          Unrealized     Total
                                                                  Additional                Gains        Stock-
                                            Common    Preferred    Paid-in     Retained    (Losses)     holders'
                                             Stock      Stock      Capital     Earnings  on Securities   Equity
                                           --------    --------    --------    --------    --------    --------
Balance, January 1, 1995 ................. $  1,767    $    641    $ 12,344    $  5,368    $ (1,286)   $ 18,834

Sales of common stock, 40,379 shares .....      101        --         1,207        --          --         1,308

Cash dividends on preferred stock ........     --          --          --           (74)       --           (74)

Cash dividends on common stock ...........                                         (305)                   (305)

Net income ...............................     --          --          --         2,825        --         2,825

Reclassification of ESOP shares subject
  to put options .........................     --          --          (385)       --          --          (385)

Change in unrealized gains (losses) ......     --          --          --          --         1,873       1,873
                                           --------    --------    --------    --------    --------    --------

Balance, January 1, 1996 .................    1,868         641      13,166       7,814         587      24,076

Sales of preferred stock, 97,297 shares ..     --           487       1,314        --          --         1,801

Sales of common stock, 159,606 shares ....      399        --         4,073        --          --         4,472

Conversion of debenture into
  common stock, 25,000 shares ............       63        --           437        --          --           500

Cash dividends on preferred stock ........     --          --          --          (162)       --          (162)

Common stock dividend, 12,695 shares .....       31        --           540        (571)       --          --

Net income ...............................     --          --          --         3,664        --         3,664

Reclassification of ESOP shares subject
  to put options .........................       33        --           288        --          --           321

Change in unrealized gains (losses) ......     --          --          --          --          (518)       (518)
                                           --------    --------    --------    --------    --------    --------

Balance, January 1, 1997 .................    2,394       1,128      19,818      10,745          69      34,154

Stock options exercised, 23,659 shares ...       59        --           465        --          --           524

Conversion of 7,051 shares preferred
  stock into 3,482 shares common stock ...        9         (35)         26        --          --          --

Cash dividends on preferred stock ........     --          --          --          (161)       --          (161)

Common stock split, 253,727 shares .......      634        --          --          (634)       --          --

Cash paid for fractional shares in stock
  split ..................................     --          --          --            (3)       --            (3)

Repurchased common stock, 1,141 shares ...       (3)       --           (44)       --          --           (47)

Net income ...............................     --          --          --         4,066        --         4,066

Reclassification of ESOP shares subject
  to put options .........................        6        --          (153)       --          --          (147)

Change in unrealized gains (losses) ......     --          --          --          --           493         493
                                           --------    --------    --------    --------    --------    --------

Balance, December 31, 1997 ............... $  3,099    $  1,093    $ 20,112    $ 14,013    $    562    $ 38,879
                                           ========    ========    ========    ========    ========    ========

          See accompanying notes to consolidated financial statements.

                              BANKFIRST CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Years ended December 31, 1997, 1996 and 1995
         (Dollar amounts in thousands, except share and per share data)

                                                             1997        1996        1995
                                                           --------    --------    --------
Cash flows from operating activities
    Net income ........................................... $  4,066    $  3,664    $  2,825
    Adjustments to reconcile net income to net
      cash from operating activities
       Provision for loan losses .........................    2,250         517         378
       Depreciation ......................................    1,381       1,071         849
       Amortization and accretion, net ...................     (156)       (329)       (108)
       Gain on securities sales ..........................     (175)       --           (73)
       Loss (gain) on sale of assets .....................       85         625          (3)
       Gain on sale of mortgage loans ....................     (226)       (199)       (181)
       Proceeds from sales of mortgage loans .............   15,491      12,297      10,462
       Originations of mortgage loans held for sale ......  (15,562)    (12,267)    (10,436)
       Proceeds from sale of trading securities ..........     --          --         8,169
       Purchase of trading securities ....................     --          --        (8,115)
       Changes in assets and liabilities
          Accrued interest receivable and other assets ...      (70)        (74)       (303)
          Accrued interest payable and other liabilities .    3,788         177         708
                                                           --------    --------    --------
              Net cash provided by operating activities ..   10,872       5,482       4,172

Cash flows from investing activities
    Time deposits in other banks .........................     --          --         1,350
    Purchase of securities ...............................  (32,378)    (71,380)    (54,474)
    Proceeds from maturities of securities ...............   24,173      73,437      36,563
    Proceeds from sales of securities ....................   13,893        --          --
    Net increase in loans ................................  (35,839)    (62,094)    (31,856)
    Purchase of FHLB stock ...............................     (454)       --          --
    Premises and equipment expenditures, net .............   (6,008)     (1,988)     (2,820)
                                                           --------    --------    --------
          Net cash used in investing activities ..........  (36,613)    (62,025)    (51,237)

Cash flows from financing activities
    Net change in deposits ...............................   28,801      36,437      44,863
    Net change under repurchase agreements
      and other borrowed funds ...........................    9,995      (1,116)      5,519
    Advances from the Federal Home Loan Bank .............     --        10,000        --
    Repayments of advances from Federal Home Loan Bank ...   (2,000)     (3,000)       --
    Payments of notes payable ............................     --        (3,244)       --
    Preferred stock dividends paid .......................     (161)       (162)        (74)
    Common stock dividends paid ..........................     --          --          (305)
    Cash paid for fractional shares in stock split .......       (3)       --          --
    Sales of stock and stock options exercised ...........      524       6,273       1,308
    Repurchase of common stock ...........................      (47)       --          --
                                                           --------    --------    --------
          Net cash provided by financing activities ......   37,109      45,188      51,311
                                                           --------    --------    --------

Net change in cash and cash equivalents ..................   11,368     (11,355)      4,246

Cash and cash equivalents, beginning of year .............   12,995      24,350      20,104
                                                           --------    --------    --------

Cash and cash equivalents, end of year ................... $ 24,363    $ 12,995    $ 24,350
                                                           ========    ========    ========
Supplemental disclosures:
    Interest paid ........................................ $ 16,480    $ 15,264    $ 12,630
    Income taxes paid ....................................    2,203       2,372       1,677
    Loans converted to other real estate .................      422         133         789
    Debenture converted to common stock ..................     --           500        --
    Preferred stock converted to common stock ............       35        --          --
    Reclassification of ESOP shares ......................     (147)        321        (385)

          See accompanying notes to consolidated financial statements.

                              BANKFIRST CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (Dollar amounts in thousands, except share and per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Principles of Consolidation: The consolidated financial statements include the accounts of BankFirst Corporation (formerly Smoky Mountain Bancorp, Inc.) (the "Company") and its wholly-owned subsidiaries, BankFirst (the Bank) and First National Bank of Gatlinburg. In April, 1998, the Company changed its name to BankFirst Corporation. First National Bank of Gatlinburg was merged into BankFirst in March 1997. All significant inter-company balances and transactions have been eliminated in consolidation.

      Nature of Operations: The Bank generates commercial, mortgage and installment loans, and receives deposits from customers located throughout Eastern Tennessee. The majority of the loans are secured by specific items of collateral including business assets, real property and consumer assets. Borrowers' cash flow is expected to be a primary source of repayment. Real estate loans are secured by both residential and commercial real estate. Substantially all operations are in the banking industry.

      Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and future results could differ. Estimates that are more susceptible to change in the near term include the allowance for loan losses and fair values of securities.

      Cash Flow Reporting: Cash and cash equivalents include cash on hand, balances due from banks, and federal funds sold. Net cash flows are reported for customer loan and deposit transactions and other borrowed funds.

      Securities: Securities are classified as held to maturity and are carried at amortized cost when management has the positive intent and ability to hold to maturity. Securities are classified as available for sale when they might be sold prior to maturity for liquidity, asset-liability management, or other reasons. Available for sale securities are carried at fair value, with unrealized gains or losses included as a separate component of equity, net of tax. Trading securities are carried at fair value, with changes in unrealized holding gains and losses included in income. Realized gains or losses are determined based on the amortized cost of the specific security sold. Interest income includes amortization of purchase premium or discounts. Securities are written down to fair value when a decline in fair value is not temporary.

      Loans: Loans are reported at the principal balance outstanding, net of deferred loan fees and costs. Interest income on real estate, commercial and consumer loans is accrued over the term of the loans based on the principal outstanding. Interest income is not reported when full loan repayment is in doubt.

      Allowance for Loan Losses: The allowance for loan losses is a valuation allowance, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance required based on past loan loss experience, known and inherent risks in the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged-off.

      Loans are considered impaired if full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage and consumer loans, and on an individual loan basis for other loans. Impaired loans are carried at the present value of expected cash flows discounted at the loan's effective interest rate or at the fair value of the collateral if the loan is collateral dependent. A portion of the allowance for loan losses is allocated to impaired loans. Loans are evaluated for impairment when payments are delayed, or when the internal grading system indicates a doubtful classification. Payments on such loans are reported as principal reductions.

      Mortgage Loans Held for Sale: Mortgage loans held for sale are carried at the lower of aggregate cost or market. The cost of mortgage loans held for sale is the mortgage note amount plus certain net origination costs less

                              BANKFIRST CORPORATION

         (Dollar amounts in thousands, except share and per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

discounts collected. The aggregate cost of mortgage loans held for sale at year-end 1997 and 1996, is less than their aggregate net realizable value.

      Premises, Furniture and Equipment: Premises, furniture and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed using the straight line and declining-balance methods over the estimated useful lives of the assets. Maintenance and repairs are expensed and major improvements are capitalized. These assets are reviewed for impairment when events indicate the carrying amount may not be recoverable.

      Other Real Estate: Real estate acquired through foreclosure or acceptance of a deed in lieu of foreclosure is recorded at the lower of cost (fair value at date of foreclosure) or fair value less estimated selling costs. Expenses incurred in carrying other real estate are charged to operations as incurred.

      Repurchase Agreements: Substantially all repurchase agreement liabilities represent amounts advanced by various customers that are not covered by federal deposit insurance and are secured by securities owned.

      Income Taxes: The Company files consolidated federal and state income tax returns. Income tax expense is the sum of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

      Loss Contingencies: The Company is involved in various legal actions. In the opinion of management, the outcome of these matters will not have a material effect on the Company's financial position, results of operations, or cash flows.

      Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as disclosed in Note 15. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

      Preferred Stock: The preferred stock pays dividends at a rate of 5%, and is noncumulative, nonvoting, and each share is convertible into .6175 shares of common stock at the option of the holder. The conversion ratio of preferred stock into common stock is adjusted for common stock dividends and splits. Preferred stock has equal liquidation rights to common stock.

      Earnings Per Common Share: Basic earnings per share is based on weighted average common shares outstanding. Diluted earnings per share further assumes issuance of any dilutive potential common shares. Earnings per share are restated for all subsequent stock dividends and splits.

      Reclassifications: Certain items in the 1996 and 1995 financial statements have been reclassified to conform with the 1997 presentation.

      Current  Accounting  Issues:  Statement of Financial  Accounting  Standard
(SFAS) No. 130, "Reporting Comprehensive Income" was issued in June 1997. This Statement requires that certain items be reported in a separate statement of comprehensive income, be included as a separate, additional component of the statement of income, or be added to the statement of stockholders' equity. Such items include foreign currency translations, accounting for futures contracts, accounting for defined benefit pension plans, and accounting for certain investments in debt and equity securities. The periodic change in net appreciation or depreciation on securities available for sale reported in the Company's balance sheet is an element of comprehensive income under this standard. This Statement is effective for the Company in 1998.

                              BANKFIRST CORPORATION

         (Dollar amounts in thousands, except share and per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" was issued in June 1997. This Statement changes the way public companies report information about operating segments in annual financial statements and requires that those companies report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. Operating segments are parts of a company for which separate information is available which is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in evaluating performance. Required disclosures for operating segments include total segment revenues, total segment profit or loss, and total segment assets. The Statement also requires disclosures regarding revenues derived from products and services (or similar groups of products or services), countries in which the company derives revenue or holds assets, and about major customers, regardless of whether this information is used in operating decision making. The Company is required to adopt the disclosure requirements in its 1998 annual report, and in interim periods in 1999. The 1999 interim period disclosures are required to include comparable 1998 information.


NOTE 2 - BUSINESS COMBINATION

      At the close of business on December 31, 1996, BankFirst stockholders exchanged 1,154,652 shares of its common stock for 570,380 shares of BankFirst Corporation (formerly Smoky Mountain Bancorp, Inc.) common stock. In addition, outstanding employee stock options to purchase 221,466 shares of BankFirst common stock were converted into options to purchase approximately 109,404 shares of BankFirst Corporation common stock, as adjusted for the 1997 stock split. The combination has been accounted for in a manner similar to a pooling of interests and, accordingly, the Company's consolidated financial statements were restated in 1996 and 1995 to include the accounts and operations of BankFirst for the period prior to the combination.

      Separate interest income and net income of the merged entities are as follows:

                                                       1996           1995
                                                     -------        -------
     Interest income
          BankFirst Corporation ..................   $17,081        $15,934
          BankFirst ..............................    16,503         13,315
                                                     -------        -------
                                                     $33,584        $29,249
                                                     =======        =======
     Net income
          BankFirst Corporation ..................   $ 1,450        $ 1,224
          BankFirst ..............................     2,214          1,601
                                                     -------        -------
                                                     $ 3,664        $ 2,825
                                                     =======        =======

                                        January 1,                    January 1,
                                          1995          Effect          1995
                                      As Previously       of             As
                                        Reported      Combination     Restated
                                      -------------   -----------     --------
Stockholders' equity
     Common stock ...................   $    464        $  1,303      $  1,767
     Noncumulative convertible
       preferred stock ..............       --               641           641
     Additional paid-in capital .....      2,167          10,177        12,344
     Unrealized loss on securities
       available for sale ...........       (668)           (618)       (1,286)
     Retained earnings ..............      3,818           1,550         5,368
                                        --------        --------      --------
         Total ......................   $  5,781        $ 13,053      $ 18,834
                                        ========        ========      ========

                              BANKFIRST CORPORATION

         (Dollar amounts in thousands, except share and per share data)

NOTE 3 - SECURITIES

      Securities available for sale are summarized as follows:

                                        Gross        Gross
                                      Amortized    Unrealized      Unrealized        Fair
1997                                     Cost         Gains          Losses         Value
----                                 -----------   -----------    -----------    -----------
U.S. Treasury securities .........   $    19,172   $       272    $      --      $    19,444
Obligations of U.S.
  government agencies ............        43,946           492            (29)        44,409
Obligations of states and
  political subdivisions .........         6,145            91           --            6,236
Mortgage-backed securities .......         1,742            83             (2)         1,823
                                     -----------   -----------    -----------    -----------
                                     $    71,005   $       938    $       (31)   $    71,912
                                     ===========   ===========    ===========    ===========

                                        Gross         Gross
                                      Amortized    Unrealized      Unrealized        Fair
1996                                     Cost         Gains          Losses         Value
----                                 -----------   -----------    -----------    -----------
U.S. Treasury securities .........   $    12,422   $        45    $       (52)   $    12,415
Obligations of U.S.
  government agencies ............        60,884           265           (261)        60,888
Obligations of states and
  political subdivisions .........         2,596           117             (1)         2,712
Mortgage-backed securities .......           459          --             --              459
                                     -----------   -----------    -----------    -----------
                                     $    76,361   $       427    $      (314)   $    76,474
                                     ===========   ===========    ===========    ===========

      The amortized cost and estimated market value of debt securities available for sale at year-end 1997, by contractual maturity, is shown below. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.

                                                      Amortized     Fair
                                                        Cost        Value
                                                      ---------   ---------
     Due in one year or less ......................   $   8,195   $   8,201
     Due after one year through five years ........      33,754      34,156
     Due after five years through ten years .......      26,440      26,840
     Due after ten years ..........................         874         892
                                                      ---------   ---------
     Mortgage-backed securities ...................       1,742       1,823
                                                      ---------   ---------
          Total maturities ........................   $  71,005   $  71,912
                                                      =========   =========

                                                   1997      1996      1995
                                                  -------   -------   -------
Sales of securities available for sale
     Realized gains ............................  $   206   $  --     $  --
     Realized losses ...........................       31      --        --

Sales of trading securities
     Realized gains ............................  $  --     $  --     $    75
     Realized losses ...........................     --        --           2

      Securities with a carrying value of $62,097 and $61,415 at year-end 1997 and 1996, were pledged for public deposits and securities sold under agreements to repurchase .

                              BANKFIRST CORPORATION

         (Dollar amounts in thousands, except share and per share data)

NOTE 4 - LOANS AND ALLOWANCE FOR LOANS LOSSES

      At year-end 1997 and 1996, loans consisted of the following:

                                                       1997         1996
                                                    ---------    ---------

     Commercial, industrial and agricultural .....  $  65,681    $  50,286
     Commercial real estate ......................    144,876      140,048
     Real estate construction ....................     18,082       20,894
     Residential real estate .....................     81,235       72,471
     Loans to individuals ........................     39,092       30,782
     Lease financing .............................      1,845        1,055
     Mortgage loans held for sale ................        395          324
     Other .......................................        115          261
                                                    ---------    ---------
         Total loans .............................    351,321      316,121
     Less: Unearned interest income and fees .....       (755)        (872)
           Allowance for loan losses .............     (5,002)      (3,570)
                                                    ---------    ---------
                                                    $ 345,564    $ 311,679
                                                    =========    =========

      Activity in the allowance for loan losses is as follows:

                                                   1997       1996       1995
                                                 -------    -------    -------
     Beginning balance .......................   $ 3,570    $ 3,407    $ 3,282
     Provision ...............................     2,250        517        378
     Loans charged off .......................      (878)      (439)      (400)
     Recoveries of loans charged off .........        60         85        147
                                                 -------    -------    -------
     Balance, end of year ....................   $ 5,002    $ 3,570    $ 3,407
                                                 =======    =======    =======

      Impaired loans consisted of the following at year-end:

                                                    1997      1996
                                                    ----      ----
     Impaired loans
         Loans with allowance allocated .........   $552       $616
         Amount of allowance for loan losses
           allocated ............................     61        216
         Loans with no allowance allocated ......     --         --

                                                    1997       1996    1995
                                                    ----       ----    ----
     Impaired loans
         Average balance during the year ........   $549       $627    $ --
         Interest income recognized thereon .....     --         28      --
         Cash-basis interest income recognized ..     --         28      --

      The aggregate amount of loans to executive officers and directors of the Company and their related interests was approximately $17,157 and $9,595 at year-end 1997 and 1996. During 1997 and 1996, new loans aggregating approximately $9,006 and $605 and amounts collected of approximately $1,444 and $1,569 were transacted with such parties.

                              BANKFIRST CORPORATION

         (Dollar amounts in thousands, except share and per share data)

NOTE 5 - PREMISES, FURNITURE, AND EQUIPMENT

      A summary of premises and equipment as of year-end 1997 and 1996 is as follows:

                                                      1997          1996
                                                    --------      --------

     Land .......................................   $  4,908      $  4,227
     Premises ...................................     11,796         8,855
     Furniture, fixtures and equipment ..........      7,352         5,978
     Construction in progress ...................        963           360
                                                    --------      --------
          Total cost ............................     25,019        19,420
     Accumulated depreciation ...................     (6,282)       (5,225)
                                                    --------      --------
                                                    $ 18,737      $ 14,195
                                                    ========      ========

NOTE 6 - DEPOSITS

      Certificates of deposit of $100 thousand or more were $61,937 and $55,772 at year-end 1997 and 1996.

      At year-end 1997, maturities of time deposits with a term of over one year were as follows, for the next five years.

                 1998 .......................  $ 149,247
                 1999 .......................     22,406
                 2000 .......................      7,081
                 2001 .......................        847
                 2002 .......................      1,941
                 Thereafter .................        325

      The aggregate amount of deposits to executive officers and directors of the Company and their related interests was approximately $1,395 and $912 at year end 1997 and 1996.

NOTE 7 - BORROWINGS

      Securities sold under agreements to repurchase and treasury tax and loan deposits are financing arrangements. Securities involved with the agreements are recorded as assets and are held by a safekeeping agent and the obligations to repurchase the securities are reflected as liabilities. Securities sold under agreements to repurchase consist of short term excess funds from repurchase agreements and overnight liabilities to deposit customers arising from a cash management program. While effectively deposit equivalents, such arrangements are in the form of repurchase agreements. Other borrowed funds were comprised of treasury tax and loan deposits which bear interest at the federal funds rate less .25%.

      Information concerning securities sold under agreements to repurchase at year-end 1997 and 1996 is summarized as follows:

                                                              1997        1996
                                                            -------     -------

     Average month-end balance during the year ...........  $ 9,137     $ 7,365
     Average interest rate during the year ...............     4.76%       4.84%
     Maximum month-end balance during the year ...........  $16,302     $ 9,715

      The aggregate amount of securities sold under agreements to repurchase from executive officers and directors of the Company and their related interests were $4,014 and $-0- at year-end 1997 and 1996.

                              BANKFIRST CORPORATION

         (Dollar amounts in thousands, except share and per share data)

NOTE 7 - BORROWINGS (Continued)

Federal Home Loan Bank advances consist of the following at year-end 1997 and 1996:

                                                                1997      1996
                                                              -------   -------

     6.40% fixed rate advance, interest only monthly,
      principal due at maturity on April 25, 1997 ........... $  --     $ 1,000
     6.60% fixed rate advance, interest only monthly,
       principal due at maturity on October 24, 1997 ........    --       1,000
     Variable rate, interest only monthly, principal due at
       maturity on September 30, 1998 .......................   5,000     5,000
     Variable rate, interest only monthly, principal due at
       maturity on April 30, 1998 ...........................   5,000     5,000
                                                              -------   -------
                                                              $10,000   $12,000
                                                              =======   =======

      These advances are collateralized by a blanket pledge of qualifying mortgage loans totaling $15,000 and $18,000 at year-end 1997 and 1996.

      At year-end 1997, the Company had approximately $29,000 of federal funds lines of credit available from correspondent institutions, and $2,200 unused lines of credit with the Federal Home Loan Bank.

NOTE 8 - RETIREMENT PLANS

      A 401(k) profit sharing plan covers substantially all employees. Employee contributions are voluntary and employer contributions are discretionary. Employee contributions are fully vested and employer contributions are fully vested after five years. Expense was $135, $75 and $56 for 1997, 1996 and 1995.

      The Company has an Employee Stock Ownership Plan (ESOP) which enables employees who have met minimum service and age requirements to acquire shares of the Company's common stock. Cost of the Plan is borne by the Company through discretionary contributions to an employee stock ownership trust. All shares under the plan were allocated at year end 1997, 1996 and 1995. Shares of common stock are allocated to each participating employee and are held in trust until the employee's termination, retirement or death. The Company's contribution to the ESOP was $30 in 1996. There was no contribution in 1997 or 1995.

      Upon withdrawal from the plan, participants are entitled to require the Company to repurchase the stock (referred to as a put option). Withdrawn participants are entitled to exercise the put option for a period of not more than 60 days following the date of distribution of the stock. At year-end 1997, 1996, and 1995, the fair value of ESOP shares subject to repurchase was $1,536, $1,389, and $1,710, the fair value per share was $44.00, $38.40, $34.80, and shares held by the ESOP were 34,915, 36,169, and 49,145. The value of shares subject to the put option have been presented outside of stockholders' equity since no active market existed for the Company's common stock.

NOTE 9 - INCOME TAXES

Income tax expense is summarized as follows:

                                      1997            1996            1995
                                    -------         -------         -------
     Current ....................   $ 2,706         $ 2,209         $ 1,404
     Deferred ...................      (235)            (20)             70
                                    -------         -------         -------
                                    $ 2,471         $ 2,189         $ 1,474
                                    =======         =======         =======

     Federal ....................   $ 2,080         $ 1,852         $ 1,338
     State ......................       391             337             136
                                    -------         -------         -------
                                    $ 2,471         $ 2,189         $ 1,474
                                    =======         =======         =======

                              BANKFIRST CORPORATION

         (Dollar amounts in thousands, except share and per share data)

NOTE 9 - INCOME TAX (Continued)

      Deferred income taxes reflect the effect of "temporary differences" between values recorded for assets and liabilities for financial reporting purposes and values utilized for measurement in accordance with tax laws. The tax effects of the primary temporary differences giving rise to the Company's net deferred tax assets and liability are as follows:

                                           1997                    1996
                                   ---------------------   ---------------------
                                     Assets  Liabilities     Assets  Liabilities
                                   --------- -----------   --------- -----------
Allowance for loan losses .......  $   1,059  $    --      $     516  $    --
Unearned loan income ............       --         --             44       --
Unrealized gain on securities ...       --         (345)        --          (44)
Depreciation ....................       --         (623)        --         (511)
Other real estate ...............         19       --             19       --
FHLB dividends ..................       --         (144)        --          (82)
Other ...........................       --         (261)        --         (169)
                                   ---------  ---------    ---------  ---------
     Total deferred income taxes.  $   1,078  $  (1,373)   $     579  $    (806)
                                   =========  =========    =========  =========

      A reconciliation of expected income tax expense at the statutory federal income tax rate of 34% with the actual effective income tax rates, is as follows:

                                                  1997       1996       1995
                                                ------     ------     ------

     Statutory federal tax rate ...............   34.0%      34.0%      34.0%
     State income tax, net of federal benefit .    4.0        4.0        4.0
     Tax exempt income ........................   (0.1)      (1.4)      (3.4)
     Other ....................................   (0.1)       0.8        (.3)
                                                ------     ------     ------
                                                  37.8%      37.4%      34.3%
                                                ======     ======     ======

NOTE 10 - COMMITMENTS AND FINANCIAL INSTRUMENTS
  WITH OFF-BALANCE-SHEET RISK

      The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include loan commitments and standby letters of credit. The substantial majority of these instruments are with parties in the Knoxville and surrounding East Tennessee area. The instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the financial statements.

      The exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and standby letters of credit is represented by the contractual amount of those instruments. The same credit policies are used in making commitments and conditional obligations as are used for on-balance-sheet instruments. There are no significant concentrations of credit risk with any individual counterparty to originate loans.

      Financial instruments whose contract amounts represent credit risk at year-end 1997 and 1996 were as follows:

                                                       1997           1996
                                                     -------        -------

     Loan commitments ............................   $ 8,702        $ 1,400
     Standby letters of credit ...................     6,589          9,052
     Unused lines of credit ......................    50,287         50,015

                              BANKFIRST CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
         (Dollar amounts in thousands, except share and per share data)

NOTE 10 - COMMITMENTS AND FINANCIAL INSTRUMENTS
  WITH OFF-BALANCE-SHEET RISK (Continued)

      Since many of the loan commitments may expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. Each customer's credit worthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment, and/or income-producing commercial properties.

      The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The aggregate amount of loan commitments and standby letters of credit to executive officers and directors of the Company was approximately $2,832 and $1,718 at year-end 1997 and 1996.

NOTE 11 - RELATED PARTY TRANSACTIONS

      The Bank was a 50% partner with a related party, the purpose of which was to own and operate a building in downtown Knoxville, Tennessee. The Bank's main offices occupy a portion of this building. During 1997, the Bank purchased the other partner's interest in the building at a fair market value of $924 based on an independent appraisal. The partnership was dissolved following the consummation of the transaction. Total payments received from tenants of the buildings other than the Bank totaled $105 in 1997. The Bank's contributions to the partnership expenses were approximately $169, $313 and $192 in 1997, 1996 and 1995.

NOTE 12 - REGULATORY MATTERS

      The Company and Bank are subject to regulatory capital requirements administered by federal and state banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, under capitalized, significantly under capitalized, and critically under capitalized, although these terms are not used to represent overall financial condition. If under capitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required.

      At year-end, the capital requirements were met. Actual capital levels (in millions) and minimum required levels were:

                                                                                                Minimum Amounts to be
                                                                                                  Well Capitalized
                                                                         Minimum Required           Under Prompt
                                                                           for Capital            Corrective Action
                                                    Actual              Adequacy Purposes            Provisions
                                               -----------------       -----------------         ------------------
                                               Actual      Ratio       Actual        Ratio       Actual       Ratio
                                               ------      -----       ------        -----       ------       -----
1997
----
Total Capital (to Risk Weighted Assets)
     Consolidated .........................   $   40.4      11.1%     $  29.2         8.0%       $  36.5       10.0%
     BankFirst ............................       42.5      11.6         29.2         8.0           36.5       10.0

Tier 1 Capital (to Risk Weighted Assets)
     Consolidated .........................   $   39.6      10.8%     $  14.6         4.0%       $  21.9        6.0%
     BankFirst ............................       37.9      10.4         14.6         4.0           21.9        6.0

Tier 1 Capital (to Average Assets)
     Consolidated .........................   $   39.6       8.6%     $  18.3         4.0%       $  22.9        5.0%
     BankFirst ............................       37.9       8.3         18.3         4.0           22.9        5.0

                              BANKFIRST CORPORATION

         (Dollar amounts in thousands, except share and per share data)

NOTE 12 - REGULATORY MATTERS (Continued)

                                                                                                Minimum Amounts to be
                                                                                                  Well Capitalized
                                                                         Minimum Required           Under Prompt
                                                                           for Capital            Corrective Action
                                                    Actual              Adequacy Purposes            Provisions
                                               -----------------       -----------------         ------------------
                                               Actual      Ratio       Actual        Ratio       Actual       Ratio
                                               ------      -----       ------        -----       ------       -----
1996
----
Total Capital (to Risk Weighted Assets)
     Consolidated .........................   $   38.8       12.0%    $  25.9           8%       $  32.4        10%
     BankFirst ............................       22.2       13.1        13.6           8           17.0        10
     FNB of Gatlinburg ....................       15.3        9.9        12.3           8           15.4        10

Tier 1 Capital (to Risk Weighted Assets)
     Consolidated .........................   $   35.1       10.9%    $  12.9           4%       $  19.5         6%
     BankFirst ............................       20.3       12.0         6.8           4           10.2         6
     FNB of Gatlinburg ....................       13.7        8.9         6.2           4            9.2         6

Tier 1 Capital (to Average Assets)
     Consolidated .........................   $   35.2        8.3%    $  17.1           4%       $  21.3         5%
     BankFirst ............................       20.3        9.4         8.6           4           10.8         5
     FNB of Gatlinburg ....................       13.7        6.5         8.4           4           10.6         5

      The Company and subsidiary bank were well capitalized at year-end 1997.

      The Company's primary source of funds to pay dividends to stockholders is the dividends it receives from the Bank. The Bank is subject to certain regulations on the amount of dividends it may declare without prior regulatory approval. Under these regulations, the amount of dividends that may be paid in any year is limited to that year's net profits, as defined, combined with the retained net profits of the preceding two years, less dividends declared during those periods. At year-end 1997, $6,200 of retained earnings was available for dividends in future periods.

      The Bank was required to have approximately $3,516 and $2,517 of cash on hand to meet regulatory reserve requirements at year-end 1997 and 1996.

NOTE 13 - STOCK OPTIONS

      The Company maintains a stock option plan, which is administered by the Executive Committee of the Board of Directors. A maximum of 625,000 stock options may be issued to selected directors, officers, and other key employees. The exercise price of each option is the fair market value of the Company's common stock on the date of grant. The maximum term of the options is ten years. Certain options may be exercised immediately upon grant, and certain options vest at an annual rate of 20%, allowing 20% of the options to be exercised at each grant anniversary date. At year-end 1997, 423,961 shares are authorized for future grant.

                              BANKFIRST CORPORATION

         (Dollar amounts in thousands, except share and per share data)

NOTE 13 - STOCK OPTIONS (Continued)

      A summary of the Company's option activity, and related information for the year-ended 1997, 1996, and 1995 is presented below:

                                                   1997                      1996                     1995
                                          ----------------------     ---------------------     ---------------------
                                                        Weighted                  Weighted                  Weighted
                                                         Average                   Average                   Average
                                                        Exercise                  Exercise                  Exercise
                                          Options         Price      Options        Price      Options        Price
                                          -------         -----      -------        -----      -------        -----
Outstanding at beginning
  of year ............................      177,529    $ 26.03        109,404     $ 21.24         93,966    $  18.62
Granted ..............................       32,876       38.40        68,125       34.80         15,438       32.39
Exercised ............................      (28,153)      18.62            --          --             --          --
Forfeited ............................       (9,366)      35.60            --          --             --          --
                                        -----------    --------   -----------     -------    -----------    --------
Outstanding at end of year ...........      172,886       30.94       177,529       26.03        109,404       20.55
Options exercisable at year-end ......       92,443       22.75       108,318       20.45        108,046       20.41
                                        -----------               -----------                -----------
Weighted-average fair value of
 options granted during the year .....  $     15.44               $     12.32                $     14.59
                                        ===========               ===========                ===========

      Options outstanding at year-end 1997 had a range of exercise prices from $18.62 to $38.40 and had a weighted average remaining life of seven years. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1997, 1996, and 1995: risk-free interest rate of 6.75%, 7.03% and 7.04%, and expected lives of seven, eight and nine years. No assumption was made for estimated volatility since it is not feasible to determine this assumption for a non-public entity whose stock is not actively traded. With estimated volatility, the option pricing model produces the option's minimum value.

      No expense for stock options is recorded, as the grant price equals the market price of the stock at grant date. The following disclosures show the effect on income and earnings per share had the options' fair value been recorded using an option pricing model. If additional options are granted, the proforma effect will increase in the future.

                                              1997                    1996                   1995
                                      -------------------     -------------------    -------------------
                                         As                      As                     As
                                      Reported   Proforma     Reported   Proforma    Reported   Proforma
                                      --------   --------     --------   --------    --------   --------
   Net income .....................   $ 4,066     $ 3,838      $ 3,664   $ 3,661      $ 2,825    $ 2,544

   Basic earnings per share .......   $  3.12     $  2.94      $  3.06   $  3.05      $  3.07    $  2.84
   Diluted earnings per share .....      2.80        2.57         2.77      2.69         2.76       2.10

                              BANKFIRST CORPORATION

         (Dollar amounts in thousands, except share and per share data)

NOTE 14 - EARNINGS PER SHARE

      A reconciliation of the numerators and denominators of the earnings per common share and earnings per common share assuming dilution computations are presented below.

                                                       1997           1996           1995
                                                    -----------    -----------    -----------
Earnings Per Share

    Net income ...................................  $     4,066    $     3,664    $     2,825
    Less:  Dividends declared on preferred stock .         (161)          (162)           (74)
                                                    -----------    -----------    -----------
       Net income available to common
         stockholders ............................  $     3,905    $     3,502    $     2,751
                                                    ===========    ===========    ===========

    Weighted average common shares outstanding ...    1,251,556      1,145,754        895,843
                                                    ===========    ===========    ===========

       Earnings per share ........................  $      3.12    $      3.06    $      3.07
                                                    ===========    ===========    ===========

Earnings Per Share Assuming Dilution

    Net income available to common stockholders ..  $     3,905    $     3,502    $     2,751

    Add back dividends upon assumed conversion
      of preferred stock .........................          161            162             74
                                                    -----------    -----------    -----------
       Net income available to common
         stockholders assuming conversion ........  $     4,066    $     3,664    $     2,825
                                                    ===========    ===========    ===========

    Weighted average common shares outstanding ...    1,251,556      1,145,754        895,843

    Add:  Dilutive effects of assumed conversions
      and exercises:
       Convertible preferred stock ...............      137,106        139,283         79,522
       Convertible debenture .....................         --            7,813          7,813
       Stock options .............................       62,605         31,633         39,848

    Weighted average common and dilutive
      potential common shares outstanding ........    1,451,267      1,324,483      1,023,026
                                                    -----------    -----------    -----------
       Earnings per share assuming dilution ......  $      2.80    $      2.77    $      2.76
                                                    ===========    ===========    ===========

NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value and estimated fair value of the Company's financial instruments are as follows at year-end 1997 and 1996.

                                              1997                  1996
                                      -------------------   -------------------
                                      Carrying     Fair     Carrying     Fair
                                       Value      Value      Value      Value
                                      --------   --------   --------   --------
Financial assets:
   Cash and cash equivalents .......  $ 24,363   $ 24,363   $ 12,995   $ 12,995
   Securities available for sale ...    71,912     71,912     76,474     76,474
   Loans, net ......................   345,564    348,229    311,679    310,065

Financial liabilities:
   Demand, savings, and money
     market accounts ...............   213,306    213,306    183,483    183,483
   Certificate of deposits .........   181,846    180,856    182,868    183,026
   Advances from FHLB ..............    10,000      9,884     12,000     11,111
   Repurchase agreement and other ..    16,511     16,511      6,516      6,516

                              BANKFIRST CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
         (Dollar amounts in thousands, except share and per share data)

NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

      The following methods and assumptions were used to estimate the fair values for financial instruments. The carrying amount is considered to estimate fair value for cash and short-term instruments, demand deposits, liabilities for borrowed money, and variable rate loans or deposits that reprice frequently and fully. Securities available for sale fair values are based on quoted market prices or, if no quotes are available, on the rate and term of the security and on information about the issuer. For fixed rate loans or deposits and for variable rate loans or deposits with infrequent repricing or repricing limits, the fair value is estimated by discounted cash flow analysis using current market rates for the estimated life and credit risk. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable. Liabilities for borrowed money are estimated using rates of debt with similar terms and remaining maturities.

NOTE 16 - PARENT COMPANY CONDENSED FINANCIAL STATEMENTS

                                 BALANCE SHEETS
                     Years ended December 31, 1997 and 1996

                                                              1997        1996
                                                            -------     -------
Assets
   Cash and cash equivalents ............................   $ 1,604     $     9
   Interest bearing deposit .............................      --         1,200
   Investment in subsidiary banks .......................    38,753      34,370
   Other ................................................        58           5
                                                            -------     -------
       Total assets .....................................   $40,415     $35,584
                                                            =======     =======
   Total liabilities ....................................      --            41
                                                            -------     -------

Employee stock ownership plan ...........................     1,536       1,389

Stockholders' equity
   Common stock .........................................     3,099       2,394
   Preferred stock ......................................     1,093       1,128
   Additional paid-in capital ...........................    20,112      19,818
   Retained earnings ....................................    14,013      10,745
   Unrealized gain on securities ........................       562          69
                                                            -------     -------
       Total stockholders' equity .......................    38,879      34,154
                                                            -------     -------
       Total liabilities and stockholders' equity .......   $40,415     $35,584
                                                            =======     =======

                              STATEMENTS OF INCOME
                  Years ended December 31, 1997, 1996, and 1995

                                                     1997      1996       1995
                                                   -------   -------    -------
Dividends from subsidiary banks ................   $   173   $   380    $   700
Other income ...................................       149       141        120
                                                   -------   -------    -------
       Total income ............................       322       521        820

Interest expense ...............................      --         120        296
Other expense ..................................       143       301        788
                                                   -------   -------    -------
       Total expenses ..........................       143       421      1,084
                                                   -------   -------    -------
Income before income taxes .....................       179       100       (264)
Income tax expense (benefit) ...................         3      (106)      (366)
                                                   -------   -------    -------
Income before equity in undistributed
 income of subsidiaries ........................       176       206        102
Equity in undistributed net income
 of subsidiaries ...............................     3,890     3,458      2,723
                                                   -------   -------    -------
Net income .....................................   $ 4,066   $ 3,664    $ 2,825
                                                   =======   =======    =======

                              BANKFIRST CORPORATION

         (Dollar amounts in thousands, except share and per share data)

NOTE 16 - PARENT COMPANY CONDENSED FINANCIAL STATEMENTS (Continued)

                            STATEMENTS OF CASH FLOWS
                  Years ended December 31, 1997, 1996, and 1995

                                                               1997       1996       1995
                                                             -------    -------    -------
Operating activities
   Net income ............................................   $ 4,066    $ 3,664    $ 2,825
   Adjustments to reconcile net income to net
     cash provided by operating activities:
       Undistributed net income of subsidiaries ..........    (3,890)    (3,458)    (2,723)
       Change in assets ..................................       (53)       (23)         2
       Change in liabilities .............................       (41)       (10)      --
                                                             -------    -------    -------
            Net cash provided by operating activities ....        82        173        104
Net cash used in investment activities
   Change in time deposit with other banks ...............     1,200     (1,200)      --
                                                             -------    -------    -------
Financing activities
   Payments of notes payable .............................      --       (3,244)      --
   Preferred stock dividends paid ........................      (161)      (162)       (74)
   Common stock dividends paid ...........................      --         --         (305)
   Cash paid for fractional shares in stock split ........        (3)      --         --
   Effect of internal reorganization .....................      --       (1,846)    (1,235)
   Sales of common stock and stock options exercised .....       524      6,273      1,308
   Repurchase of common stock ............................       (47)      --         --
                                                             -------    -------    -------
       Net cash provided by (used in) financing
         activities ......................................       313      1,021       (306)
                                                             -------    -------    -------
Net change in cash and cash equivalents ..................     1,595         (6)      (202)

Cash and cash equivalents, beginning of year .............         9         15        217
                                                             -------    -------    -------
Cash and cash equivalents, end of year ...................   $ 1,604    $     9    $    15
                                                             =======    =======    =======

NOTE 17 - SUBSEQUENT EVENTS

      On January 16, 1998, the Bank acquired a mortgage loan origination and servicing company for $7.5 million cash in a business combination accounted for as a purchase. The mortgage company's primary asset was loan servicing rights of approximately $7.0 million. The excess of the purchase price over the fair value of net asset acquired, $1.9 million, will be amortized on a straight-line basis over 15 years.

      On March 19, 1998, the Company and First Franklin Bancshares, Inc. ("First Franklin") agreed in principle that all of the outstanding common stock of First Franklin would be acquired by the Company in a business combination to be accounted for as a pooling of interest. At December 31, 1997, First Franklin had total assets of $182.0 million and total equity of $21.0 million. Upon consummation of the transaction, stockholders of First Franklin will receive
4.41 shares of the Company's common stock for each share of First Franklin common stock. Historical financial information presented in future reports will be restated to include First Franklin. Consummation of the transaction is subject to regulatory and stockholder approval.

                              BANKFIRST CORPORATION

         (Dollar amounts in thousands, except share and per share data)

NOTE 17 - SUBSEQUENT EVENTS (Continued)

      The following summarized operating data gives effect to the acquisition had it occurred on January 1, 1995:

                                          1997            1996          1995
                                      ------------    ------------    ----------

Net interest income ...............   $     28,635    $     25,460   $    23,037
                                      ============    ============    ==========

Net income ........................   $      6,628    $      6,049   $     5,179
                                      ============    ============    ==========

Basic earnings per share ..........   $       3.27    $       3.14    $     3.14
                                      ============    ============    ==========

Diluted earnings per share ........   $       3.05    $       2.94    $     2.95
                                      ============    ============    ==========

                              BANKFIRST CORPORATION

                           CONSOLIDATED BALANCE SHEET
         (Dollar amounts in thousands, except share and per share data)

                                                                  March 31, 1998
                                                                  --------------
                                                                    (Unaudited)
ASSETS
   Cash and due from banks .....................................      $ 23,711
   Securities available for sale, at fair value ................        75,206
   Mortgage loans held for sale ................................        19,969
   Loans, net ..................................................       361,029
   Premises and equipment, net .................................        19,202
   Mortgage servicing rights ...................................         6,992
   Federal Home Loan Bank Stock, at cost .......................         2,422
   Intangible assets ...........................................         2,120
   Accrued interest receivable and other asset .................         6,176
                                                                      --------
    Total assets ...............................................      $516,827
                                                                      ========


LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
    Noninterest-bearing deposits ...............................      $ 75,992
    Interest-bearing deposits ..................................       334,133
                                                                      --------
       Total deposits ..........................................       410,125

    Federal funds purchased ....................................        14,500
    Securities sold under agreements
       to repurchase ...........................................        19,175
    Advances from the Federal Home Loan Bank ...................        25,000
    Accrued interest payable and other liabilities .............         6,280
                                                                      --------
       Total liabilities .......................................       475,080

Employee Stock Ownership Plan ..................................         1,745

Stockholders' equity
    Common stock:  $2.50 par value, 3,000,000
      shares authorized, 1,275,893 shares
      outstanding ..............................................         3,105
    Noncumulative convertible preferred stock:  $5 par value,
      1,000,000 shares authorized, 215,805 shares outstanding ..         1,079
    Additional paid-in capital .................................        19,938
    Retained earnings ..........................................        15,206
    Unrealized gain on securities available for sale ...........           674
                                                                      --------
       Total stockholders' equity ..............................        40,002
                                                                      --------
       Total liabilities and stockholders' equity ..............      $516,827
                                                                      ========

        See accompanying notes to the consolidated financial statements.

                              BANKFIRST CORPORATION

                        CONSOLIDATED STATEMENTS OF INCOME
         (Dollar amounts in thousands, except share and per share data)

                                                    Three months ended March 31,
                                                    ----------------------------
                                                             (Unaudited)
                                                      1998                1997
                                                      ----                ----
Interest income
    Interest and fees on loans ....................   $ 9,088           $ 7,753
    Taxable securities ............................     1,089             1,181
    Nontaxable securities .........................        57                32
    Other .........................................        46                59
                                                      -------           -------
                                                       10,280             9,025
Interest expense
    Deposits ......................................     3,774             3,694
    Short-term borrowings .........................       484               168
    Long-term borrowings ..........................       144               169
                                                      -------           -------
                                                        4,402             4,031
                                                      -------           -------
Net interest income ...............................     5,878             4,994
Provision for loan losses .........................       225               300
                                                      -------           -------
Net interest income after
   provision for loan losses ......................     5,653             4,694
Noninterest income
    Service charges and fees ......................       466               537
    Loan servicing income, net of amortization ....       325              --
    Net gain on loan sales ........................       206                52
    Trust department income .......................        24                14
    Other .........................................       452               260
                                                      -------           -------
                                                        1,473               863
Noninterest expenses
    Salaries and employee benefits ................     2,820             1,988
    Occupancy expense .............................       434               261
    Equipment expense .............................       496               495
    Office expense ................................       327                70
    Data processing fees ..........................       285               239
    FDIC assessments ..............................        11                29
    Merger expnese ................................        39              --
    Other .........................................       736               838
                                                      -------           -------
                                                        5,148             3,920
                                                      -------           -------
Income before income taxes ........................     1,978             1,637
Provision for income taxes ........................       746               577
                                                      -------           -------
Net income ........................................   $ 1,232           $ 1,060
                                                      =======           =======
Other comprehensive income (loss),
    net of tax
    Change in unrealized
      gain (loss) on securities ...................       112              (545)
                                                      -------           -------
Comprehensive income ..............................   $ 1,344           $   515
                                                      =======           =======
Earnings per share:
    Basic .........................................   $  0.94           $  0.82
    Diluted .......................................   $  0.84           $  0.74

        See accompanying notes to the consolidated financial statements.

                              BANKFIRST CORPORATION

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                        Three Months ended March 31, 1998
                                   (Unaudited)
         (Dollar amounts in thousands, except share and per share data)

                                                                                                        Net
                                                                                                     Unrealized           Total
                                                                         Additional                    Gains              Stock-
                                              Common      Preferred        Paid-in        Retained    (Losses)           holders'
                                               Stock        Stock          Capital         Earnings  on Securities        Equity
                                               -----        -----          -------         --------  -------------        ------
Balance, January 1, 1998 ...................   $3,099       $1,093         $20,112         $14,013        $562           $38,879
Stock options exercised, 814 shares ........        2         --                25            --           --                 27
Conversion of 2,703 shares of
 preferred stock into 1,669 shares
 common stock ..............................        4          (14)             10            --           --               --
Cash dividend on preferred stock ...........    --            --            --                 (39)        --                (39)
Net income .................................    --            --            --               1,232         --              1,232
Reclassification of ESOP shares
 subject to put options ....................    --            --              (209)           --           --               (209)
Change in unrealized gains .................    --            --            --                --           112               112
 (losses)
                                               ------       ------         -------         -------        ----           -------
Balance, March 31, 1998 ....................   $3,105       $1,079         $19,938         $15,206        $674           $40,002
                                               ======       ======         =======         =======        ====           =======

        See accompanying notes to the consolidated financial statements.

                              BANKFIRST CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
         (Dollar amounts in thousands, except share and per share data)

                                                              Three months
                                                             ended March 31,
                                                            ----------------
                                                            1998        1997
                                                            ----        ----
                                                               (Unaudited)
Cash flows from operating activities
   Net income .........................................  $  1,232    $  1,060
   Adjustments to reconcile net income
     to net cash from operating activities
     Provision for loan losses ........................       225         300
     Depreciation .....................................       303         289
     Amortization and accretion, net ..................      (343)        (40)
     Gain on sale of mortgage loans ...................      (206)        (52)
     Proceeds from sales of mortgage loans ............    29,806       1,899
     Purchases of mortgage loans held for sale ........   (11,944)       --
     Originations of mortgage loans held for sale .....   (30,963)     (2,140)
     Changes in assets and liabilities
       Accrued interest receivable and other assets ...    (2,124)       (731)
       Accrued interest payable and other liabilities .      (691)        583
                                                         --------    --------
         Net cash provided by (used in)
            operating activities ......................   (14,705)      1,168

Cash flows from investing activities
   Net cash paid for mortgage company .................    (7,449)       --
   Purchase of securities .............................    (4,095)     (3,522)
   Proceeds from maturities of securities .............     1,000       6,573
   Net increase in loans ..............................   (16,085)    (16,091)
   Purchase of FHLB stock .............................       (42)       (556)
   Premises and equipment expenditures, net ...........      (603)     (1,670)
                                                         --------    --------
     Net cash used in investing activities ............   (27,274)    (15,266)

Cash flows from financing activities
   Net change in deposits .............................    14,973      10,274
   Net change in securities sold
     under agreements to repurchase ...................     2,873         295
   Net change in federal funds purchased ..............    14,291      10,450
   Advances from the FHLB .............................    15,000        --
   Repayment of notes payable .........................    (5,798)       --
   Preferred stock dividends paid .....................       (39)        (40)
   Stock options exercised ............................        27        --
                                                         --------    --------
     Net cash provided by financing activities ........    41,327      20,979
                                                         --------    --------

Net change in cash and cash equivalents ...............      (652)      6,881

Cash and cash equivalents, beginning of period ........    24,363      12,995
                                                         --------    --------

Cash and cash equivalents, end of period ..............  $ 23,711    $ 19,876
                                                         ========    ========


Supplemental disclosures:
   Interest paid ......................................  $  2,013    $  1,827
   Income taxes paid ..................................       250         131
   Loans converted to other real estate ...............       178         107
   Preferred stock converted to common stock ..........        14        --
   Reclassification of ESOP shares ....................       209        --

        See accompanying notes to the consolidated financial statements.

                              BANKFIRST CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (Dollar amounts in thousands, except share and per share data)

      Principles of Consolidation: The consolidated financial statements include the accounts of BankFirst Corporation (formerly Smoky Mountain Bancorp, Inc.) (the "Company") and its wholly-owned subsidiary, BankFirst (the "Bank"), and the Bank's wholly-owned subsidiary, Curtis Mortgage Company. In April, 1998, the Company changed its name to BankFirst Corporation.

      The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information, and accordingly they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month periods ended March 31, 1998 and 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998, or for the year ended December 31, 1997. For further information, refer to the consolidated financial statements and footnotes thereto included BankFirst's consolidated financial statements for the year ended December 31, 1997.

      Mortgage Banking Activities: Mortgage loans are originated and intended for sale in the secondary market are carried at the lower of cost or estimated aggregate market value. Mortgage loans are sold into the secondary market at market prices, which includes consideration for normal servicing fees. The total cost of mortgage loans purchased or originated with the intent to sell is allocated between the loan servicing right and the mortgage loan without servicing, based on their relative fair values. The capitalized cost of loan servicing  rights  is  amortized  in  proportion  to,  and over the  period  of, estimated net future servicing revenue. Mortgage servicing rights are periodically evaluated for impairment by stratifying them based on predominant risk characteristics of the underlying serviced loans, such as loan type, term and note rate. Impairment represents the excess of cost of an individual mortgage servicing rights stratum over its fair value, and is recognized through a valuation allowance.

      Borrowings: Federal funds purchased are overnight borrowings. Advances from the Federal Home Loan Bank are comprised of $15,000 overnight, $5,000 due April 30, 1998, and $5,000 due September 30, 1998.

      Comprehensive Income: The Company adopted Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income", effective for the interim period ended March 31, 1998. This Standard requires reporting of comprehensive income, defined as changes in equity other than those resulting from investments by or distributions to stockholders. Net income, plus or minus "other comprehensive income" results in comprehensive income. The only item of other comprehensive income applicable to the Company is the change in unrealized gain or loss on securities available for sale. Comprehensive income is reported on the statement of income. The period ended March 31, 1997 was restated to meet the current reporting format.

      Purchase Transaction: On January 16, 1998, the Bank acquired Curtis Mortgage Company, a mortgage loan origination and servicing company, for $7,500 in a business combination accounted for as a purchase. The results of operations of Curtis Mortgage Company is included in the accompanying financial statements since the date of acquisition. The excess of the purchase price over the fair value of net assets acquired resulted in $1,900 of goodwill, which is being amortized on a straight-line basis over 15 years. Upon the transaction, $6,065 of the purchase price was allocated to mortgage servicing rights, which are being amortized on a level-yield basis over the life of the underlying loans.

      Assets and liabilities acquired were:

        Cash ...................................................  $    51
        Loans held for sale ....................................    6,267
        Mortgage servicing rights ..............................    7,000
        Furniture and equipment ................................      165
        Accrued interest receivable and other assets ...........      375
        Notes payable ..........................................   (5,798)
        Accrued and other liabilities ..........................   (2,460)

                              BANKFIRST CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (Dollar amounts in thousands, except share and per share data)

      Subsequent  Event:  On March 19,  1998,  the  Company  and First  Franklin
Bancshares, Inc. ("First Franklin") agreed in principle that all of the outstanding common stock of First Franklin would be acquired by the Company in a business combination to be accounted for as a pooling of interest. At March 31, 1998, First Franklin had total assets of $185 and total equity of $22. Upon consummation of the transaction, stockholders of First Franklin will receive
4.41 shares of the Company's common stock for each share of First Franklin common stock. Historical financial information presented in future reports will be restated to include First Franklin. Consummation of the transaction is subject to regulatory and stockholder approval.

      The following summarized operating data gives effect to the acquisition had it occurred on January 1, 1997:

                                               Three months ended March 31,
                                                1998                1997
                                                ----                ----
      Net interest income ....................  $7,796             $6,745
      Net income .............................  $1,703             $1,567
      Basic earnings per share ...............    $.83               $.78
      Diluted earnings per share .............    $.78               $.72

      Earnings Per Share: Basic earnings per share is based on weighted average common shares outstanding. Diluted earnings per share further assumes issuance of any dilutive potential common shares. Earnings per share are restated for all subsequent stock dividends and splits.

      A reconciliation of the numerators and denominators of the earnings per common share and earnings per common share assuming dilution computations are presented below

                                                         Three months ended
                                                             March 31,
                                                        -------------------
                                                        1998           1997
                                                        ----           ----
                                                            (Unaudited)
Earnings Per Share
    Net income ...................................  $     1,232          1,060
    Less:  Dividends declared on preferred stock .          (39)           (40)
                                                    -----------    -----------
       Net income available to common
         stockholders ............................  $     1,193    $     1,020
                                                    ===========    ===========
    Weighted average common shares outstanding ...    1,273,994      1,242,103
                                                    ===========    ===========
       Earnings per share ........................  $      0.94    $      0.82
                                                    ===========    ===========

Earnings Per Share Assuming Dilution
    Net income available to common stockholders .. $ 1,193 $ 1,020 Add back dividends upon assumed conversion
      of preferred stock .........................           39             40
                                                    -----------    -----------
       Net income available to common
         stockholders assuming conversion ........  $     1,232    $     1,060
                                                    ===========    ===========
    Weighted average common shares outstanding ...    1,273,994      1,242,103
    Add:  Dilutive effects of assumed conversions
      and exercises:
       Convertible preferred stock ...............      134,371        139,847
       Stock options .............................       58,939         57,213
    Weighted average common and dilutive
      potential common shares outstanding ........    1,467,304      1,439,163
                                                    -----------    -----------
Earnings per share assuming dilution .............  $      0.84    $      0.74
                                                    ===========    ===========

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
First Franklin Bancshares, Inc. and Subsidiary
Athens, Tennessee

We have audited the accompanying consolidated balance sheets of First Franklin Bancshares, Inc. and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform these audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Franklin Bancshares, Inc. and Subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                             G. R. RUSH & COMPANY, P.C.

Chattanooga, Tennessee
January 22, 1998
(except for Note 16, as to which the
date is March 19, 1998)

                 FIRST FRANKLIN BANCSHARES, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                                           1997           1996
                                                        ---------       --------
                                                       (In Thousands of Dollars)
ASSETS
    Cash and due from banks .........................    $  6,927       $  6,237
    Federal funds sold ..............................        --            5,900
                                                         --------       --------

         Total cash and cash equivalents ............       6,927         12,137
    Securities available for sale,
      at fair value .................................      56,490         58,933
    Loans, net ......................................     113,305         96,391
    Premises and equipment, net .....................       2,729          2,848
    Accrued interest receivable
      and other assets ..............................       2,516          1,982
                                                         --------       --------
         Total assets ...............................    $181,967       $172,291
                                                         ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
    Noninterest-bearing deposits ....................    $ 26,323       $ 26,860
    Interest-bearing deposits .......................     128,294        123,128
                                                         --------       --------

         Total deposits .............................     154,617        149,988

    Other borrowed funds ............................       1,750            714
    Advances from the Federal
      Home Loan Bank ................................       2,121            154
    Accrued interest payable and
      other liabilities .............................       2,462          1,763
                                                         --------       --------

         Total liabilities ..........................     160,950        152,619
                                                         --------       --------
Stockholders' equity
    Common stock:  $5.00 par value,
      400,000 shares authorized,
      164,028 and 164,902 shares
      outstanding in 1997 and 1996 ..................         820            825
    Additional paid-in capital ......................       3,203          3,333
    Retained earnings ...............................      16,595         15,247
    Net unrealized gain on securities
      available for sale ............................         399            267
                                                         --------       --------
         Total stockholders' equity .................      21,017         19,672
                                                         --------       --------
         Total liabilities and
           stockholders' equity .....................    $181,967       $172,291
                                                         ========       ========

                 See notes to consolidated financial statements.

                 FIRST FRANKLIN BANCSHARES, INC. AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                1997        1996         1995
                                              --------    --------     --------
                                                  (In Thousands of Dollars,
                                                  Except Per Share Amounts)
INTEREST INCOME
    Interest and fees on loans ............   $ 10,111    $  9,362     $  9,171
    Taxable securities ....................      2,361       2,473        2,565
    Nontaxable securities .................      1,051       1,016          874
    Other .................................        139         263          260
                                              --------    --------     --------
                                                13,662      13,114       12,870
                                              --------    --------     --------

INTEREST EXPENSE
    Deposits ..............................      6,060       5,989        5,576
    Borrowings ............................        118          50           90
                                              --------    --------     --------
                                                 6,178       6,039        5,666
                                              --------    --------     --------

NET INTEREST INCOME .......................      7,484       7,075        7,204

PROVISION FOR LOAN LOSSES .................        685         150          175
                                              --------    --------     --------

NET INTEREST INCOME AFTER PROVISION
    FOR LOAN LOSSES .......................      6,799       6,925        7,029
                                              --------    --------     --------

NONINTEREST INCOME
    Service charges and fees ..............      1,171       1,181        1,124
    Net securities gains (losses) .........        134         (20)         (68)
    Net gain on loan sales ................       --            35         --
    Trust department income ...............        622         572          551
    Prepaid pension cost adjustment .......        222        --           --
    Other .................................         88          78           73
                                              --------    --------     --------
                                                 2,237       1,846        1,680
                                              --------    --------     --------

NONINTEREST EXPENSES
    Salaries and employee benefits ........      3,124       3,147        3,003
    Occupancy expense .....................        404         405          401
    Equipment expense .....................        509         498          472
    FDIC assessments ......................       --          --            160
    Office expense ........................        150         162          139
    Data processing fees ..................        272         272          234
    Other .................................      1,080         903          903
                                              --------    --------     --------
                                                 5,539       5,387        5,312
                                              --------    --------     --------

INCOME BEFORE INCOME TAXES ................      3,497       3,384        3,397

PROVISION FOR INCOME TAXES ................        935         999        1,043
                                              --------    --------     --------

NET INCOME ................................   $  2,562    $  2,385     $  2,354
                                              ========    ========     ========

EARNINGS PER SHARE:
    Basic .................................   $  15.62    $  14.40     $  14.15

                 See notes to consolidated financial statements.

                 FIRST FRANKLIN BANCSHARES, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                      Additional                      Net Unrealized      Total
                                                       Common          Paid-in         Retained       Gains (Losses)   Stockholders'
                                                       Stock           Capital         Earnings       on Securities       Equity
                                                     ----------       ----------       --------       --------------   -------------
                                                                              (In Thousands of Dollars)
Balance, January 1, 1995 .........................   $    837         $  3,627         $ 12,231         $ (1,454)        $ 15,241

Retirement of repurchased
    shares, 1,200 shares .........................         (6)            (114)            --               --               (120)

Cash dividends on common stock ...................       --               --               (847)            --               (847)

Net income .......................................       --               --              2,354             --              2,354

Change in unrealized gains
    (losses) .....................................       --               --               --              1,808            1,808
                                                     --------         --------         --------         --------         --------

Balance, January 1, 1996 .........................        831            3,513           13,738              354           18,436

Retirement of repurchased
    shares, 1,225 shares .........................         (6)            (180)            --               --               (186)

Cash dividends on common stock ...................       --               --               (876)            --               (876)

Net income .......................................       --               --              2,385             --              2,385

Change in unrealized gains
    (losses) .....................................       --               --               --                (87)             (87)
                                                     --------         --------         --------         --------         --------

Balance, January 1, 1997 .........................        825            3,333           15,247              267           19,672

Sales of common stock,
    267 shares ...................................          1               42             --               --                 43

Retirement of repurchased
    shares, 1,141 shares .........................         (6)            (172)            --               --               (178)

Cash dividends on common stock ...................       --               --             (1,214)            --             (1,214)

Net income .......................................       --               --              2,562             --              2,562

Change in unrealized gains
    (losses) .....................................       --               --               --                132              132
                                                     --------         --------         --------         --------         --------

Balance, December 31, 1997 .......................   $    820         $  3,203         $ 16,595         $    399         $ 21,017
                                                     ========         ========         ========         ========         ========

                 See notes to consolidated financial statements.

                 FIRST FRANKLIN BANCSHARES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                 Inflows (Outflows) in Cash and Cash Equivalents

                                                                          1997             1996              1995
                                                                       ---------         --------          --------
                                                                                  (In Thousands of Dollars)
Cash flows from operating activities
    Net income .....................................................   $  2,562          $  2,385          $  2,354
    Adjustment to reconcile net income to net cash
       provided by operating activities
          Provision for loan losses ................................        685               150               175
          Depreciation .............................................        373               344               332
          Amortization .............................................         36                36                36
          Net (gains) losses on securities sales ...................       (134)               20                68
          Net (gains) losses on sales of premises and equipment ....         (8)               (5)                2
          Gain on sale of loans ....................................       --                 (35)             --
          Deferred tax provision ...................................         29                74                13
          Accrued interest receivable and other assets .............       (570)             (115)              151
          Accrued interest payable and other liabilities ...........        552                (3)              135
                                                                       --------          --------          --------
               Net cash flows from operating activities ............      3,525             2,851             3,266
                                                                       --------          --------          --------
Cash flows from investing activities
    Purchases of securities ........................................    (26,898)          (29,544)          (13,431)
    Proceeds from maturities of securities .........................      8,051            13,832             9,010
    Proceeds from sales of securities ..............................     21,637            12,995            14,089
    Net increase in loans ..........................................    (17,598)             (643)          (12,917)
    Proceeds from sales of premises and equipment ..................          8                20              --
    Acquisition of premises and equipment ..........................       (255)             (274)             (362)
                                                                       --------          --------          --------
               Net cash flows from investment activities ...........    (15,055)           (3,614)           (3,611)
                                                                       --------          --------          --------
Cash flows from financing activities
    Net change in deposits .........................................      4,629              (444)            5,075
    Advances from Federal Home Loan Bank ...........................      2,000              --                --
    Repayments of advances from Federal Home Loan Bank .............        (33)               (9)               (8)
    Net change in other borrowed funds .............................      1,073               562              (602)
    Purchase of common stock .......................................       (178)             (186)             (120)
    Sales of common stock ..........................................         43              --                --
    Common stock dividends paid ....................................     (1,214)             (876)             (847)
                                                                       --------          --------          --------
               Net cash flows from financing activities ............      6,320              (953)            3,498
                                                                       --------          --------          --------
Cash and cash equivalents
    Net cash inflow (outflow) ......................................     (5,210)           (1,716)            3,153
    Balance
       Beginning of year ...........................................     12,137            13,853            10,700
                                                                       --------          --------          --------
       End of year .................................................   $  6,927          $ 12,137          $ 13,853
                                                                       ========          ========          ========
Supplemental disclosures:
    Interest .......................................................   $  6,139          $  6,048          $  5,459
    Income taxes ...................................................        983             1,101             1,052
    Total increase in unrealized
       appreciation (depreciation) on
       securities available for sale ...............................        132               (87)            1,808

                 See notes to consolidated financial statements.

                 FIRST FRANKLIN BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

      Principles of consolidation. The consolidated financial statements include the accounts of the parent company and its wholly owned subsidiary, First National Bank and Trust Company. All significant intercompany transactions and balances are eliminated in the consolidation.

      Nature of operations. The Company provides a variety of financial services to individuals and corporate customers through its various branches in the McMinn County, Tennessee region. The Company's primary deposit products are demand deposits, NOW accounts, savings accounts and certificates of deposit. Its primary lending products are commercial and single-family residential loans.

      Use of estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses. Management's determination of the allowance for loan losses is based on various factors described below under the caption "Loans and allowance for loan losses".

      While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowance for loan losses may change materially in the near term.

      Cash and cash equivalents. For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

      Securities available for sale. The Company classified all investments as securities available for sale. No investments were classified under the other categories of trading securities and held to maturity securities. Available for sale securities are reported at fair value, with unrealized holding gains and losses excluded from earnings and reported as a separate component of stockholders' equity.

      All investment securities are initially recorded at cost, with adjustments made for amortization of premiums and accretion of discounts, which are recognized as adjustments to interest income. Gains and losses on disposition are based on the net proceeds and the adjusted carrying amount of the securities sold, using the specific identification method.

      Unrealized holding gains and losses, net of deferred tax, on securities available for sale are reported as a net amount in a separate component of stockholders' equity until realized. At December 31, 1997 and 1996, the deferred tax liability was $244 thousand and $163 thousand, respectively.

      Loans and allowance for loan losses. Loans are stated at the amount of unpaid principal, reduced by unearned discount, unamortized loan fees and an allowance for loan losses. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. Loan fees are recognized as an adjustment of yield over the lives of the related loans.

      The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may

                 FIRST FRANKLIN BANCSHARES, INC. AND SUBSIDIARY

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued).

affect the borrowers' ability to pay. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful.

      Loans are considered impaired in full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage and consumer loans, and on an individual basis for other loans. Impaired loans are carried at the present value of expected cash flows discounted at the loan's effective interest rate or at the fair value of the collateral if the loan is collateral dependent. If impaired loans are significant to management, a portion of the allowance for loan losses is allocated to impaired loans. Loans are evaluated for impairment when payments are delayed, or when the internal grading system indicates a substandard or doubtful classification. Payment on such loans are reported as principal reductions.

      Depreciation. Office equipment and buildings are stated at cost less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on the straight-line method over the shorter of the estimated useful lives of the improvements or the terms of the related leases.

      Amortization. Intangible assets of the parent company are being amortized on the straight-line method over a fifteen year period.

      Income taxes. Income taxes are allocated based upon each entity's portion of net income at the applicable tax rate. Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes. The differences relate principally to the basis of available for sale securities, depreciation methods, defined benefit pension plan, and the provision for loan losses.

      Fair value of financial instruments. Fair values of financial instruments are estimated using relevant market information and other assumptions, as disclosed in Note 11. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

      Repurchased common stock. All repurchased shares are retired in accordance with Tennessee statutes and are available for issuance.

      Earnings per share. Basic earnings per share are computed under a new accounting standard effective in the quarter ended December 31, 1997. All prior amounts conform to the new standard and do not require restatement. Basic earnings per share is based upon net income divided by the weighted average number of shares outstanding during the year.

      Reclassifications. Certain amounts in 1995 and 1996 have been reclassified to conform with the 1997 presentation.

      Future accounting changes. New accounting standards have been issued which will require future reporting of comprehensive income (net income plus changes in holding gains and losses on available for sale securities) and may require redetermination of industry segment financial information.

                 FIRST FRANKLIN BANCSHARES, INC. AND SUBSIDIARY

2. SECURITIES AVAILABLE FOR SALE.

      Carrying   amounts  and  approximate   market  values  of  securities  are
summarized as follows:

                                                            December 31, 1997
                                          ------------------------------------------------------
                                          Amortized    Unrealized     Unrealized
                                             Cost        Gains           Losses     Market Value
                                          ---------    ----------     ----------    ------------
                                                        (In Thousands of Dollars)

U.S. Treasury ..........................  $ 12,078      $     88       $    (41)      $ 12,125
Obligations of other U.S. government
   agencies:
       Mortgage-backed securities ......     4,481            39            (29)         4,491
       Collateralized mortgage
          obligations ..................     4,473            12            (31)         4,454
       Other ...........................     2,002          --              (11)         1,991
Obligations of states and political
   subdivisions ........................    32,147           624             (8)        32,763
FHLB and FRB stock .....................       666          --             --              666
                                          --------      --------       --------       --------
                                          $ 55,847      $    763       $   (120)      $ 56,490
                                          ========      ========       ========       ========


                                                            December 31, 1996
                                          ------------------------------------------------------
                                          Amortized    Unrealized     Unrealized
                                             Cost        Gains           Losses     Market Value
                                          ---------    ----------     ----------    ------------
                                                        (In Thousands of Dollars)

U.S. Treasury ..........................  $ 13,575      $     88       $   (104)      $ 13,559
Obligations of other U.S. government
   agencies:
       Mortgage-backed securities ......    13,182            58            (48)        13,192
       Collateralized mortgage
          obligations ..................     6,701            22            (84)         6,639
       Other ...........................     4,687            19            (48)         4,658
Obligations of states and political
   subdivisions ........................    19,732           550            (23)        20,259
FHLB and FRB stock .....................       626          --             --              626
                                          --------      --------       --------       --------
                                          $ 58,503      $    737       $   (307)      $ 58,933
                                          ========      ========       ========       ========

      Securities with par amounts of approximately $17,375 thousand and $17,869 thousand for 1997 and 1996, respectively, were pledged to secure deposits and other liabilities of $7,117 thousand and $2,969 thousand. The market value of the pledged securities was $17,553 thousand and $18,000 thousand at December 31, 1997 and 1996, respectively.

      The maturities of securities at December 31, 1997, were as follows:

                                                    Amortized         Market
                                                       Cost            Value
                                                   -----------      -----------
                                                    (In Thousands of Dollars)

Due in one year or less .........................  $     4,549      $     4,532
Due after one year through five years ...........       12,588           12,691
Due after five years through ten years ..........       15,122           15,369
Due after ten years .............................       22,922           23,232
Other securities ................................          666              666
                                                   -----------      -----------
                                                   $    55,847      $    56,490
                                                   ===========      ===========

                                                    1997     1996      1995
                                                   ------   ------    ------
                                                    (In Thousands of Dollars)

Sales of available for sale securities
   Realized gains ...............................   $ 137    $  33     $  20
   Realized losses ..............................       3       53        88

                 FIRST FRANKLIN BANCSHARES, INC. AND SUBSIDIARY

3. NET LOANS.

      Major classifications of loans at December 31, are as follows:

                                                       1997              1996
                                                     ---------        ---------
                                                      (In Thousands of Dollars)

Commercial loans .................................   $  29,462        $  19,328
Real estate loans
   Construction and development ..................       6,895            5,485
   Commercial ....................................      19,226           15,341
   Residential ...................................      38,908           38,165
Installment loans ................................      20,855           19,495
Other ............................................         268              395
                                                     ---------        ---------
   Total loans ...................................     115,614           98,209

Less -
   Unearned interest income ......................      (1,062)            (603)
   Allowance for loan losses .....................      (1,096)          (1,153)
   Unamortized loan fees .........................        (151)             (62)
                                                     ---------        ---------
Net loans ........................................   $ 113,305        $  96,391
                                                     =========        =========

      Impaired loans on which the accrual of interest has been discontinued or reduced had balances of $615 thousand and $275 thousand at December 31, 1997 and 1996, respectively. If interest on those loans had been accrued, such income would have approximated $56 thousand and $12 thousand for the above years. Interest income on this type of loan is recorded only when received.

      Changes in the allowance for loan losses were as follows:

                                               1997         1996         1995
                                              -------      -------      -------
                                                  (In Thousands of Dollars)

      Balance, beginning of year ...........  $ 1,153      $ 1,283      $ 1,244
         Provision .........................      685          150          175
         Loans charged off .................     (955)        (465)        (301)
         Recoveries of loans charged off ...      213          185          165
                                              -------      -------      -------
      Balance, end of year .................  $ 1,096      $ 1,153      $ 1,283
                                              =======      =======      =======

4. PREMISES AND EQUIPMENT.

      Major classifications of these assets are as follows:

                                                         1997            1996
                                                      ----------      ----------
                                                      (In Thousands of Dollars)

      Land ........................................   $      338      $      338
      Buildings ...................................        1,697           1,687
      Leasehold improvements ......................          762             747
      Furniture, fixtures and equipment ...........        3,038           2,832
                                                      ----------      ----------
                                                           5,835           5,604
      Less - accumulated depreciation .............        3,106           2,756
                                                      ----------      ----------
                                                      $    2,729      $    2,848
                                                      ==========      ==========

                 FIRST FRANKLIN BANCSHARES, INC. AND SUBSIDIARY

5. INTANGIBLE ASSETS.

      Included in the caption "Accrued interest receivable and other assets" are intangible assets consisting of goodwill which is being amortized on the straight-line method over its useful life:

                                    Unamortized Cost         Amortization
                                    ----------------   -------------------------
                                     1997     1996      1997     1996     1995
                                    -------  -------   -------  -------  -------
                                              (In Thousands of Dollars)

      Goodwill ..................   $    85  $   121   $    36  $    36  $    36
                                    =======  =======   =======  =======  =======

6. DEPOSITS.

      Certificates of deposit of $100 thousand or more were $16,323 thousand and $13,696 thousand at December 31, 1997 and 1996, respectively.

      At December 31, 1997, scheduled maturities of time deposits were as follows (in thousands of dollars):

      1998 ...................................................  $   46,331
      1999 ...................................................      25,935
      2000 ...................................................       8,678
      2001 ...................................................       6,198
                                                                ----------
                                                                $   87,142
                                                                ==========

7. BORROWINGS.

      Other borrowed funds consist of treasury tax and loan deposits, which are held under a note option with the Federal Home Loan Bank, and federal funds purchased. The note option has a maximum indebtedness of $1,100 thousand, bears an interest rate equivalent to the federal funds rate, and generally matures within seven to fourteen days. Other borrowed funds at December 31, 1997 and 1996 were comprised of the following:

                                                         1997          1996
                                                       ---------      -------
                                                      (In Thousands of Dollars)

      Treasury tax and loan note option .............  $   1,100      $   714
      Federal funds purchased .......................        650           --
                                                       ---------      -------
                                                       $   1,750      $   714
                                                       =========      =======

      Federal Home Loan Bank advances consisted of the following at December 31, 1997 and 1996:

                                                           1997         1996
                                                         -------      -------
                                                      (In Thousands of Dollars)

6.75% fixed rate advance, principal and interest
   monthly, maturing on September 1, 2012 ...........    $   743      $   --
6.51% fixed rate advance, principal and interest
   monthly, maturing on January 1, 2013 .............        500          --
7.20% fixed rate advance, principal and interest
   monthly, maturing on June 1, 2012 ................        490          --
6.80% fixed rate advance, principal and interest
   monthly, maturing on March 1, 2012 ...............        243          --
5.95% fixed rate advance, principal and interest
   monthly, maturing on August 1, 2008 ..............         80          85
5.70% fixed rate advance, principal and interest
   monthly, maturing on September 1, 2008 ...........         65          69
                                                         -------      ------
                                                         $ 2,121      $  154
                                                         =======      ======

      These advances are  collateralized by a blanket pledge of the subsidiary's
qualifying   residential  mortgage  loans  which  have  a  carrying  value  that significantly exceeds the maximum FHLB note amounts.

                 FIRST FRANKLIN BANCSHARES, INC. AND SUBSIDIARY

8. PROVISION FOR INCOME TAXES.

      The provision for income taxes is as follows:

                                               1997         1996         1995
                                             -------      -------      --------
                                                  (In Thousands of Dollards)

      Currently payable -
         Federal .........................   $   713      $   728       $   825
         State ...........................       193          197           205
                                             -------      -------       -------
                                                 906          925         1,030
      Deferred provision -
         Federal and state ...............        29           74            13
                                             -------      -------       -------
                                             $   935      $   999       $ 1,043
                                             =======      =======       =======

      Temporary differences which give rise to the net deferred tax liability at December 31, are as follows:

                                                    1997            1996
                                                  --------        --------
                                                  (In Thousands of Dollars)

      Deferred tax assets:
         Allowance for loan losses .............   $    95         $   103
         Deferred compensation .................        86              89
         Deferred loan fees ....................        57              24
                                                   -------         -------
               Total deferred tax assets .......       238             216
                                                   -------         -------

      Deferred tax liabilities:

         Net unrealized appreciation
            on securities available
            for sale ...........................       244             163
         Depreciation ..........................       209             221
         Defined benefit plan ..................       189              --
         Other .................................        57              42
                                                   -------         -------
            Total deferred tax liabilities .....       699             426
                                                   -------         -------
            Net deferred tax asset (liability) .   $  (461)        $  (210)
                                                   =======         =======

      The net deferred tax asset (liability) amounts are included in the caption "Accrued interest receivable and other assets" and "Accrued interest payable and other liabilities", respectively. The parent company's tax liabilities or expenses were not significant for 1997 or 1996.

      A reconciliation of expected income tax expense at the statutory federal income tax rate of 34% with the actual effective income tax rates, is as follows:

                                                1997       1996       1995
                                                ----       ----       ----

     Statutory federal tax rate ............    34.0%      34.0%      34.0%
     State income tax, net of
       federal benefit .....................     4.0        4.0        4.0
     Tax exempt income .....................   (10.3)     (10.2)      (8.7)
     Other .................................    (1.0)       1.7        1.4
                                                ----       ----       ----
                                                26.7%      29.5%      30.7%
                                                ====       ====       ====

                 FIRST FRANKLIN BANCSHARES, INC. AND SUBSIDIARY

9. RETIREMENT PLANS.

      The First National Bank and Trust Company has defined benefit pension and defined contribution profit sharing plans covering substantially all employees. The benefits for the pension plan are based primarily upon years of service and career average pay. The Bank's funding policy is to make annual contributions as required by applicable regulations. The Bank has charged pension costs as accrued, based on an actuarial valuation and funded the plans through contributions to trust funds that are kept apart from Bank funds.

      The pertinent assumptions and calculations covering the pension plan are summarized below as of December 31:

                                                         1997          1996
                                                       -------       -------
                                                     (In Thousands of Dollars)

      Assumptions:
         Discount rate ...............................    8.5%          8.5%
         Salary increase rate ........................    6.5%          6.5%
         Expected rate of return on plan assets ......    8.5%          8.5%

      Net periodic pension cost:
         Service cost .............................    $   173       $   159
         Interest cost ............................        318           287
         Return on plan assets ....................       (629)         (305)
         Other ....................................        249           (21)
                                                       -------       -------
                 Net periodic pension cost ........    $   111       $   120
                                                       =======       =======

                                                         1997          1996
                                                       -------       -------
                                                     (In Thousands of Dollars)

      Actuarial present value of --
         Vested benefit obligation ................  $  (3,924)       $  (2,708)
         Nonvested benefit obligation .............        (52)             (27)
                                                     ---------        ---------
         Accumulated benefit obligation ...........     (3,976)          (2,735)
         Effect of projected future compensation ..     (1,263)          (1,051)
                                                     ---------        ---------
         Projected benefit obligation .............     (5,239)          (3,786)
      Plan assets at fair value ...................      4,927            4,177
                                                     ---------        ---------
      Plan assets in excess of or (less
         than) projected benefit obligation .......       (312)             391
      Unrecognized transition amount ..............       (150)            (171)
      Unrecognized net loss .......................        959              150
                                                     ---------        ---------
      Net prepaid pension cost ....................  $     497        $     370
                                                     =========        =========

      Plan assets consist principally of U.S. Treasury notes, government agencies, corporate bonds and notes, and common stocks. Contributions to the plans are as follows:

                                                1997          1996        1995
                                               -------       -------     -------
                                                  (In Thousands of Dollars)

      Pension plan ..........................  $   238       $   229     $   243
      Profit sharing plan ...................       83           112         106

                 FIRST FRANKLIN BANCSHARES, INC. AND SUBSIDIARY

10. CONTINGENT LIABILITIES.

      The consolidated financial statements do not reflect various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk and liquidity risk. These commitments and contingent liabilities are commitments to extend credit, letters of credit, and home equity lines of credit. A summary of the unused portion of these commitments and contingent liabilities at December 31, 1997, is as follows (in thousands of dollars):

     Commercial lines of credit .................................  $   7,541
     Real estate construction lines of credit ...................      5,151
     Personal lines of credit ...................................        472
     Home equity lines of credit ................................      1,216
     Other commitments to extend credit .........................        314
     Standby letters of credit ..................................        171
                                                                   ---------
            Total ...............................................  $  14,865
                                                                   =========

      All of the above commitments and contingent liabilities include exposure to some credit loss in the event of nonperformance of the customer. The credit policies and procedures for these items are the same as those for extensions of credit that are recorded in the consolidated balance sheets. Because the majority of these instruments have fixed maturity dates and all commitments are not utilized before expiration, they do not generally present any significant liquidity risk to the bank. No significant losses have been incurred on its commitments in either 1997 or 1996.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS.

      The fair value of financial instruments is disclosed to comply with Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosure about Fair Value of Financial Instruments". For the purposes of this disclosure, the estimated fair value of financial instruments with immediate and shorter-term maturities (generally 90 days or less) is assumed to be the same as the recorded book value. At December 31, 1997 and 1996, these instruments include the consolidated balance sheet lines captioned "Cash and cash equivalents", interest receivable included in "Accrued interest receivable and other assets" (of $1,192 thousand and $1,245 thousand, respectively), "Noninterest-bearing deposits", NOW account and savings deposits included in "Interest-bearing deposits" (of $41,152 thousand and $39,547 thousand, respectively), "Other borrowed funds", "Advances from the Federal Home Loan Bank", and interest payable included in "Accrued interest payable and other liabilities" (of $944 thousand and $896 thousand, respectively). Investment securities consist entirely of available for sale securities and are recorded at fair value on the consolidated balance sheet.

      The carrying amounts and estimated fair values of other financial instruments at December 31, 1997 and 1996, are summarized as follows:

                                              1997                 1996
                                      ------------------------------------------
                                      Carrying  Estimated   Carrying  Estimated
                                       Amount   Fair Value   Amount   Fair Value
                                      --------  ----------  --------  ----------
                                              (In Thousands of Dollars)

Financial assets:

   Loans, less allowance for
     loan losses ..................   $113,305   $113,939   $ 96,391   $ 97,434

Financial liabilities:

   Time deposits ..................   $ 87,142   $ 87,491   $ 83,581   $ 84,020

Off-balance sheet:

   Commitments to extend
     credit and standby letters
     of credit ....................   $   --     $   --     $   --     $   --

                 FIRST FRANKLIN BANCSHARES, INC. AND SUBSIDIARY

      The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

      Loans. The fair values of variable rate loans that reprice frequently and have no significant change in credit risk are assumed to approximate carrying amounts. The fair value of other loans (e.g., commercial, commercial real estate, certain mortgage loans and consumer loans) are estimated using discounted cash flow analysis, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality and estimates of maturity based on actual maturity dates.

      Time deposits. The fair value for fixed-rate time deposits with stated maturities was estimated using discounted cash flow analyses, using current market rates for instruments with similar maturities.

      Off-balance sheet instruments. These instruments include home equity and personal lines of credit, commercial lines of credit and standby letters of credit. Because the majority of these instruments are not utilized before expiration and generally have maturity dates of less than one year, they do not generally represent any significant financial instrument for the Company.

12. RELATED PARTY TRANSACTIONS.

      At December 31, 1997 and 1996, respectively, related party transactions between the subsidiary bank and its officers and board members were as follows:

                                                       1997           1996
                                                    ---------       ---------
                                                    (In Thousands of Dollars)

      Loans .....................................   $   1,912       $   1,226
      Deposits ..................................       1,082             464

      Trust assets (market value):
         Benefit plans ..........................   $   8,568       $   6,952
         Other ..................................      11,482           9,977

13. REGULATORY MATTERS.

      The Company and subsidiary bank are each independently subject to various regulatory capital requirements administered by their primary federal regulators, the Federal Reserve Bank (FRB) and the Office of Comptroller of the Currency (OCC). Failure to meet the minimum regulatory capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators, that if undertaken, could have a direct material effect on the Company's consolidated financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and subsidiary bank must each individually meet specific capital guidelines involving quantitative measures of their respective assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and subsidiary bank's capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

      Quantitative measures established by regulation to ensure capital adequacy require the Company and subsidiary bank to maintain minimum amounts and ratios of total risk-based capital and Tier 1 capital to risk-weighted assets (as defined in the regulations), and Tier 1 capital to adjusted total assets (as defined). Management believes, as of December 31, 1997, that both the Company and subsidiary bank exceed all the respective capital adequacy requirements to which they are subject.

      As of December 31, 1997, the most recent notification from the OCC categorized both the Company and subsidiary bank as well capitalized under the regulatory framework for prompt corrective action. To remain categorized as well capitalized, the Company and subsidiary bank will have to maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as disclosed in the table below. There are no conditions or events since the most recent notification that management believes have changed the Company's or the subsidiary bank's prompt corrective action category.

                 FIRST FRANKLIN BANCSHARES, INC. AND SUBSIDIARY

                                                                               To Be Well
                                                                            Capitalized Under
                                                            For Capital     Prompt Corrective
                                        Actual          Adequacy Purposes   Action Provisions
                                  ----------------      -----------------   -----------------
                                  Amount     Ratio      Amount     Ratio    Amount      Ratio
                                  ------     -----      ------     -----    ------      -----
                                                   (In Thousands of Dollars)
December 31, 1996
Total Capital (to Risk
  Weighted Assets):
    Consolidated ..............   $21,629    19.1%      $9,069     =>8.0%   $11,337    =>10.0%
    Subsidiary bank ...........   $21,312    18.8%      $9,063     =>8.0%   $11,329    =>10.0%

Tier 1 Capital (to Risk
  Weighted Assets):
    Consolidated ..............   $20,533    18.1%      $4,534     =>4.0%   $ 6,802    => 6.0%
    Subsidiary bank ...........   $20,216    17.8%      $4,531     =>4.0%   $ 6,797    => 6.0%

Tier 1 Capital (to Adjusted
  Total Assets):
    Consolidated ..............   $20,533    11.4%      $5,397     =>3.0%   $ 8,996    => 5.0%
    Subsidiary bank ...........   $20,216    11.2%      $5,396     =>3.0%   $ 8,993    => 5.0%

                                                                               To Be Well
                                                                            Capitalized Under
                                                            For Capital     Prompt Corrective
                                        Actual          Adequacy Purposes   Action Provisions
                                  ----------------      -----------------   -----------------
                                  Amount     Ratio      Amount     Ratio    Amount      Ratio
                                  ------     -----      ------     -----    ------      -----
                                                   (In Thousands of Dollars)
December 31, 1996
Total Capital (to Risk
  Weighted Assets):
    Consolidated ..............   $20,437    20.2%      $8,098    =>8.0%    $10,123    =>10.0%
    Subsidiary bank ...........   $20,229    20.0%      $8,094    =>8.0%    $10,118    =>10.0%

Tier 1 Capital (to Risk
  Weighted Assets):
    Consolidated ..............   $19,284    19.1%      $4,049    =>4.0%    $ 6,074    =>6.0%
    Subsidiary bank ...........   $19,076    18.9%      $4,047    =>4.0%    $ 6,070    =>6.0%

Tier 1 Capital (to Adjusted
 Total Assets):
    Consolidated ..............   $19,284    11.4%      $5,084    =>3.0%    $ 8,474    =>5.0%
    Subsidiary bank ...........   $19,076    11.3%      $5,082    =>3.0%    $ 8,471    =>5.0%

      The  subsidiary  bank,  as a National  Bank,  is  subject to the  dividend restrictions set forth by the Comptroller of the Currency. Under such restrictions, the bank may not, without prior approval of the Comptroller of the Currency, declare dividends in excess of the sum of current year's earnings (as defined) plus the retained earnings (as defined) from the prior two years. The bank was in compliance with these regulations as of December 31, 1997 and 1996.

14. CONCENTRATIONS OF CREDIT RISK.

      Substantially all of the subsidiary bank's loans, commitments and letters of credit have been granted to customers in the bank's market area and are depositors of the bank. Investments in state and municipal securities generally involve governmental entities within Tennessee. Concentrations by type of loan are described in Note 3. Commercial and standby letters of credit were granted primarily to commercial borrowers. The subsidiary bank, as a matter of policy, strives to limit loans to one individual, related group of borrowers, or one industry to twenty-five percent of capital. In addition, the subsidiary bank had the following individual concentrations at December 31:

                                                           1997          1996
                                                         --------      --------
                                                       (In Thousands of Dollars)
Par value of securities issued by governmental
   entities outside  of Tennessee ....................   $ 14,470      $  3,485

Correspondent bank balances ..........................         39         8,276
                                                         --------      --------
                                                         $ 14,509      $ 11,761
                                                         ========      ========

                 FIRST FRANKLIN BANCSHARES, INC. AND SUBSIDIARY

      The correspondent bank balances represent federal funds sold of $0 and $5,900 thousand, respectively, and due from accounts in excess of federal deposit insurance limits amounting to $39 thousand and $2,376 thousand, respectively. The subsidiary bank's Interbank Liability Policy requires the bank to monitor the amount of credit exposure to each correspondent bank on a quarterly basis and to report any policy exceptions to the board of directors.

15.   CONDENSED FINANCIAL STATEMENTS OF PARENT COMPANY.

                            CONDENSED BALANCE SHEETS
                                   December 31

                                                           1997          1996
                                                           ----          ----
                                                       (In Thousands of Dollars)
ASSETS
   Cash .............................................   $   415         $   112
   Other assets .....................................       458             351
   Investment in subsidiary bank ....................    20,615          19,343
                                                        -------         -------
                                                        $21,488         $19,806
                                                        =======         =======

LIABILITIES .........................................   $   432         $    95
EQUITY ..............................................    21,056          19,711
                                                        -------         -------
                                                        $21,488         $19,806
                                                        =======         =======

                         CONDENSED STATEMENTS OF INCOME
                         For the Years Ended December 31

                                                   1997      1996       1995
                                                   ----      ----       ----
                                                    (In Thousands of Dollars)

Dividends from subsidiary bank .................  $1,420     $1,090     $1,025
Equity in subsidiary undistributed income ......   1,272      1,221      3,189
Other income ...................................      71         37         14
Other operating expenses .......................     (70)      (49)        (79)
Income tax (provision) benefit .................       1       ( 1)         13
                                                  ------     ------     ------
Net income .....................................  $2,694     $2,298     $4,162
                                                  ======     ======     ======

                       CONDENSED STATEMENTS OF CASH FLOWS
                         For the Years Ended December 31

                                                      1997      1996     1995
                                                      ----      ----     ----
                                                     (In Thousands of Dollars)

Cash flows from operating activities:
   Net income ....................................  $ 2,694   $ 2,298   $ 4,162
   Reconciling items:
       Equity in undistributed net income ........   (1,272)   (1,221)   (3,189)
       Change in assets ..........................     (107)       30        36
       Change in liabilities .....................      337         1       (24)
                                                    -------   -------   -------
            Net cash from operating
              activities .........................    1,652     1,108       985

Cash flows from financing activities:
   Cash dividends on common stock ................   (1,214)     (876)     (847)
   Sales of common stock .........................       43       --        --
   Retirement of repurchased shares ..............     (178)     (186)     (120)
                                                    -------   -------   -------

            Net cash from financing
              activities .........................   (1,349)   (1,062)     (967)
                                                    -------   -------   -------

Net change in cash and equivalents ...............      303        46        18
Beginning cash and equivalents ...................      112        66        48
                                                    -------   -------   -------
Ending cash and equivalents ......................  $   415   $   112   $    66
                                                    =======   =======   =======
Amount of dividends that could be paid
   from bank subsidiary without
   regulatory approval ...........................  $ 7,364
                                                    =======

                 FIRST FRANKLIN BANCSHARES, INC. AND SUBSIDIARY

16. SUBSEQUENT EVENT.

      On March 19, 1998, the Company entered into an "Agreement and Plan of Merger" with Bankfirst Corporation (formerly Smoky Mountain Bancorp, Inc.). The merger agreement requires that all of the outstanding common stock of the Company be acquired by BankFirst Corporation in a business combination to be accounted for as a pooling of interest. Upon consummation of the transaction, shareholders of the Company will receive 4.41 shares of BankFirst Corporation's common stock for each share of Company common stock. Consummation of the transaction is subject to regulatory and stockholder approval.

                 FIRST FRANKLIN BANCSHARES, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
                             MARCH 31, 1998 AND 1997

                                                              UNAUDITED
                                                       (In Thousands of Dollars)
                                                       -------------------------
                                                            1998        1997
                                                            ----        ----
ASSETS
    Cash and due from banks ..........................   $   5,404   $   7,477
    Federal funds sold ...............................       5,700       6,400
    Commercial paper .................................        --         1,548
                                                         ---------   ---------
         Total cash and cash equivalents .............      11,104      15,425

    Securities available for sale, at fair value .....      56,211      57,209
    Loans, net .......................................     111,890      96,929
    Premises and equipment, net ......................       2,703       2,777
    Accrued interest receivable and other assets .....       2,697       1,993
                                                         ---------   ---------
         Total assets ................................   $ 184,605   $ 174,333
                                                         =========   =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
    Noninterest-bearing deposits .....................   $  25,640   $  25,834
    Interest-bearing deposits ........................     131,463     125,651
                                                         ---------   ---------
         Total deposits ..............................     157,103     151,485

    Other borrowed funds .............................       1,100       1,100
    Advances from the Federal Home Loan Bank .........       2,351         402
    Accrued interest payable and other liabilities ...       2,329       1,835
                                                         ---------   ---------
         Total liabilities ...........................     162,883     154,822
                                                         ---------   ---------

Stockholders' equity
    Common stock:  $5.00 par value, 400,000 shares
       authorized,  164,125 and 163,761 shares
       outstanding in 1998 and 1997 ..................         821         819
    Additional paid-in capital .......................       3,218       3,161
    Retained earnings ................................      17,066      15,754
    Net unrealized gain (loss) on securities
      available for sale .............................         617        (223)
                                                         ---------   ---------
         Total stockholders' equity ..................      21,722      19,511
                                                         ---------   ---------
         Total liabilities and stockholders' equity ..   $ 184,605   $ 174,333
                                                         =========   =========

                 FIRST FRANKLIN BANCSHARES, INC. AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997

                                                              UNAUDITED
                                                      (In Thousands of Dollars,
                                                      Except Per Share Amounts)
                                                      -------------------------
                                                         1998         1997
                                                         ----         ----
INTEREST INCOME
    Interest and fees on loans .....................    $ 2,734     $ 2,300
    Taxable securities .............................        351         605
    Nontaxable securities ..........................        397         256
    Other ..........................................         34          59
                                                        -------     -------
                                                          3,516       3,220
                                                        -------     -------
INTEREST EXPENSE
    Deposits .......................................      1,547       1,458
    Borrowings .....................................         51          11
                                                        -------     -------
                                                          1,598       1,469
                                                        -------     -------
NET INTEREST INCOME ................................      1,918       1,751

PROVISION FOR LOAN LOSSES ..........................        309          60
                                                        -------     -------
NET INTEREST INCOME AFTER PROVISION
    FOR LOAN LOSSES ................................      1,609       1,691
                                                        -------     -------
NONINTEREST INCOME
    Service charges and fees .......................        301         264
    Trust department income ........................        161         147
    Other ..........................................         24          24
                                                        -------     -------
                                                            486         435
                                                        -------     -------
NONINTEREST EXPENSES
    Salaries and employee benefits .................        826         810
    Occupancy expense ..............................        107          98
    Equipment expense ..............................        167         149
    Office expense .................................         28          35
    Data processing fees ...........................         80          59
    Other ..........................................        282         269
                                                        -------     -------
                                                          1,490       1,420
                                                        -------     -------
INCOME BEFORE INCOME TAXES .........................        605         706

PROVISION FOR INCOME TAXES .........................        134         199
                                                        -------     -------
NET INCOME .........................................    $   471     $   507
                                                        -------     -------

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX
    Change in unrealized gain (loss) on securities .        218        (490)
                                                        -------     -------
COMPREHENSIVE INCOME ...............................    $   689     $    17
                                                        =======     =======
EARNINGS PER SHARE:
    Basic ..........................................    $  2.87     $  3.09

                 FIRST FRANKLIN BANCSHARES, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997

                                                              UNAUDITED
                                                       (In Thousands of Dollars)
                                   --------------------------------------------------------------
                                                       Additional    Net Unrealized     Total
                                   Common     Paid-in    Retained    Gains (Losses) Stockholders'
                                   Stock      Capital    Earnings    on Securities     Equity
                                   -----      -------    --------    -------------     ------
Balance, January 1, 1997 ......  $    825    $  3,333    $ 15,247      $    267       $ 19,672

Sales of common stock .........        --          --          --            --             --

Retirement of repurchased
    shares, 1,141 shares ......        (6)       (172)         --            --           (178)
Cash dividends on common stock.        --          --          --            --             --

Net income ....................        --          --         507            --            507

Change in unrealized gains
    (losses) ..................        --          --          --          (490)          (490)
                                 --------    --------    --------      --------       --------
Balance, March 31, 1997 .......  $    819    $  3,161    $ 15,754      $   (223)      $ 19,511
                                 ========    ========    ========      ========       ========

Balance, January 1, 1998 ......  $    820    $  3,203    $ 16,595      $    399       $ 21,017

Sales of common stock,
    97 shares .................         1          15          --            --             16

Retirement of repurchased
    shares ....................        --          --          --            --             --

Cash dividends on common stock.        --          --          --            --             --

Net income ....................        --          --         471            --            471

Change in unrealized gains
    (losses) ..................        --          --          --           218            218
                                 --------    --------    --------      --------       --------
Balance, March 31, 1998 .......  $    821    $  3,218    $ 17,066      $    617       $ 21,722
                                 ========    ========    ========      ========       ========

                 FIRST FRANKLIN BANCSHARES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997

                 Inflows (Outflows) in Cash and Cash Equivalents

                                                               UNAUDITED
                                                       (In Thousands of Dollars)
                                                       -------------------------
                                                            1998         1997
                                                            ----         ----
Cash flows from operating activities
    Net income .......................................    $    471     $    507
    Adjustment to reconcile net income to net cash
       provided by operating activities
          Provision for loan losses ..................         309           60
          Depreciation ...............................         108           95
          Amortization ...............................           9            9
          Net (gains) losses on securities sales .....        --           --
          Net (gains) losses on sales of premises
            and equipment ............................         (10)          (8)
          Gain on sale of loans ......................        --           --
          Deferred tax provision (benefit) ...........         (40)         (25)
          Accrued interest receivable and other
            assets ...................................        (190)         (20)
          Accrued interest payable and other
            liabilities ..............................        (227)         396
                                                          --------     --------
               Net cash flows from operating
                 activities ..........................         430        1,014
                                                          --------     --------
Cash flows from investing activities
    Purchases of securities ..........................         (10)        (158)
    Proceeds from maturities of securities ...........         641        1,093
    Proceeds from sales of securities ................        --           --
    Net increase in loans ............................       1,106         (598)
    Proceeds from sales of premises and equipment ....          14            8
    Acquisition of premises and equipment ............         (86)         (24)
                                                          --------     --------

               Net cash flows from investment
                  activities .........................       1,665          321
                                                          --------     --------

Cash flows from financing activities
    Net change in deposits ...........................       2,486        1,497
    Advances from Federal Home Loan Bank .............         250          250
    Repayments of advances from Federal Home
      Loan Bank ......................................         (20)          (2)
    Net change in other borrowed funds ...............        (650)         386
    Purchase of common stock .........................        --           (178)
    Sales of common stock ............................          16         --
    Common stock dividends paid ......................        --           --
                                                          --------     --------
               Net cash flows from financing
                 activities ..........................       2,082        1,953
                                                          --------     --------
Cash and cash equivalents
    Net cash inflow (outflow) ........................       4,177        3,288
    Balance
       Beginning of year .............................       6,927       12,137
                                                          --------     --------
       End of year ...................................    $ 11,104     $ 15,425
                                                          ========     ========
Supplemental disclosures:
    Interest .........................................    $  1,470     $  1,331
    Income taxes .....................................          48           51
    Total increase in unrealized appreciation
      (depreciation) on securities available
      for sale .......................................         218         (490)

                        FIRST FRANKLIN BANCSHARES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information, and accordingly they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month periods ended March 31, 1998 and 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998, or for the year ended December 31, 1997. For further information, refer to the consolidated financial statements and footnotes thereto included First Franklin's consolidated financial statements for the year ended December 31, 1997.

                              BANKFIRST CORPORATION
                     CONSOLIDATED BALANCE SHEETS - Unaudited
                           December 31, 1997 and 1996
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

                                                              1997        1996
                                                              ----        ----
ASSETS

     Cash and due from banks                                $ 24,290   $ 15,432
     Federal funds sold                                        7,000      9,700
                                                            --------   --------
         Total cash and cash equivalents                      31,290     25,132

     Securities available for sale, at fair value            127,736    134,781
     Loans, net                                              458,869    408,070
     Premises, furniture and equipment, net                   21,466     17,043
     Federal Home Loan Bank Stock, at cost                     3,046      2,552
     Accrued interest receivable and other assets              8,310      7,706
                                                            --------   --------
         Total assets                                       $650,717   $595,284
                                                            ========   ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Noninterest-bearing deposits                           $ 92,749   $ 74,161
     Interest-bearing deposits                               457,020    442,178
                                                            --------   --------
         Total deposits                                      549,769    516,339

     Securities sold under agreements to repurchase           16,302      5,966
     Other borrowed funds                                      1,959      1,264
     Advances from the Federal Home Loan Bank                 12,121     12,154
     Accrued interest payable and other liabilities            9,134      4,346
                                                            --------   --------
         Total liabilities                                   589,285    540,069

Employee Stock Ownership Plan                                  1,536      1,389

Stockholders' equity
     Common stock:  $2.50 par value, 15,000,000
       shares authorized, 9,986,005 and
       8,606,645 shares outstanding in
       1997 and 1996                                          24,554      3,886
     Noncumulative convertible preferred stock:
       $5 par value, 1,000,000 shares authorized,
       218,508 and 225,559 shares   outstanding in
       1997 and 1996                                           1,093      1,128
     Additional paid-in capital                               22,652     22,484
     Retained earnings                                        10,636     25,992
     Unrealized gain on securities available for sale            961        336
                                                            --------   --------
         Total stockholders' equity                           59,896     53,826
                                                            --------   --------
         Total liabilities and stockholders' equity         $650,717   $595,284
                                                            ========   ========

          See accompanying notes to consolidated financial statements.

                              BANKFIRST CORPORATION
                  CONSOLIDATED STATEMENTS OF INCOME - Unaudited
                  Years ended December 31, 1997, 1996 and 1995
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

                                       1997       1996       1995
                                       ----       ----       ----
Interest income
    Interest and fees on loans        $42,880   $ 37,589    $33,799
    Taxable securities                  6,874      7,288      6,614
    Nontaxable securities               1,173      1,188      1,074
    Other                                 360        633        632
                                      -------   --------    -------
                                       51,287     46,698     42,119

Interest expense
    Deposits                           21,104     20,097     18,216
    Short-term borrowings                 744        562        177
    Long-term borrowings                  804        579        689
                                      -------   --------    -------
                                       22,652     21,238     19,082

Net interest income                    28,635     25,460     23,037

Provision for loan losses               2,935        667        553
                                      -------   --------    -------
Net interest income after provision
  for loan losses                      25,700     24,793     22,484

Noninterest income
    Service charges and fees            3,811      3,796      3,305
    Net securities gains                  309        (20)         5
    Net gain on loan sales                226        234        181
    Trust department income               704        620        582
    Other                                 607        613        296
                                      -------   --------    -------
                                        5,657      5,243      4,369
Noninterest expenses
    Salaries and employee benefits     11,110     10,539      9,749
    Occupancy expense                   1,716      2,129      1,543
    Equipment expense                   2,537      2,382      1,685
    Office expense                        775        371        736
    Data processing fees                1,253        897        674
    FDIC assessments                       48        406        739
    Other                               3,844      4,075      4,031
                                      -------   --------    -------
                                       21,323     20,799     19,157

Income before income taxes             10,034      9,237      7,696

Provision for income taxes              3,406      3,188      2,517
                                      -------   --------    -------
Net income                            $ 6,628   $  6,049    $ 5,179
                                      =======   ========    =======
Earnings per share:
    Basic                             $   .66   $    .63    $   .63
    Diluted                           $   .61   $    .59    $   .59

--------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                              BANKFIRST CORPORATION
     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY - Unaudited
                  Years ended December 31, 1997, 1996 and 1995
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

                                                                                                 Net
                                                                                             Unrealized     Total
                                                                     Additional                 Gains      Stock-
                                               Common     Preferred    Paid-in    Retained    (Losses)    holders'
                                                Stock       Stock      Capital    Earnings  on Securities  Equity
                                                -----       -----      -------    --------  -------------  ------
Balance, January 1, 1995                     $   3,286    $    641    $ 15,288    $ 17,599    $  (2,740)  $  34,074
Sales of common stock, 40,379 shares               101        --         1,207        --           --         1,308
Cash dividends on preferred stock                 --          --          --           (74)        --           (74)
Cash dividends on common stock                    --          --          --        (1,152)        --        (1,152)
Repurchased common stock, 5,292 shares             (13)       --        (107)         --           --          (120)
Net income                                        --          --          --         5,179         --         5,179
Reclassification of ESOP shares subject
  to put options                                  --          --        (385)         --           --          (385)
Change in unrealized gains (losses)               --          --          --          --          3,681       3,681
                                             ---------    --------    --------    --------    ---------   ---------
Balance, January 1, 1996                         3,374         641      16,003      21,552          941      42,511
Sales of preferred stock, 97,297 shares           --           487       1,314        --           --         1,801
Sales of common stock, 159,606 shares              399        --         4,073        --           --         4,472
Conversion of debenture into
  common stock, 25,000 shares                       63        --           437        --           --           500
Cash dividends on preferred stock                 --          --          --          (162)        --          (162)
Cash dividend on common stock                     --          --          --          (876)        --          (876)
Common stock dividend, 12,695 shares                31        --           540        (571)        --          --
Repurchased common stock, 5,402 shares             (14)       --          (171)       --           --          (185)
Net income                                        --          --          --         6,049         --         6,049
Reclassification of ESOP shares subject
  to put options                                    33        --           288        --           --           321
Change in unrealized gains (losses)               --          --          --          --           (605)       (605)
                                             ---------    --------    --------    --------    ---------   ---------
Balance, January 1, 1997                         3,886       1,128      22,484      25,992          336      53,826
Sales of common stock,  1,177 shares                 4        --            39        --           --            43
Stock options exercised, 23,659 shares              59        --           465        --           --           524
Conversion of 7,051 shares preferred
  stock into 3,482 shares common stock               9         (35)         26        --           --          --
Cash dividends on preferred stock                 --          --          --          (161)        --          (161)
Cash dividends on common stock                    --          --          --        (1,214)        --        (1,214)
Common stock split, 253,727 shares                 634        --          --          (634)        --          --
Cash paid for fractional shares in stock split    --          --          --            (3)        --            (3)
Repurchased common stock, 6,173 shares, as
  restated for pooling of interests                (16)       --          (209)       --           --          (225)
Net income                                        --          --          --         6,628         --         6,628
Reclassification of ESOP shares subject
  to put options                                     6        --          (153)       --           --          (147)
Change in unrealized gains (losses)               --          --          --          --            625         625
Common stock split, 7,988,804 shares            19,972        --          --       (19,972)        --          --
                                             ---------    --------    --------    ---------   ---------   ---------
Balance, December 31, 1997                   $  24,554    $  1,093    $ 22,652    $ 10,636    $     961   $  59,896
                                             =========    ========    ========    ========    =========   =========

--------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                              BANKFIRST CORPORATION
                CONSOLIDATED STATEMENTS OF CASH FLOWS - Unaudited
                  Years ended December 31, 1997, 1996 and 1995
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

                                                                 1997        1996        1995
                                                                 ----        ----        ----
Cash flows from operating activities
    Net income                                                 $  6,628    $   6,049    $  5,179
    Adjustments to reconcile net income to net cash from
      operating activities

       Provision for loan losses                                  2,935          667         553
       Depreciation                                               1,754        1,415       1,181
       Amortization and accretion, net                             (120)        (293)        (72)
       Net (gains) losses on securities sales                      (309)          20          (5)
       Gain on sale of mortgage loans                              (226)        (234)       (181)
       Proceeds from sales of mortgage loans                     15,491       12,297      10,462
       Originations of mortgage loans held for sale             (15,562)     (12,267)    (10,436)
       Proceeds from sale of trading securities                    --           --         8,169
       Purchase of trading securities                              --           --        (8,115)
       Net (gains) losses on sales of assets                         77          620          (1)
       Changes in assets and liabilities
          Accrued interest receivable and other assets             (571)        (115)       (139)
          Accrued interest payable and other liabilities          4,340          174         843
                                                               --------    ---------    --------
             Net cash flows provided by operating activities     14,437        8,333       7,438

Cash flows from investing activities
    Time deposits in other banks                                   --           --         1,350
    Purchase of securities                                      (59,276)    (100,924)    (67,905)
    Proceeds from maturities of securities                       32,224       87,269      45,573
    Proceeds from sales of securities                            35,530       12,995      14,089
    Net increase in loans                                       (53,437)     (62,737)    (44,773)
    Purchase of FHLB stock                                         (494)        --          --
    Premises and equipment expenditures, net                     (6,255)      (2,242)     (3,182)
                                                               --------    ---------    --------
       Net cash used in investing activities                    (51,708)     (65,639)    (54,848)

Cash flows from financing activities
    Net change in deposits                                       33,430       35,993      49,938
    Net change under repurchase agreements
      and other borrowed funds                                   11,068         (554)      4,917
    Advances from the Federal Home Loan Bank                      2,000       10,000        --
    Repayments of advances from Federal Home Loan Bank           (2,033)      (3,009)         (8)
    Payments of notes payable                                      --         (3,244)       --
    Preferred stock dividends paid                                 (161)        (162)        (74)
    Common stock dividends paid                                  (1,214)        (876)     (1,152)
    Cash paid for fractional shares in stock split                   (3)        --          --
    Sales of stock and stock options exercised                      567        6,273       1,308
    Repurchase of common stock                                     (225)        (186)       (120)
                                                               --------    ---------    --------
       Net cash provided by financing activities                 43,429       44,235      54,809
                                                               --------    ---------    --------
Net change in cash and cash equivalents                           6,158      (13,071)      7,399
Cash and cash equivalents, beginning of year                     25,132       38,203      30,804
                                                               --------    ---------    --------
Cash and cash equivalents, end of year                         $ 31,290    $  25,132    $ 38,203
Supplemental disclosures:
    Interest paid                                                22,619       21,312      18,089
    Income taxes paid                                             3,186        3,473       2,729
    Loans converted to other real estate                          1,082          373         789
    Debenture converted to common stock                            --            500        --
    Preferred stock converted to common stock                        35         --          --
    Reclassification of ESOP shares                                (147)         321        (385)

--------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                              BANKFIRST CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Unaudited
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation: The consolidated financial statements include the accounts of BankFirst Corporation (formerly Smoky Mountain Bancorp, Inc.) (the "Company") and its wholly-owned subsidiaries, BankFirst and First National Bank and Trust Company (together referred to as the "Banks"). In April, 1998, the Company changed its name to BankFirst Corporation. All significant inter-company balances and transactions have been eliminated in consolidation.

Nature of Operations: The Bank generates commercial, mortgage and installment loans, and receives deposits from customers located throughout Eastern and Southeastern Tennessee. The majority of the loans are secured by specific items of collateral including business assets, real property and consumer assets.
Borrowers' cash flow is expected to be a primary source of repayment. Real estate loans are secured by both residential and commercial real estate.

Substantially all operations are in the banking industry.

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and future results could differ. Estimates that are more susceptible to change in the near term include the allowance for loan losses and fair values of securities.

Cash Flow Reporting: Cash and cash equivalents include cash on hand, balances due from banks, and federal funds sold. Net cash flows are reported for customer loan and deposit transactions and other borrowed funds.

Securities: Securities are classified as held to maturity and are carried at amortized cost when management has the positive intent and ability to hold to maturity. Securities are classified as available for sale when they might be sold prior to maturity for liquidity, asset-liability management, or other reasons. Available for sale securities are carried at fair value, with unrealized gains or losses included as a separate component of equity, net of tax. Trading securities are carried at fair value, with changes in unrealized holding gains and losses included in income. Realized gains or losses are determined based on the amortized cost of the specific security sold. Interest income includes amortization of purchase premium or discounts. Securities are written down to fair value when a decline in fair value is not temporary.

Loans: Loans are reported at the principal balance outstanding, net of deferred loan fees and costs. Interest income on real estate, commercial and consumer loans is accrued over the term of the loans based on the principal outstanding. Interest income is not reported when full loan repayment is in doubt.

--------------------------------------------------------------------------------

                                  (Continued)

                              BANKFIRST CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Unaudited
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance required based on past loan loss experience, known and inherent risks in the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged-off.

Loans are considered impaired if full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage and consumer loans, and on an individual loan basis for other loans. Impaired loans are carried at the present value of expected cash flows discounted at the loan's effective interest rate or at the fair value of the collateral if the loan is collateral dependent. A portion of the allowance for loan losses is allocated to impaired loans. Loans are evaluated for impairment when payments are delayed, or when the internal grading system indicates a doubtful classification. Payments on such loans are reported as principal reductions.

Mortgage Loans Held for Sale: Mortgage loans held for sale are carried at the lower of aggregate cost or market. The cost of mortgage loans held for sale is the mortgage note amount plus certain net origination costs less discounts collected. The aggregate cost of mortgage loans held for sale at year-end 1997 and 1996, is less than their aggregate net realizable value.

Premises, Furniture and Equipment: Premises, furniture and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed using the straight line and declining-balance methods over the estimated useful lives of the assets. Maintenance and repairs are expensed and major improvements are capitalized. These assets are reviewed for impairment when events indicate the carrying amount may not be recoverable.

Other Real Estate: Real estate acquired through foreclosure or acceptance of a deed in lieu of foreclosure is recorded at the lower of cost (fair value at date of foreclosure) or fair value less estimated selling costs. Expenses incurred in carrying other real estate are charged to operations as incurred.

Repurchase  Agreements:   Substantially  all  repurchase  agreement  liabilities
represent amounts advanced by various customers that are not covered by federal deposit insurance and are secured by securities owned.

Income Taxes: The Company files consolidated federal and state income tax returns. Income tax expense is the sum of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

--------------------------------------------------------------------------------

                                  (Continued)

                              BANKFIRST CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Unaudited
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loss Contingencies: The Company is involved in various legal actions. In the opinion of management, the outcome of these matters will not have a material effect on the Company's financial position, results of operations, or cash flows.

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as disclosed in Note 15. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Preferred Stock: The preferred stock pays dividends at a rate of 5%, and is noncumulative, nonvoting, and each share is convertible into 3.0875 shares of common stock at the option of the holder. The conversion ratio of preferred stock into common stock is adjusted for common stock dividends and splits.

Preferred stock has equal liquidation rights to common stock.

Earnings Per Common Share: Basic earnings per share is based on weighted average common shares outstanding. Diluted earnings per share further assumes issuance of any dilutive potential common shares. Earnings per share are restated for all subsequent stock dividends and splits.

Reclassifications: Certain items in the 1996 and 1995 financial statements have been reclassified to conform with the 1997 presentation.

Current Accounting Issues: Statement of Financial Accounting Standard (SFAS) No. 130, "Reporting Comprehensive Income" was issued in June 1997. This Statement requires that certain items be reported in a separate statement of comprehensive income, be included as a separate, additional component of the statement of income, or be added to the statement of stockholders' equity. Such items include foreign currency translations, accounting for futures contracts, accounting for defined benefit pension plans, and accounting for certain investments in debt and equity securities. The periodic change in net appreciation or depreciation on securities available for sale reported in the Company's balance sheet is an element of comprehensive income under this standard. This Statement is effective for the Company in 1998.

--------------------------------------------------------------------------------

                                  (Continued)

                              BANKFIRST CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Unaudited
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" was issued in June 1997. This Statement changes the way public companies report information about operating segments in annual financial statements and requires that those companies report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. Operating segments are parts of a company for which separate information is available which is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in evaluating performance. Required disclosures for operating segments include total segment revenues, total segment profit or loss, and total segment assets. The Statement also requires disclosures regarding revenues derived from products and services (or similar groups of products or services), countries in which the company derives revenue or holds assets, and about major customers, regardless of whether this information is used in operating decision making. The Company is required to adopt the disclosure requirements in its 1998 annual report, and in interim periods in 1999. The 1999 interim period disclosures are required to include comparable 1998 information.

NOTE 2 - BUSINESS COMBINATION

At the close of business on December 31, 1996, BankFirst stockholders exchanged 1,154,652 shares of its common stock for 570,380 shares of BankFirst Corporation (formerly Smoky Mountain Bancorp, Inc.) common stock. In addition, outstanding employee stock options to purchase 1,107,330 shares of BankFirst common stock were converted into options to purchase approximately 547,020 shares of BankFirst Corporation common stock, as adjusted for subsequent stock splits. The combination has been accounted for in a manner similar to a pooling of interests and, accordingly, the Company's consolidated financial statements were restated in 1996 and 1995 to include the accounts and operations of BankFirst for the period prior to the combination. Smoky Mountain Bancorp, Inc.'s wholly owned subsidiary, First National Bank of Gatlinburg, was merged into BankFirst in March 1997.

On June 30, 1998, the BankFirst Corporation acquired all of the outstanding common stock of First Franklin Bancshares, Inc. ("First Franklin") in a business combination accounted for as a pooling of interest. Stockholders of First Franklin exchanged 164,125 shares of stock for 723,791 shares of the Company's common stock. In the business combination, First Franklin was merged into BankFirst Corporation, and its wholly-owned subsidiary, First National Bank and Trust Company, remains a subsidiary of BankFirst Corporation. The Company's financial statements have been restated to include the accounts and operations of First Franklin.

--------------------------------------------------------------------------------

                                  (Continued)

                              BANKFIRST CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Unaudited
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

NOTE 2 - BUSINESS COMBINATION (Continued)

Separate interest income and net income of the merged entities are as follows:

                                     1997              1996            1995
                                     ----              ----            ----
   Interest income
        BankFirst Corporation     $   37,625       $    17,081      $    15,934
        BankFirst                       --              16,503           13,315
        First Franklin                13,662            13,114           12,870
                                  ----------       -----------      -----------
                                  $   51,287       $    46,698      $    42,119
                                  ==========       ===========      ===========
   Net income
        BankFirst Corporation     $    4,066       $     1,450      $     1,224
        BankFirst                       --               2,214            1,601
        First Franklin                 2,562             2,385            2,354
                                  ----------       -----------      -----------

                                  $    6,628       $     6,049      $     5,179
                                  ==========       ===========      ===========

                                    January 1,                                       January 1,
                                      1995           Effect of        Effect of        1995
                                  As Previously      BankFirst     First Financial      As
                                    Reported        Combination      Combination      Restated
                                    --------        -----------      -----------      --------
Stockholders' equity
     Common stock                   $    464         $   1,303       $   1,519       $   3,286
     Noncumulative convertible
       preferred stock                  --                 641            --               641
     Additional paid-in capital        2,167            10,177           2,944          15,288
     Unrealized loss on securities
       available for sale               (668)             (618)         (1,454)         (2,740)
     Retained earnings                 3,818             1,550          12,231          17,599
                                    --------          --------       ---------       ---------
         Total                      $  5,781         $  13,053       $  15,240       $  34,074
                                    ========         =========       =========       =========

NOTE 3 - SECURITIES

Securities available for sale are summarized as follows:

                                             Gross        Gross
                              Amortized   Unrealized   Unrealized        Fair
1997                            Cost         Gains       Losses          Value
----                            ----         -----       ------          -----

U.S. Treasury securities      $ 31,250     $   360      $     (41)     $ 31,569
Obligations of U.S.
  government agencies           45,948         492            (40)       46,400
Obligations of states and
  political subdivisions        38,292         715             (8)       38,999
Mortgage-backed securities      10,696         134            (62)       10,768
                              --------     -------      ---------      --------
                              $126,186     $ 1,701      $    (151)     $127,736
                              ========     =======      =========      ========

--------------------------------------------------------------------------------

                                  (Continued)

                              BANKFIRST CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Unaudited
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

NOTE 3 - SECURITIES (Continued)

                                                  Gross      Gross
                                    Amortized  Unrealized  Unrealized     Fair
1996                                   Cost      Gains       Losses      Value
----                                   ----      -----       ------      -----
U.S. Treasury securities             $ 25,997   $   133    $    (156)   $ 25,974
Obligations of U.S.
  government agencies                  65,571       284         (309)     65,546
Obligations of states and
  political subdivisions               22,328       667          (24)     22,971
Mortgage-backed securities             20,342        80         (132)     20,290
                                     --------   -------    ---------    --------
                                     $134,238   $ 1,164    $    (621)   $134,781
                                     ========   =======    =========    ========

The amortized cost and estimated market value of debt securities available for sale at year-end 1997, by contractual maturity, is shown below. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.

                                                        Amortized         Fair
                                                           Cost           Value
                                                           ----           -----
Due in one year or less                                  $ 12,744       $ 12,733
Due after one year through five years                      45,906         46,411
Due after five years through ten years                     39,677         40,324
Due after ten years                                        17,163         17,500
                                                         --------       --------
Mortgage-backed securities                                 10,696         10,768
                                                         --------       --------
     Total maturities                                    $126,186       $127,736
                                                         ========       ========

                                                   1997      1996        1995
                                                   ----       ----       ----
Sales of securities available for sale

         Realized gains                            $343        $33        $20
         Realized losses                             34         53         88

Sales of trading securities

         Realized gains                            $--         $--        $75
         Realized losses                            --          --          2

Securities with a carrying value of 79,650 and 79,415 at year-end 1997 and 1996, were pledged for public deposits and securities sold under agreements to repurchase .

--------------------------------------------------------------------------------

                                  (Continued)

                              BANKFIRST CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Unaudited
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

NOTE 4 - LOANS AND ALLOWANCE FOR LOANS LOSSES

At year-end 1997 and 1996, loans consisted of the following:

                                                       1997            1996
                                                       ----            ----
    Commercial, industrial and agricultural        $    95,143      $    69,614
    Commercial real estate                             164,102          155,389
    Real estate construction                            24,977           26,379
    Residential real estate                            120,143          110,636
    Loans to individuals                                59,947           50,277
    Lease financing                                      1,845            1,055
    Mortgage loans held for sale                           395              324
    Other                                                  383              656
                                                   -----------      -----------
        Total loans                                    466,935          414,330

    Less:   Unearned interest income and fees           (1,968)          (1,537)
            Allowance for loan losses                   (6,098)          (4,723)
                                                   -----------      -----------
                                                   $   458,869      $   408,070
                                                   ===========      ===========

Activity in the allowance for loan losses is as follows:

                                             1997          1996          1995
                                             ----          ----          ----

Beginning balance                           $ 4,723       $ 4,690       $ 4,526
Provision                                     2,935           667           553
Loans charged off                            (1,833)         (904)         (701)
Recoveries of loans charged off                 273           270           312
                                            -------       -------       -------
Balance, end of year                        $ 6,098       $ 4,723       $ 4,690
                                            =======       =======       =======

Impaired loans consisted of the following at year-end:

                                                               1997        1996
                                                               ----         ----
Impaired loans
    Loans with allowance allocated                             $552         $616
    Amount of allowance for loan losses
      allocated                                                  61          216
    Loans with no allowance allocated                           615          275

                                                       1997       1996     1995
                                                       ----       ----     ----
Impaired loans
    Average balance during the year                   $1,312      $941      $189
    Interest income recognized thereon                    30        50         7
    Cash-basis interest income recognized                 30        50         7

--------------------------------------------------------------------------------

                                  (Continued)

                              BANKFIRST CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Unaudited
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

NOTE 4 - LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

The aggregate amount of loans to executive officers and directors of the Company and their related interests was approximately $18,443 and $10,821 at year-end 1997 and 1996. During 1997 and 1996, new loans aggregating approximately $9,761 and $1,782 and amounts collected of approximately $2,139 and $1,794 were transacted with such parties.

NOTE 5 - PREMISES, FURNITURE, AND EQUIPMENT

A summary of premises and equipment as of year-end 1997 and 1996 is as follows:

                                                       1997        1996
                                                       ----        ----

     Land                                           $  5,246      $  4,565
     Premises                                         14,255        11,289
     Furniture, fixtures and equipment                10,390         8,810
     Construction in progress                            963           360
                                                    --------      --------
          Total cost                                  39,854        25,024
     Accumulated depreciation                         (9,388)       (7,981)
                                                    --------      --------
                                                    $ 21,466      $ 17,043
                                                    ========      ========
NOTE 6 - DEPOSITS

Certificates of deposit of $100 thousand or more were $78,260 and $69,468 at year-end 1997 and 1996.

At year-end 1997, maturities of time deposits with a term of over one year were as follows, for the next five years.

                 1998                               $   195,578
                 1999                                    48,341
                 2000                                    15,759
                 2001                                     7,045
                 2002                                     1,941
                 Thereafter                                 325

The aggregate amount of deposits to executive officers and directors of the Company and their related interests was approximately $2,477 and $1,376 at year end 1997 and 1996.

--------------------------------------------------------------------------------

                                  (Continued)

                              BANKFIRST CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Unaudited
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

NOTE 7 - BORROWINGS

Securities sold under agreements to repurchase and treasury tax and loan deposits are financing arrangements. Securities involved with the agreements are recorded as assets and are held by a safekeeping agent and the obligations to repurchase the securities are reflected as liabilities. Securities sold under agreements to repurchase consist of short term excess funds from repurchase agreements and overnight liabilities to deposit customers arising from a cash management program. While effectively deposit equivalents, such arrangements are in the form of repurchase agreements. Other borrowed funds were comprised of treasury tax and loan deposits which bear interest at the federal funds rate less .25%.

Information concerning securities sold under agreements to repurchase at year-end 1997 and 1996 is summarized as follows:

                                                            1997         1996
                                                            ----         ----
         Average month-end balance during the year        $  9,137      $ 7,365
         Average interest rate during the year               4.76%        4.84%
         Maximum month-end balance during the year        $ 16,302      $ 9,715

The aggregate amount of securities sold under agreements to repurchase from executive officers and directors of the Company and their related interests were $4,014 and $-0- at year-end 1997 and 1996.

Federal Home Loan Bank advances consist of the following at year-end 1997 and 1996:

                                                              1997      1996
                                                              ----      ----

     6.40% fixed rate advance, interest only monthly,
       principal due at maturity on April 25, 1997            $ --     $1,000

     6.60% fixed rate advance, interest only monthly,
       principal due at maturity on October 24, 1997            --      1,000

     Variable rate, interest only monthly, principal due at
       maturity on September 30, 1998                          5,000    5,000

     Variable rate, interest only monthly, principal due at
       maturity on April 30, 1998                              5,000    5,000

--------------------------------------------------------------------------------

                                  (Continued)

                              BANKFIRST CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Unaudited
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

NOTE 7 - BORROWINGS (Continued)

6.75% fixed rate advance, principal and interest monthly,
  maturing on September 1, 2012                                $   743   $  --

6.51% fixed rate advance, principal and interest monthly,
  maturing on January 1, 2013                                      500      --

7.20% fixed rate advance, principal and interest monthly,
  maturing on June 1, 2012                                         490      --

6.80% fixed rate advance, principal and interest monthly,
   maturing on March 1, 2012                                       243      --

5.95% fixed rate advance, principal and interest monthly,
  maturing on August 1, 2008                                        80        85

5.70% fixed rate advance, principal and interest monthly,
  maturing on September 1, 2008                                     65        69
                                                               -------   -------
                                                               $12,121   $12,154
                                                               =======   =======

These advances are collateralized by a blanket pledge of qualifying mortgage loans totaling $18,182 and $18,231 at year-end 1997 and 1996.

At year-end 1997, the Company had approximately $33,350 of federal funds lines of credit available from correspondent institutions, $8,680 unused lines of credit with the Federal Home Loan Bank, and $2,000 unused line of credit with the Federal Reserve Bank of Atlanta.

NOTE 8 - RETIREMENT PLANS

A 401(k) profit sharing plan covers substantially all BankFirst Corporation and BankFirst employees. Employee contributions are voluntary and employer contributions are discretionary. Employee contributions are fully vested and employer contributions are fully vested after five years.

Another 401(k) profit sharing plan covers substantially all First National Bank and Trust Company employees. Employee contributions are voluntary. If a participant elects to make a contribution to the Plan, the employer must make a matching contribution of 50% of the first 3% of the participants annual contributions. In addition, the employer may award a bonus match. Employee contributions are immediately vesting and employer contributions are vested 20% immediately, 40% after four years, 60% after five years, 80% after six years, and 100% after seven years.

Expense for both Plans was $218, $187 and $162 for 1997, 1996 and 1995.

--------------------------------------------------------------------------------

                                  (Continued)

                              BANKFIRST CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Unaudited
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

NOTE 8 - RETIREMENT PLANS (Continued)

The Company has an Employee Stock Ownership Plan (ESOP) which enables employees who have met minimum service and age requirements to acquire shares of the Company's common stock. Cost of the Plan is borne by the Company through discretionary contributions to an employee stock ownership trust. All shares under the plan were allocated at year end 1997, 1996 and 1995. Shares of common stock are allocated to each participating employee and are held in trust until the employee's termination, retirement or death. The Company's contribution to the ESOP was $30 in 1996. There was no contribution in 1997 or 1995.

Upon withdrawal from the plan, participants are entitled to require the Company to repurchase the stock (referred to as a put option). Withdrawn participants are entitled to exercise the put option for a period of not more than 60 days following the date of distribution of the stock. At year-end 1997, 1996, and 1995, the fair value of ESOP shares subject to repurchase was $1,536, $1,389, and $1,710, the fair value per share was $8.80, $7.68, and $6.96, and shares held by the ESOP were 174,575, 180,845, and 245,725. The value of shares subject to the put option have been presented outside of stockholders' equity since no active market existed for the Company's common stock.

The First National Bank and Trust Company has a defined benefit pension plan covering substantially all employees. The following sets forth the plan's funded status at December 31, 1997, 1996 and 1995 and the components of net pension expense:

                                                     1997     1996      1995
                                                     ----     ----      ----
Accumulated benefit obligation (including vested
     benefits of $ 3,924, $ 2,708,and $ 2,396)     $(3,976)  $(2,735)   $(2,421)
                                                   =======   =======    =======
Plan assets at fair value                          $ 4,927   $ 4,177    $ 3,733
Projected benefit obligation for service rendered
     to date                                        (5,239)   (3,786)    (3,431)
Unrecognized loss                                      959       150        152
Unrecognized transition asset                         (150)     (171)      (193)
                                                   -------   -------    -------
Prepaid accrued pension expense                    $   497   $   370    $   261
                                                   =======   =======    =======

Net pension expense for the year included the following:

                                                               1997      1996
                                                               ----      ----

Service cost for the period                                   $ 173      $ 159
Interest cost on projected benefit obligation                   318        287
Actual return on plan assets                                   (629)      (305)
Other                                                           249        (21)
                                                              -----      -----

                                                              $ 111      $ 120
                                                              =====      =====

--------------------------------------------------------------------------------

                                  (Continued)

                              BANKFIRST CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Unaudited
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

NOTE 8 - RETIREMENT PLANS (Continued)

Contribution expense was $238, $229, and $243 for the years ending 1997, 1996, and 1995.

Significant assumptions made in computing pension liability and expense for each year ended 1997, 1996, and 1995 include a weighted average discount rate of 8.5%, increase in compensation of 6.5%, and long-term rate of return of 8.5%.

NOTE 9 - INCOME TAXES

Income tax expense is summarized as follows:

                                          1997             1996            1995
                                          ----             ----            ----
Current                                 $ 3,612           $3,134          $2,434
Deferred                                   (206)              54              83
                                        -------           ------          ------
                                        $ 3,406           $3,188          $2,517
                                        =======           ======          ======
Federal                                 $ 2,817           $2,643          $2,174
State                                       589              545             343
                                        -------           ------          ------
                                        $ 3,406           $3,188          $2,517
                                        =======           ======          ======

Deferred income taxes reflect the effect of "temporary differences" between values recorded for assets and liabilities for financial reporting purposes and values utilized for measurement in accordance with tax laws. The tax effects of the primary temporary differences giving rise to the Company's net deferred tax assets and liability are as follows:

                                           1 9 9 7                 1 9 9 6
                                    ----------------------  --------------------
                                    Assets     Liabilities  Assets   Liabilities

Allowance for loan losses          $ 1,154      $   --       $ 619     $   --
Unearned loan income                    57          --          68         --
Unrealized gain on securities         --            (589)      --          (207)
Depreciation                          --            (832)      --          (732)
Other real estate                       19          --          19         --
FHLB dividends                        --            (201)      --          (124)
Defined benefit plan                  --            (189)      --          --
Other                                   86          (261)       89         (169)
                                   -------      --------     -----     --------
     Total deferred income taxes   $ 1,316      $ (2,072)    $ 795     $ (1,232)
                                   =======      ========     =====     ========

--------------------------------------------------------------------------------

                                  (Continued)

                              BANKFIRST CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Unaudited
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

NOTE 9 - INCOME TAXES (Continued)

A reconciliation of expected income tax expense at the statutory federal income tax rate of 34% with the actual effective income tax rates, is as follows:

                                                    1997       1996       1995
                                                    ----       ----       ----

Statutory federal tax rate                          34.0%      34.0%      34.0%
State income tax, net of federal benefit             4.0        4.0        4.0
Tax exempt income                                   (3.7)      (4.6)      (5.7)
Other                                               (0.4)      (1.1)      (0.4)
                                                    ----       ----       ----
                                                    33.9%      34.5%      32.7%
                                                    ====       ====       ====

NOTE 10 - COMMITMENTS AND FINANCIAL INSTRUMENTS
  WITH OFF-BALANCE-SHEET RISK

The Banks are party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include loan commitments and standby letters of credit. The substantial majority of these instruments are with parties in the Knoxville and surrounding East and Southeast Tennessee area. The instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the financial statements.

The exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and standby letters of credit is represented by the contractual amount of those instruments. The same credit policies are used in making commitments and conditional obligations as are used for on-balance-sheet instruments. There are no significant concentrations of credit risk with any individual counterparty to originate loans.

Financial instruments whose contract amounts represent credit risk at year-end 1997 and 1996 were as follows:

                                                       1997              1996
                                                       ----              ----
Loan commitments                                      $ 9,016          $ 1,574
Standby letters of credit                               6,760            9,256
Unused lines of credit                                 64,667           60,104

--------------------------------------------------------------------------------

                                  (Continued)

                              BANKFIRST CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Unaudited
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

NOTE 10 - COMMITMENTS AND FINANCIAL INSTRUMENTS
  WITH OFF-BALANCE-SHEET RISK (Continued)

Since many of the loan commitments may expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. Each customer's credit worthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment, and/or income-producing commercial properties.

The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The aggregate amount of loan commitments and standby letters of credit to executive officers and directors of the Company was approximately $3,165 and $1,752 at year-end 1997 and 1996.

NOTE 11 - RELATED PARTY TRANSACTIONS

BankFirst was a 50% partner with a related party, the purpose of which was to own and operate a building in downtown Knoxville, Tennessee. BankFirst's main offices occupy a portion of this building. During 1997, BankFirst purchased the other partner's interest in the building at a fair market value of $924 based on an independent appraisal. The partnership was dissolved following the consummation of the transaction. Total payments received from tenants of the buildings other than BankFirst totaled $105 in 1997. BankFirst's contributions to the partnership expenses were approximately $169, $313 and $192 in 1997, 1996 and 1995.

NOTE 12 - REGULATORY MATTERS

The Company and Banks are subject to regulatory capital requirements administered by federal and state banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, under capitalized, significantly under capitalized, and critically under capitalized, although these terms are not used to represent overall financial condition. If under capitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required.

--------------------------------------------------------------------------------

                                  (Continued)

                              BANKFIRST CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Unaudited
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

NOTE 12 - REGULATORY MATTERS (Continued)

At year-end, the capital requirements were met. Actual capital levels (in millions) and minimum required levels were:

                                                                                               Minimum Amounts to be
                                                                         Minimum Required      Well Capitalized Under
                                                                           for Capital           Prompt Corrective
                                                    Actual              Adequacy Purposes        Action Provisions
                                               -----------------       -------------------      -------------------
                                               Actual      Ratio       Actual        Ratio       Actual       Ratio
                                               ------      -----       ------        -----       ------       -----
1997
Total Capital (to Risk Weighted Assets)
     Consolidated                             $   61.4      12.8%     $  38.4         8.0%       $  48.0       10.0%
     BankFirst                                    42.5      11.6         29.2         8.0           36.5       10.0
     First National Bank and Trust Co.            21.3      18.8          9.1         8.0           11.3       10.0

Tier 1 Capital (to Risk Weighted Assets)
     Consolidated                             $   60.1      12.5%     $  19.2         4.0%       $  28.8        6.0%
     BankFirst                                    37.9      10.4         14.6         4.0           21.9        6.0
     First National Bank and Trust Co.            20.2      17.8          4.5         4.0            6.8        6.0

Tier 1 Capital  (to Average Assets)
     Consolidated                             $   60.1       9.7%     $  24.9         4.0%       $  31.1        5.0%
     BankFirst                                    37.9       8.3         18.3         4.0           22.9        5.0
     First National Bank and Trust Co.            20.2      11.2          7.2         4.0            9.0        5.0

                                                                                               Minimum Amounts to be
                                                                         Minimum Required      Well Capitalized Under
                                                                           for Capital           Prompt Corrective
                                                    Actual              Adequacy Purposes        Action Provisions
                                               -----------------       -------------------      -------------------
                                               Actual      Ratio       Actual        Ratio       Actual       Ratio
                                               ------      -----       ------        -----       ------       -----
1996

Total Capital (to Risk Weighted Assets)
     Consolidated                             $   55.2      13.1%     $  33.8         8.0%       $  42.3        10.0%
     BankFirst                                    22.2      13.1         13.6         8.0           17.0        10.0
     FNB of Gatlinburg                            15.3       9.9         12.3         8.0           15.4        10.0
     First National Bank and Trust Co.            20.2      20.0          8.1         8.0           10.1        10.0

Tier 1 Capital (to Risk Weighted Assets)
     Consolidated                             $   54.5      12.9%     $  16.9         4.0%       $  25.4         6.0%
     BankFirst                                    20.3      12.0          6.8         4.0           10.2         6.0
     FNB of Gatlinburg                            13.7       8.9          6.2         4.0            9.2         6.0
     First National Bank and Trust Co.            19.1      18.9          4.0         4.0            6.1         6.0

Tier 1 Capital (to Average Assets)
     Consolidated                             $   54.5       9.6%     $  22.7         4.0%       $  28.3         5.0%
     BankFirst                                    20.3       9.4          8.6         4.0           10.8         5.0
     FNB of Gatlinburg                            13.7       6.5          8.4         4.0           10.6         5.0
     First National Bank and Trust Co.            19.1      11.3          6.8         4.0            8.5         5.0

The Company and subsidiary banks were well capitalized at year-end 1997.

--------------------------------------------------------------------------------

                                  (Continued)

                              BANKFIRST CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Unaudited
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

NOTE 12 - REGULATORY MATTERS (Continued)

The Company's primary source of funds to pay dividends to stockholders is the dividends it receives from the Banks. The Banks are subject to certain regulations on the amount of dividends it may declare without prior regulatory approval. Under these regulations, the amount of dividends that may be paid in any year is limited to that year's net profits, as defined, combined with the retained net profits of the preceding two years, less dividends declared during those periods. At year-end 1997, $9,057 of retained earnings was available for dividends in future periods.

The Banks were required to have approximately $4,659 and $3,542 of cash on hand to meet regulatory reserve requirements at year-end 1997 and 1996.

NOTE 13 - STOCK OPTIONS

The Company maintains a stock option plan, which is administered by the Executive Committee of the Board of Directors. A maximum of 3,125,000 stock options may be issued to selected directors, officers, and other key employees. The exercise price of each option is the fair market value of the Company's common stock on the date of grant. The maximum term of the options is ten years. Certain options may be exercised immediately upon grant, and certain options vest at an annual rate of 20%, allowing 20% of the options to be exercised at each grant anniversary date. At year-end 1997, 2,063,015 shares are authorized for future grant.

A summary of the Company's option activity, and related information for the year-ended 1997, 1996, and 1995 is presented below:

                                                1 9 9 7                 1 9 9 6               1 9 9 5
                                          -------------------    --------------------   -------------------
                                                     Weighted                Weighted              Weighted
                                                      Average                 Average               Average
                                                     Exercise                Exercise              Exercise
                                          Options      Price     Options      Price      Options     Price
                                          -------      -----     -------      -----      -------     -----
Outstanding at beginning
  of year                                 887,645    $  5.21     547,020     $  4.25     469,830    $   3.72
Granted                                   164,380        7.68    340,625        6.96      77,190        6.48
Exercised                                (140,765)       3.72       --           --         --
Forfeited                                 (46,830)       7.12       --           --         --           --
                                        ---------    --------   --------     -------    --------    --------
Outstanding at end of year                864,430        6.19    887,645        5.21     547,020        4.11
Options exercisable at year-end           462,215        4.55    541,590        4.09     540,230        4.08
                                        ---------               --------                --------
Weighted-average fair value of
 options granted during the year        $    3.09               $   2.46                $   2.92
                                        =========               ========                ========

--------------------------------------------------------------------------------

                                  (Continued)

                              BANKFIRST CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Unaudited
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

NOTE 13 - STOCK OPTIONS (Continued)

Options outstanding at year-end 1997 had a range of exercise prices from $3.72 to $7.68 and had a weighted average remaining life of seven years. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1997, 1996, and 1995: risk-free interest rate of 6.75%, 7.03% and 7.04%, and expected lives of seven, eight and nine years.

No expense for stock options is recorded, as the grant price equals the market price of the stock at grant date. The following disclosures show the effect on income and earnings per share had the options' fair value been recorded using an option pricing model. If additional options are granted, the proforma effect will increase in the future.


                                    1 9 9 7            1 9 9 6             1 9 9 5
                             ------------------  ------------------  -------------------
                                 As                 As                  As
                             Reported  Proforma  Reported  Proforma  Reported   Proforma
                             --------  --------  --------  --------  --------   --------
Net income                   $ 6,628   $ 6,400   $ 6,049   $ 6,046    $ 5,179    $4,971

Basic earnings per share     $   .66   $   .63   $   .63   $   .63    $   .63       .60
Diluted earnings per share       .61       .58       .59       .58        .59       .51

NOTE 14 - EARNINGS PER SHARE

A reconciliation of the numerators and denominators of the earnings per common share and earnings per common share assuming dilution computations are presented below.

                                                       1997          1996            1995
                                                       ----          ----            ----
Earnings Per Share
    Net income                                      $     6,628    $     6,049    $     5,179
    Less:  Dividends declared on preferred stock           (161)          (162)           (74)
                                                    -----------    -----------    -----------
       Net income available to common
         stockholders                               $     6,467    $     5,887    $     5,105
                                                    ===========    ===========    ===========

    Weighted average common shares outstanding        9,876,735      9,347,725      8,098,170
                                                    ===========    ===========    ===========
       Earnings per share                           $       .66    $       .63    $       .63
                                                    ===========    ===========    ===========
Earnings Per Share Assuming Dilution
    Net income available to common stockholders     $     6,467    $     5,887    $     5,105
    Add back dividends upon assumed conversion
      of preferred stock                                    161            162             74
                                                    -----------    -----------    -----------
       Net income available to common
         stockholders assuming conversion           $     6,628    $     6,049    $     5,179
                                                    ===========    ===========    ===========

--------------------------------------------------------------------------------

                                  (Continued)

                              BANKFIRST CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Unaudited
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

NOTE 14 - EARNINGS PER SHARE (Continued)

    Weighted average common shares outstanding        9,876,735      9,347,725      8,098,170
    Add:  Dilutive effects of assumed conversions
      and exercises:
       Convertible preferred stock                      685,830        696,415        397,610
       Convertible debenture                               --           39,065         39,065
       Stock options                                    313,025        158,165        199,240
                                                    -----------    -----------    -----------
    Weighted average common and dilutive
      potential common shares outstanding            10,875,590     10,241,370      8,734,085
       Earnings per share assuming dilution         $       .61    $       .59    $       .59
                                                    ===========    ===========    ===========

NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value and estimated fair value of the Company's financial instruments are as follows at year-end 1997 and 1996.

                                            1 9 9 7               1 9 9 6
                                        ----------------     ------------------
                                        Carrying    Fair     Carrying      Fair
                                         Value     Value       Value      Value
                                         -----     -----       -----      -----
Financial assets:
   Cash and cash equivalents           $ 31,290   $ 31,290   $ 25,132   $ 25,132
   Securities available for sale        127,736    127,736    134,781    134,781
   Loans, net                           458,869    462,168    408,070    407,499

Financial liabilities:
   Demand, savings, and money
     market accounts                    280,781    280,781    249,890    249,890
   Certificate of deposits              268,988    268,347    266,449    267,045
   Advances from FHLB                    12,121     12,005     12,154     11,265
   Repurchase agreement and other        18,261     18,261      7,230      7,230

The following methods and assumptions were used to estimate the fair values for financial instruments. The carrying amount is considered to estimate fair value for cash and short-term instruments, demand deposits, liabilities for borrowed money, and variable rate loans or deposits that reprice frequently and fully. Securities available for sale fair values are based on quoted market prices or, if no quotes are available, on the rate and term of the security and on information about the issuer. For fixed rate loans or deposits and for variable rate loans or deposits with infrequent repricing or repricing limits, the fair value is estimated by discounted cash flow analysis using current market rates for the estimated life and credit risk. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable. Liabilities for borrowed money are estimated using rates of debt with similar terms and remaining maturities.

--------------------------------------------------------------------------------

                                  (Continued)

                              BANKFIRST CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Unaudited
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

NOTE 16 - PARENT  COMPANY CONDENSED FINANCIAL STATEMENTS

                                 BALANCE SHEETS

                     Years ended December 31, 1997 and 1996

                                                              1997        1996
                                                              ----        ----
Assets
     Cash and cash equivalents                               $ 2,019     $   121
     Interest bearing deposit                                   --         1,200
     Investment in subsidiary banks                           59,329      53,674
     Other                                                       516         356
                                                             -------     -------
         Total assets                                        $61,864     $55,351
                                                             =======     =======
     Total liabilities                                           432         136
                                                             -------     -------
Employee stock ownership plan                                  1,536       1,389
Stockholders' equity
     Common stock                                             24,554       3,886
     Preferred stock                                           1,093       1,128
     Additional paid-in capital                               22,652      22,484
     Retained earnings                                        10,636      25,992
     Unrealized gain on securities                               961         336
                                                             -------     -------
         Total stockholders' equity                           59,896      53,826
                                                             -------     -------
         Total liabilities and stockholders' equity          $61,864     $55,351
                                                             =======     =======

                              STATEMENTS OF INCOME

                  Years ended December 31, 1997, 1996, and 1995

                                                     1997     1996       1995
                                                     ----     ----       ----

Dividends from subsidiary banks                     $1,593   $ 1,470    $ 1,725
Other income                                           220       178        134
                                                    ------   -------    -------
         Total income                                1,813     1,648      1,859

Interest expense                                      --         120        296
Other expense                                          213       350        867
                                                    ------   -------    -------
         Total expenses                                213       470      1,163
                                                    ------   -------    -------
Income before income taxes                           1,600     1,178        696
Income tax expense (benefit)                             2      (105)      (379)
                                                    ------   -------    -------
Income before equity in undistributed
  income of subsidiaries                             1,598     1,283      1,075

Equity in undistributed net income of subsidiaries   5,030     4,766      4,104
                                                    ------   -------    -------
Net income                                          $6,628   $ 6,049    $ 5,179
                                                    ======   =======    =======

--------------------------------------------------------------------------------

                                  (Continued)

                              BANKFIRST CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Unaudited
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

NOTE 16 - PARENT COMPANY CONDENSED FINANCIAL STATEMENTS (Continued)

                            STATEMENTS OF CASH FLOWS
                  Years ended December 31, 1997, 1996, and 1995

                                                                 1997      1996       1995
                                                                 ----      ----       ----
Operating activities
     Net income                                                $ 6,628    $ 6,049    $ 5,179
     Adjustments to reconcile net income to net
       cash provided by operating activities:
         Undistributed net income of subsidiaries               (5,030)    (4,766)    (4,104)
         Change in assets                                         (160)         7         38
         Change in liabilities                                     296         (9)       (24)
                                                               -------    -------    -------
              Net cash provided by operating activities          1,734      1,281      1,089

Net cash used in investment activities
     Change in time deposit with other banks                     1,200     (1,200)      --
                                                               -------    -------    -------
Financing activities
     Payments of notes payable                                    --       (3,244)      --
     Preferred stock dividends paid                               (161)      (162)       (74)
     Common stock dividends paid                                (1,214)      (876)    (1,152)
     Cash paid for fractional shares in stock split                 (3)      --         --
     Effect of internal reorganization                            --       (1,846)    (1,235)
     Sales of common stock and stock options exercised             567      6,273      1,308
     Repurchase of common stock                                   (225)      (186)      (120)
                                                               -------    -------    -------
         Net cash provided by (used in) financing activities    (1,036)       (41)    (1,273)
                                                               -------    -------    -------
Net change in cash and cash equivalents                          1,898         40       (184)
Cash and cash equivalents, beginning of year                       121         81        265
                                                               -------    -------    -------
Cash and cash equivalents, end of year                         $ 2,019    $   121    $    81
                                                               =======    =======    =======

NOTE 17 - SUBSEQUENT EVENTS

On January 16, 1998, the Bank acquired a mortgage loan origination and servicing company for $7.5 million cash in a business combination accounted for as a purchase. The mortgage company's primary asset was loan servicing rights of approximately $7.0 million. The excess of the purchase price over the fair value of net asset acquired, $1.9 million, will be amortized on a straight-line basis over 15 years. In July, 1998, the Company affected a 5 for 1 common stock split, which has been reflected in the Consolidated Statements of Changes in Stockholders' Equity. All per share information has been retroactively restated for this stock split.

--------------------------------------------------------------------------------

                              BANKFIRST CORPORATION
                           CONSOLIDATED BALANCE SHEET
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

                                                                March 31, 1998
                                                                  (Unaudited)
ASSETS
   Cash and due from banks                                         $  29,115
   Federal Funds Sold                                                  5,700
   Securities available for sale, at fair value                      130,740
   Mortgage loans held for sale                                       19,969
   Loans, net                                                        472,919
   Premises and equipment, net                                        21,905
   Mortgage servicing rights                                           6,992
   Federal Home Loan Bank Stock, at cost                               3,099
   Intangible assets                                                   2,196
   Accrued interest receivable and other asset                         8,797
                                                                   ---------
      Total assets                                                 $ 701,432
                                                                   =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
   Noninterest-bearing deposits                                    $ 101,632
   Interest-bearing deposits                                         465,596
                                                                   ---------
      Total deposits                                                 567,228

   Securities sold under agreements to repurchase                     19,175
   Federal funds purchased and other borrowings                       15,600
   Advances from the Federal Home Loan Bank                           27,351
   Accrued interest payable and other liabilities                      8,609
                                                                   ---------
      Total liabilities                                              637,963

Employee Stock Ownership Plan                                          1,745

Stockholders' equity
   Common stock: $2.50 par value, 15,000,000 shares
     authorized, 9,998,420 shares outstanding                         24,560
   Noncumulative convertible preferred stock: $5 par
     value, 1,000,000 shares authorized, 215,805 shares
     outstanding                                                       1,079
   Additional paid-in capital                                         22,494
   Retained earnings                                                  12,300
   Unrealized gain on securities available for sale                    1,291
                                                                   ---------
      Total stockholders' equity                                      61,724
                                                                   ---------
      Total liabilities and stockholders' equity                   $ 701,432
                                                                   =========

--------------------------------------------------------------------------------

        See accompanying notes to the consolidated financial statements.

                              BANKFIRST CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

                                                    Three months ended March 31,
                                                            (Unaudited)
                                                          1998        1997
                                                        --------    --------
Interest income
   Interest and fees on loans                           $ 11,822    $ 10,053
   Taxable securities                                      1,440       1,786
   Nontaxable securities                                     454         288
   Other                                                      80         118
                                                        --------    --------
                                                          13,796      12,245

Interest expense
   Deposits                                                5,321       5,152
   Short-term borrowings                                     535         179
   Long-term borrowings                                      144         169
                                                        --------    --------
                                                           6,000       5,500
                                                        --------    --------

Net interest income                                        7,796       6,745

Provision for loan losses                                    534         360
                                                        --------    --------
Net interest income after provision
 for loan losses                                           7,262       6,385

Noninterest income
   Service charges and fees                                  767         801
   Loan servicing income, net of amortization                325        --
   Net gain on loan sales                                    206          52
   Trust department income                                   185         161
   Other                                                     476         284
                                                        --------    --------
                                                           1,959       1,298

Noninterest expenses
   Salaries and employee benefits                          3,646       2,798
   Occupancy expense                                         541         359
   Equipment expense                                         663         644
   Office expense                                            355         105
   Data processing fees                                      365         298
   FDIC assessments                                           11          29
   Merger expense                                             39        --
   Other                                                   1,018       1,107
                                                        --------    --------
                                                           6,638       5,340
                                                        --------    --------

Income before income taxes                                 2,583       2,343
Provision for income taxes                                   880         776
                                                        --------    --------
Net income                                              $  1,703    $  1,567
                                                        ========    ========

Other comprehensive income (loss), net of tax
   Change in unrealized gain (loss) on securities            330      (1,302)
                                                        --------    --------

Comprehensive income                                    $  2,033    $    265
                                                        ========    ========
Earnings per share:
   Basic                                                $   0.17    $   0.16
   Diluted                                              $   0.16    $   0.14

--------------------------------------------------------------------------------

        See accompanying notes to the consolidated financial statements.

                              BANKFIRST CORPORATION
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                        Three Months ended March 31, 1998
                                   (Unaudited)
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

                                                                                                          Net
                                                                                                       Unrealized        Total
                                                                       Additional                        Gains           Stock-
                                         Common        Preferred        Paid-in         Retained        (Losses)        holders'
                                          Stock          Stock          Capital         Earnings     on Securities       Equity
                                      ------------    ------------    ------------    ------------    ------------    ------------
Balance, January 1, 1998                $ 24,554        $  1,093        $ 22,652        $ 10,636        $    961        $ 59,896

Sales of Common Stock, 428 shares              1            --                15            --              --                16

Stock options exercised, 814 shares            1            --                26            --              --                27

Conversion of 2,703 shares of
 preferred stock into 1,669 shares
 common stock                                  4             (14)             10            --              --              --

Cash dividend on preferred stock            --              --              --               (39)           --               (39)

Net income                                  --              --              --             1,703            --             1,703

Reclassification of ESOP shares
 subject to put options                     --              --              (209)           --              --              (209)

Change in unrealized gains                  --              --              --              --               330             330
 (losses)
                                        --------        --------        --------        --------        --------        --------
Balance, March 31,  1998                $ 24,560        $  1,079        $ 22,494        $ 12,300        $  1,291        $ 61,724
                                        ========        ========        ========        ========        ========        ========

--------------------------------------------------------------------------------

        See accompanying notes to the consolidated financial statements.

                              BANKFIRST CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

                                                               Three months
                                                              ended March 31,
                                                                (Unaudited)
                                                             1998        1997
                                                           --------    --------
Cash flows from operating activities
  Net income                                               $  1,703    $  1,567
  Adjustments to reconcile net income to net cash
   from operating activities
    Provision for loan losses                                   534         360
    Depreciation                                                411         384
    Amortization and accretion, net                            (334)        (31)
    Gain on sale of mortgage loans                             (206)        (52)
    Proceeds from sales of mortgage loans                    29,806       1,899
    Purchases of mortgage loans held for sale               (11,944)       --
    Originations of mortgage loans held for sale            (30,963)     (2,140)
    Changes in assets and liabilities
      Accrued interest receivable and other assets           (2,324)       (759)
      Accrued interest payable and other liabilities           (958)        954
                                                           --------    --------
        Net cash provided by (used in) operating
         activities                                         (14,275)      2,182

Cash flows from investing activities
  Net cash paid for mortgage company                         (7,449)       --
  Purchase of securities                                     (4,105)     (3,680)
  Proceeds from maturities of securities                      1,641       7,666
  Net increase in loans                                     (14,979)    (16,689)
  Purchase of FHLB stock                                        (42)       (556)
  Premises and equipment expenditures, net                     (675)     (1,686)
                                                           --------    --------
    Net cash used in investing activities                   (25,609)    (14,945)

Cash flows from financing activities
  Net change in deposits                                     17,459      11,771
  Net change in securities sold
    under agreements to repurchase                            2,873         295
  Net change in federal funds purchased                      14,291      10,450
  Advances from the FHLB                                     15,250         250
  Repayment of notes payable                                 (6,468)        384
  Preferred stock dividends paid                                (39)        (40)
  Stock options exercised                                        43        --
  Repurchase of common stock                                   --          (178)
                                                           --------    --------
    Net cash provided by financing activities                43,409      22,932

Net change in cash and cash equivalents                       3,525      10,169

Cash and cash equivalents, beginning of period               31,290      25,132

Cash and cash equivalents, end of period                   $ 34,815    $ 35,301

Supplemental disclosures:
  Interest paid                                            $  3,483    $  3,158
  Income taxes paid                                             298         182
  Loans converted to other real estate                          178         167
  Preferred stock converted to common stock                      14        --
  Reclassification of ESOP shares                               209        --

--------------------------------------------------------------------------------

        See accompanying notes to the consolidated financial statements.

                              BANKFIRST CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------


Principles of Consolidation: The consolidated financial statements include the accounts of BankFirst Corporation (formerly Smoky Mountain Bancorp, Inc.) (the "Company") and its wholly-owned subsidiaries, BankFirst and First National Bank and Trust Company (the "Banks"), and BankFirst's wholly-owned subsidiary, Curtis Mortgage Company.

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information, and accordingly they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month periods ended March 31, 1998 and 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998, or for the year ended December 31, 1997. For further information, refer to the consolidated financial statements and footnotes thereto included BankFirst's consolidated financial statements for the year ended December 31, 1997.

Mortgage Banking Activities: Mortgage loans are originated and intended for sale in the secondary market are carried at the lower of cost or estimated aggregate market value. Mortgage loans are sold into the secondary market at market prices, which includes consideration for normal servicing fees. The total cost of mortgage loans purchased or originated with the intent to sell is allocated between the loan servicing right and the mortgage loan without servicing, based on their relative fair values. The capitalized cost of loan servicing rights is amortized in proportion to, and over the period of, estimated net future servicing revenue. Mortgage servicing rights are periodically evaluated for impairment by stratifying them based on predominant risk characteristics of the underlying serviced loans, such as loan type, term and note rate. Impairment represents the excess of cost of an individual mortgage servicing rights stratum over its fair value, and is recognized through a valuation allowance.

Borrowings: Federal funds purchased are overnight borrowings. Advances from the Federal Home Loan Bank are comprised of $15,000 overnight, $5,000 due April 30, 1998, $5,000 due September 30, 1998, and $2,351 with due dates ranging from September 2008 to January 2013.

Comprehensive Income: The Company adopted Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income", effective for the interim period ended March 31, 1998. This Standard requires reporting of comprehensive income, defined as changes in equity other than those resulting from investments by or distributions to stockholders. Net income, plus or minus "other comprehensive income" results in comprehensive income. The only item of other comprehensive income applicable to the Company is the change in unrealized gain or loss on securities available for sale. Comprehensive income is reported on the statement of income. The period ended March 31, 1997 was restated to meet the current reporting format.

--------------------------------------------------------------------------------

                                   (Continued)

                              BANKFIRST CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

Purchase Transaction: On January 16, 1998, the Bank acquired Curtis Mortgage Company, a mortgage loan origination and servicing company, for $7,500 in a business combination accounted for as a purchase. The results of operations of Curtis Mortgage Company is included in the accompanying financial statements since the date of acquisition. The excess of the purchase price over the fair value of net assets acquired resulted in $1,900 of goodwill, which is being amortized on a straight-line basis over 15 years. Upon the transaction, $6,065 of the purchase price was allocated to mortgage servicing rights, which are being amortized on a level-yield basis over the life of the underlying loans.

Assets and liabilities acquired were:

      Cash                                                        $51
      Loans held for sale                                       6,267
      Mortgage servicing rights                                 7,000
      Furniture and equipment                                     165
      Accrued interest receivable and other assets                375
      Notes payable                                            (5,798)
      Accrued and other liabilities                            (2,460)

Earnings Per Share: Basic earnings per share is based on weighted average common shares outstanding. Diluted earnings per share further assumes issuance of any dilutive potential common shares. Earnings per share are restated for all subsequent stock dividends and splits.

A reconciliation of the numerators and denominators of the earnings per common share and earnings per common share assuming dilution computations are presented below

                                                        Three months ended
                                                             March 31,
                                                            (Unaudited)
                                                        1998           1997
                                                     -----------    -----------
Earnings Per Share

  Net income                                         $     1,703    $     1,567
  Less:  Dividends declared on preferred stock               (39)           (40)
                                                     -----------    -----------
     Net income available to common
       stockholders                                  $     1,664    $     1,527
                                                     ===========    ===========

  Weighted average common shares outstanding           9,988,925      9,829,470
                                                     ===========    ===========

     Earnings per share                              $      0.17    $      0.16
                                                     ===========    ===========

--------------------------------------------------------------------------------

                                   (Continued)

                              BANKFIRST CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (Dollar amounts in thousands, except share and per share data)

--------------------------------------------------------------------------------

Earnings Per Share (Continued):

  Earnings Per Share Assuming Dilution

  Net income available to common stockholders        $     1,664    $     1,527

  Add back dividends upon assumed conversion
    of preferred stock                                        39             40
                                                     -----------    -----------
     Net income available to common
       stockholders assuming conversion              $     1,703    $     1,567
                                                     ===========    ===========

  Weighted average common shares outstanding           9,988,925      9,829,470

  Add:  Dilutive effects of assumed conversions
    and exercises:
     Convertible preferred stock                         671,855        699,235
     Stock options                                       294,695        286,065
                                                     -----------    -----------
  Weighted average common and dilutive
    potential common shares outstanding               10,955,475     10,814,770
                                                     ===========    ===========
Earnings per share assuming dilution                 $      0.16    $      0.14
                                                     ===========    ===========

--------------------------------------------------------------------------------

                         PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheets as of March 31, 1998 and December 31, 1997, and the unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 1998, and for the years ended December 31, 1997, 1996, and 1995, have been prepared to reflect The Company's acquisition of First Franklin.

The acquisition is presented as if it had occurred on March 31, 1998 and December 31, 1997, with respect to the balance sheets, and as of January 1, 1995, with respect to the statements of income, in each case after providing the effect to the pro forma adjustments described in the accompanying notes. The pro forma adjustments are based on estimates made for the purpose of preparing these pro forma financial statements. The actual adjustments to the accounts of The Company will be made based on the underlying historical financial data at the time of the transaction. The Company's management believes that the estimates used in these pro forma financial statements are reasonable under the circumstances. The pro forma information gives effect to the merger of The Company and First Franklin under the pooling-of-interest method of accounting. No adjustments to these pro forma financial statements were necessary to conform accounting methods as contemplated by APB Opinion No. 16

These pro forma financial statements should be read in conjunction with the historical financial statements and related notes presented elsewhere in this Prospectus and Proxy Statement. The unaudited pro forma condensed consolidated balance sheets as of March 31, 1998 and December 31, 1997, are not necessarily indicative of the combined financial position had the transactions been effective at those dates. The unaudited pro forma condensed consolidated statements of income are not necessarily indicative of the results of operations that would have occurred had the acquisition of First Franklin been effective at the beginning of the periods indicated, or of the future results of operations of The Company.

The Company is also undertaking an underwritten public offering of its common stock subsequent to the merger. Management estimates that the public offering will generate net proceeds of approximately $13.5 million on the issuance of 1,200,000 shares. This pro forma financial information does not present the effect of this public offering.

BankFirst Corporation
Pro Forma Condensed Consolidated Balance Sheet
March 31, 1998
(Dollars in thousands, except per share data)
(Unaudited)

                                               First     Pro Forma   Pro Forma
                                 BankFirst   Franklin   Adjustments Consolidated
                                 ---------   --------   ----------- ------------
ASSETS

Cash and cash equivalents        $ 23,711   $ 11,104   $     --     $ 34,815
Investment in subsidiary             --         --       21,105 A       --
                                                        (21,105)B
Securities available for sale      75,206     55,534         --      130,740
Loans held for sale                19,969       --           --       19,969
Loans, net                        361,029    111,890         --      472,919
Premises and equipment, net        19,202      2,703         --       21,905
Mortgage servicing rights           6,992       --           --        6,992
FHLB and FRB Stock                  2,422        677         --        3,099
Intangible assets                   2,120         76         --        2,196
Accrued interest receivable
   and other assets                 6,176      2,621         --        8,797
                                 --------   --------   ----------   --------
   Total assets                  $516,827   $184,605   $     --     $701,432
                                 ========   ========   ==========   ========
LIABILITIES
Deposits                         $410,125   $157,103   $     --     $567,228
Federal funds purchased            14,500       --           --       14,500
Repurchase agreements              19,175      1,100         --       20,275
Federal Home Loan Bank advances    25,000      2,351         --       27,351
Accrued interest payable and
   other liabilities                6,280      2,329         --        8,609
                                 --------   --------   ----------   --------
Total liabilities                 475,080    162,883         --      637,963

Employee Stock Ownership Plan       1,745       --           --        1,745

SHAREHOLDERS' EQUITY
Common stock                        3,105        821        1,809 A   24,560
                                                             (821)B
                                                           19,646 C
Noncumulative preferred stock       1,079       --           --        1,079
Additional paid-in capital         19,938      3,218        2,230 A   22,494
                                                           (3,218)B
                                                              326 C
Retained earnings                  15,206     17,066       17,066 A   12,300
                                                          (17,066)B
                                                          (19,972)C
Unrealized gain (loss) on
  securities available
  for sale                            674        617         --        1,291
                                 --------   --------   ----------   --------
Total shareholders' equity         40,002     21,722         --       61,724
                                 --------   --------   ----------   --------
Total liabilities and
  shareholders' equity           $516,827   $184,605   $     --     $701,432
                                 ========   ========   ==========   ========
Proforma merger adjustments
A Issuance of 723,791 shares of BankFirst in exchange for the 164,125 common shares of First Frankin.
B  To eliminate investment in First Franklin.
C To reflect a 5 for 1 common stock split subsequent to the effective date of the merger.

BankFirst Corporation
Pro Forma Condensed Consolidated Balance Sheet
December 31, 1997
(Dollars in thousands, except per share data)
(Unaudited)

                                               First     Pro Forma   Pro Forma
                                  BankFirst   Franklin  Adjustments Consolidated
                                  ---------   --------  ----------- ------------
ASSETS
Cash and cash equivalents         $ 24,363   $  6,927     $  --      $ 31,290
Investment in subsidiary              --         --        20,618 A      --
                                                          (20,618)B
Securities available for sale       71,912     55,824        --       127,736
Loans, net                         345,564    113,305        --       458,869
Premises and equipment, net         18,737      2,729        --        21,466
FHLB and FRB Stock                   2,380        666        --         3,046
Accrued interest receivable
  and other assets                   5,794      2,516        --         8,310
                                  --------   --------     -------    --------
Total assets                      $468,750   $181,967     $  --      $650,717
                                  ========   ========     =======    ========

LIABILITIES
Deposits                          $395,152   $154,617     $  --      $549,769
Borrowed funds                      16,511      1,750        --        18,261
Federal Home Loan Bank advances     10,000      2,121        --        12,121
Accrued interest payable
   and other liabilities             6,672      2,462        --         9,134
                                  --------   --------     -------    --------
   Total liabilities               428,335    160,950        --       589,285

Employee Stock Ownership Plan        1,536       --          --         1,536

SHAREHOLDERS' EQUITY
Common stock                         3,099        820       1,809 A    24,554
                                                             (820)B
                                                           19,646 C
Noncumulative preferred stock        1,093       --          --         1,093
Additional paid-in capital          20,112      3,203       2,214 A    22,652
                                                           (3,203)B
                                                              326 C
Retained earnings                   14,013     16,595      16,595 A    10,636
                                                          (16,595)B
                                                          (19,972)C
Unrealized gain (loss) on
   securities available
   for sale                            562        399        --           961
                                  --------   --------     -------    --------
   Total shareholders' equity       38,879     21,017        --        59,896
                                  --------   --------     -------    --------
   Total liabilities and
     shareholders' equity         $468,750   $181,967     $  --      $650,717
                                  ========   ========     =======    ========

Proforma merger adjustments
A Issuance of 723,791 shares of BankFirst in exchange for the 164,125 common shares of First Frankin.
B  To eliminate investment in First Franklin.
C To reflect a 5 for 1 common stock split subsequent to the effective date of the merger.

BankFirst Corporation
Pro Forma Condensed Consolidated Statement of Income
For the three months ended March 31, 1998
(Dollars in thousands, except per share data)
(Unaudited)

                                                         First     Pro Forma
                                            BankFirst   Franklin  Consolidated
                                            ---------   --------  ------------
INTEREST INCOME
Interest and fees on loans                  $ 9,088      $2,734      $11,822
Taxable securities                            1,089         351        1,440
Nontaxable securities                            57         397          454
Other                                            46          34           80
                                            -------      ------      -------
   Total interest income                     10,280       3,516       13,796

INTEREST EXPENSE
Deposits                                      3,774       1,547        5,321
Short term borrowings                           628          15          643
Long-term borrowings                           --            36           36
                                            -------      ------      -------
   Total interest expense                     4,402       1,598        6,000
                                            -------      ------      -------
NET INTEREST INCOME                           5,878       1,918        7,796

PROVISION FOR LOAN LOSSES                       225         309          534
                                            -------      ------      -------
NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                   5,653       1,609        7,262

OTHER INCOME
Service charges and fees                        466         301          767
Loan servicing income, net                      325        --            325
Gain on sale of loans                           206        --            206
Trust department income                          24         161          185
Other income                                    452          24          476
                                            -------      ------      -------
   Total other income                         1,473         486        1,959

OTHER EXPENSE
Salaries and employee benefits                2,820         826        3,646
Occupancy expense                               434         107          541
Equipment expense                               496         167          663
Other operating expense                       1,398         390        1,788
                                            -------      ------      -------
   Total other expense                        5,148       1,490        6,638
                                            -------      ------      -------
INCOME BEFORE INCOME TAXES                    1,978         605        2,583

INCOME TAXES                                    746         134          880
                                            -------      ------      -------
NET INCOME                                  $ 1,232      $  471      $ 1,703
                                            =======      ======      =======
EARNINGS PER SHARE:
  Basic                                     $  0.19      $ 2.87      $  0.17
  Diluted                                   $  0.17      $ 2.87      $  0.16

BankFirst Corporation
Pro Forma Condensed Consolidated Statement of Income
For the year ended December 31, 1997
(Dollars in thousands, except per share data)
(Unaudited)

                                                       First      Pro Forma
                                        BankFirst     Franklin   Consolidated
                                        ---------     --------   ------------
INTEREST INCOME
Interest and fees on loans               $32,769      $10,111      $42,880
Taxable securities                         4,513        2,361        6,874
Nontaxable securities                        122        1,051        1,173
Other                                        221          139          360
                                         -------      -------      -------
   Total interest income                  37,625       13,662       51,287

INTEREST EXPENSE
Deposits                                  15,044        6,060       21,104
Short term borrowings                        744          118          862
Long-term borrowings                         686         --            686
                                         -------      -------      -------
    Total interest expense                16,474        6,178       22,652
                                         -------      -------      -------
NET INTEREST INCOME                       21,151        7,484       28,635

PROVISION FOR LOAN LOSSES                  2,250          685        2,935
                                         -------      -------      -------
NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES               18,901        6,799       25,700
                                         -------      -------      -------

OTHER INCOME
Service charges and fees                   2,640        1,171        3,811
Other income                                 780        1,066        1,846
                                         -------      -------      -------
   Total other income                      3,420        2,237        5,657

OTHER EXPENSE
Salaries and employee benefits             7,986        3,124       11,110
Occupancy expense                          1,312          404        1,716
Equipment expense                          2,028          509        2,537
Other operating expense                    4,458        1,502        5,960
                                         -------      -------      -------
   Total other expense                    15,784        5,539       21,323
                                         -------      -------      -------
INCOME BEFORE INCOME TAXES                 6,537        3,497       10,034

INCOME TAXES                               2,471          935        3,406
                                         -------      -------      -------
NET INCOME                               $ 4,066      $ 2,562      $ 6,628
                                         =======      =======      =======
EARNINGS PER SHARE:
Basic                                    $  0.62      $ 15.62      $  0.66
Diluted                                  $  0.56      $ 15.62      $  0.61

BankFirst Corporation
Pro Forma Condensed Consolidated Statement of Income
For the year ended December 31, 1996
(Dollars in thousands, except per share data)
(Unaudited)

                                                       First      Pro Forma
                                        BankFirst     Franklin   Consolidated
                                        ---------     --------   ------------
INTEREST INCOME
Interest and fees on loans                $28,227      $ 9,362      $37,589
Taxable  securities                         4,815        2,473        7,288
Nontaxable securities                         172        1,016        1,188
Other                                         370          263          633
                                          -------      -------      -------
     Total interest income                 33,584       13,114       46,698
                                          -------      -------      -------
INTEREST EXPENSE
Deposits                                   14,108        5,989       20,097
Short term borrowings                         562           50          612
Long-term borrowings                          529         --            529
                                          -------      -------      -------
     Total interest expense                15,199        6,039       21,238
                                          -------      -------      -------
NET INTEREST INCOME                        18,385        7,075       25,460

PROVISION FOR LOAN LOSSES                     517          150          667
                                          -------      -------      -------
NET INTEREST INCOME AFTER
   PROVISION FOR LOAN LOSSES               17,868        6,925       24,793

OTHER INCOME
Service charges and fees                    2,615        1,181        3,796
Other income                                  782          665        1,447
                                          -------      -------      -------
     Total other income                     3,397        1,846        5,243

OTHER EXPENSE
Salaries and employee benefits              7,392        3,147       10,539
Occupancy expense                           1,724          405        2,129
Equipment expense                           1,884          498        2,382
Other operating expense                     4,412        1,337        5,749
                                          -------      -------      -------
     Total other expense                   15,412        5,387       20,799
                                          -------      -------      -------
INCOME BEFORE INCOME TAXES                  5,853        3,384        9,237

INCOME TAXES                                2,189          999        3,188
                                          -------      -------      -------
NET INCOME                                $ 3,664      $ 2,385      $ 6,049
                                          =======      =======      =======
EARNINGS PER SHARE:
  Basic                                   $  0.61      $ 14.40      $  0.63
  Diluted                                 $  0.55      $ 14.40      $  0.59

BankFirst Corporation
Pro Forma Condensed Consolidated Statement of Income
For the year ended December 31, 1995
(Dollars in thousands, except per share data)
(Unaudited)

                                                       First      Pro Forma
                                         BankFirst    Franklin   Consolidated
                                         ---------    --------   ------------
INTEREST INCOME
Interest and fees on loans                $24,628      $ 9,171      $33,799
Taxable  securities                         4,049        2,565        6,614
Nontaxable securities                         200          874        1,074
Other                                         372          260          632
                                          -------      -------      -------
     Total interest income                 29,249       12,870       42,119

INTEREST EXPENSE
Deposits                                   12,640        5,576       18,216
Short term borrowings                         177           90          267
Long-term borrowings                          599         --            599
                                          -------      -------      -------
     Total interest expense                13,416        5,666       19,082
                                          -------      -------      -------
NET INTEREST INCOME                        15,833        7,204       23,037

PROVISION FOR LOAN LOSSES                     378          175          553
                                          -------      -------      -------
NET INTEREST INCOME AFTER
   PROVISION FOR LOAN LOSSES               15,455        7,029       22,484

OTHER INCOME
Service charges and fees                    2,181        1,124        3,305
Other income                                  508          556        1,064
                                          -------      -------      -------
     Total other income                     2,689        1,680        4,369

OTHER EXPENSE
Salaries and employee benefits              6,746        3,003        9,749
Occupancy expense                           1,142          401        1,543
Equipment expense                           1,213          472        1,685
Other operating expense                     4,744        1,436        6,180
                                          -------      -------      -------
     Total other expense                   13,845        5,312       19,157
                                          -------      -------      -------
INCOME BEFORE INCOME TAXES                  4,299        3,397        7,696

INCOME TAXES                                1,474        1,043        2,517
                                          -------      -------      -------
NET INCOME                                $ 2,825      $ 2,354      $ 5,179
                                          =======      =======      =======
EARNINGS PER SHARE:
  Basic                                   $  0.61      $ 14.15      $  0.63
  Diluted                                 $  0.55      $ 14.15      $  0.59

================================================================================

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Selling Shareholders or any of the Underwriters. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the shares of Common Stock offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the persons making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

                             ----------------------

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Prospectus Summary..........................................................   3
Forward-Looking Statements..................................................   7
Risk Factors................................................................   7
The Company ................................................................  11
Dividends...................................................................  12
Use of Proceeds.............................................................  12
Capitalization..............................................................  13
Dilution....................................................................  14
Selected Consolidated Financial Information.................................  15
Management's Discussion and Analysis of Financial
  Condition and Results of Operations.......................................  17
Business....................................................................  36
Regulation..................................................................  44
Management..................................................................  51
Certain Transactions........................................................  56
Principal and Selling Shareholders..........................................  57
Description of Capital Stock................................................  59
Shares Eligible for Future Sale.............................................  60
Underwriting................................................................  62
Legal Matters...............................................................  63
Experts.....................................................................  63
Additional Information......................................................  64
Index to Financial Statements............................................... F-1

                             ----------------------

Until _________, 1998 (25 days after the date of this Prospectus), all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================

                                1,600,000 Shares

                             Bankfirst Corporation

                                  Common Stock

                                   PROSPECTUS

                               J.C. Bradford & Co.

                                 Morgan Keegan
                                & Company, Inc.

__________, 1998

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

      The estimated expenses in connection with this offering are as set forth in the following table. All amounts except the SEC registration fee are estimated.

SEC Registration Fee............................................     $  7,328
Printing and Engraving Expenses.................................       60,000
Accounting Fees and Expenses....................................      160,000
Legal Fees and Expenses.........................................      150,000
Blue Sky Fees and Expenses......................................        5,000
Transfer Agent's and Registrar's Fees and Expenses..............        5,000
Miscellaneous...................................................       12,672
                                                                     --------
            Total...............................................     $400,000
                                                                     ========

Item 14. Indemnification.

      The Charter and Bylaws of the Company provide for the indemnification of the Company's directors, officers, employees and agents to the full extent permitted by the Tennessee Business Corporation Act ("TBCA").

      The Company's directors, officers, employees and agents who successfully defend any threatened, pending or completed action, suit or proceeding to which they were made a party by reason of their status as a director, officer, employee or agent of the Company are entitled to indemnification against all expenses actually and reasonable incurred by them in connection with such action, suit or proceeding.

      Indemnification may be provided by the Company in other situations upon court order or upon a determination by (1) a disinterested majority of the Board of Directors of the Company; (2) independent legal counsel in a written opinion; or (3) a majority of the shareholders of the Company that indemnification of the director, officer, employee or agent is proper because such person met the applicable standard of conduct specified by the TBCA and the Company's Charter and Bylaws. Indemnification may be authorized if the individual (1) acted in good faith; (2) reasonable believed that his conduct was in or not opposed to the best interest of the corporation; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the above standard of conduct has not been met.

      No director of the Company can be held personally liable to the corporation for monetary damages for any breach of his fiduciary duty to the corporation; provided that, a director may be liable (1) for breach of the director's duty of loyalty to the corporation and its shareholders; (2) for acts or omission not in good faith or involving intentional misconduct or a knowing violation of law; (3) for any action in which the director did not meet the applicable standard of conduct; and (4) for any transaction from which the director derived an improper personal benefit.

      The TBCA provides that the Company may not indemnify a director in connection with any action, suit or proceeding in which a judgement or other final adjudication established the director's liability (1) to the corporation;
(2) for receipt of an improper personal benefit; (3) for breach of the director's duty of loyalty to the corporation or its shareholders; (4) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (5) for unlawful distributions pursuant to TBCA ss. 48-18-304.

      In addition, the TBCA and the Company's Charter and Bylaws authorize the Company to purchase officer and director liability insurance. The Company has officer and director liability insurance in the amount of $5 million.

Item 15. Recent Sales of Unregistered Securities.

      (1) Since June 1, 1995, the Registrant has issued and sold 146,659 shares of Common Stock, pre-split, to employees at prices ranging from $18.62 to $44.00, upon exercise of stock options pursuant to the Company's stock option plans, the employee stock ownership plan or contracts relating to compensation. The aggregate offering price of all stock sold since June 1, 1995 pursuant to these Company plans is $3, 577,508. Additionally, in this time period, options to purchase an additional 109,200 shares of Common Stock were issued pursuant to the Company's option plans and stock ownership plan.

      The sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans or contracts relating to compensation as provided under such Rule 701.

      (2) From July 31, 1996 through September 24, 1996, the Registrant issued and sold 40,480 shares of Common Stock, pre-split, in six separate transactions with Company employees, the son of the majority shareholder and with a family trust of a Company advisor for $43.50 a share, or an aggregate $1,208,647.50. The purpose of this transaction was to raise capital levels to support growth while complying with bank holding company regulatory requirements.

      The sales of the above securities were deemed exempt from registration under the Securities Act in reliance upon Section 4(2) or Section 3(a)(11) of the Securities Act as transactions by an issuer not involving a public offering or transactions involving securities offered and sold only to persons resident within a single state where the issuer is incorporated and doing business in the same state. Management believes that the recipients of securities acquired such securities for investment only and not with the view to or for sale in connection with any distribution thereof. All recipients had adequate access to information about the Registrant. All recipients of the securities represented that they were residents of Tennessee which was the state in which the Registrant is incorporated and does business.

      (3) On December 31, 1996, 570,380 shares of Common Stock, 225,559 shares of Preferred Stock, and options for 87,520 shares of Common Stock of the Registrant were issued to existing shareholders of BankFirst in exchange for all their existing shares of Common Stock, shares of Preferred Stock, and options in a share exchange whereby BankFirst became a wholly-owned subsidiary of the Registrant.

      The exchange was deemed exempt from registration under the Securities Act under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. Management believes that such securities were acquired for investment only and not with the view to or for sale in connection with any distribution thereof. All recipients had adequate access to information about the Registrant.

      (4) In July, 1997, 7,051 shares of Common Stock of the Registrant were issued in two separate transactions involving the conversion of Preferred Stock issued in connection with the transaction described in paragraph (3).

      The sales of the above securities were deemed exempt from registration under the Securities Act under Section 3(a)(9) of the Securities Act as exchanges by an issuer with its existing security holders. The securities were issued by the same issuer as part of an exchange which did not include any non-security holders.

Item 16. Exhibits and Financial Statement Schedules.

      (a)   Exhibits. The  following   exhibits   are  filed  as  part  of  this
            Registration Statement.

       Exhibit No.       Description
       -----------       -----------
       1                 Form  of  Underwriting  Agreement  by and  between  the
                         Company and the Underwriters.

       2.1* Agreement and Plan of Merger between Smoky Mountain Bancorp, Inc. and First Franklin Bancshares, Inc., dated March 19, 1998.

       3.1* Amended and Restated Charter of BankFirst Corporation, as amended.

       3.2*              Bylaws of BankFirst Corporation.

       4*                Form of Common Stock Certificate.

       5 Opinion and Consent of Baker, Donelson, Bearman & Caldwell, P.C. as to the validity of the Common Stock registered hereunder.

       10.1*             BankFirst Corporation Incentive Stock Option Plan.

       10.2* Smoky Mountain Bancorp, Inc. Employee Stock Option Plan, as amended April 1, 1989.

       10.3* Agreement to Purchase Stock between BankFirst and Curtis Mortgage Company; William H. Curtis and Gordon
                         C. Curtis, dated January 13, 1998.

       10.4* Agreement and Plan of Merger of BankFirst and First National Bank of Gatlinburg, dated January 16, 1997.

       10.5* Acquisition Agreement between Smoky Mountain Bancorp, Inc. and BankFirst, dated August 15, 1996.

       10.6*             BankFirst v. Electronic Communication Corporation,  et.
                         al.,  Partial  Settlement  Agreement,  dated  March 18,
                         1998.

       10.7* Lease Agreement between BankFirst and Clayton Homes, Inc., dated July 1, 1997.

       10.8*             Stock Option Plan of BankFirst dated March 14, 1995.

       10.9*             BankFirst Incentive Stock Option Plan dated October 11,
                         1995.

       10.10*            Form  of  Letter   Agreement   between  Smoky  Mountain
                         Bancorp, Inc. and the Directors of First Franklin Bancshares, Inc.

       10.12             First National Bank and Trust Company Pension Plan

       21                List of Subsidiaries.

       23.1              Consent of Baker,  Donelson,  Bearman & Caldwell,  P.C.
                         (included in Exhibit 5).

       23.2              Consent of Crowe, Chizek and Company LLP

       23.3              Consent of Coopers & Lybrand L.L.P.

       23.4              Consent of G.R. Rush & Company, P.C.

       23.5              Consent of Hazlett, Lewis & Bieter, P.L.L.C.

       24 Powers of Attorney (included on the signature page of this Registration Statement).

       27                Financial Data Schedule

       99.1              Consent of Director Nominees

* Filed previously with S-4 Registration Statement, File No. 333-52051 dated May 7, 1998.

Item 17. Undertakings.

      (a) The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (c) The undersigned Registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed part of this Registration Statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on June 18, 1998.

                                    BANKFIRST CORPORATION

                                    By:/s/ Fred R. Lawson
                                       -----------------------------------------
                                       Fred R. Lawson,
                                       President & Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Fred R. Lawson and C. David Allen, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendment to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacity and on the dates indicated.

         Signature                       Title                         Date
         ---------                       -----                         ----

/s/ James L. Clayton              Chairman of the Board,          June 18, 1998
----------------------------      Director
 James L. Clayton


/s/ Fred R. Lawson                President, Chief Executive      June 18, 1998
----------------------------      Officer, Director
Fred R. Lawson

/s/ C. David Allen                Chief Financial Officer         June 18, 1998
----------------------------
C. David Allen


/s/ C. Warren Neel                Director                        June 18, 1998
----------------------------
C. Warren Neel

____________________________      Director                        June   , 1998
Charles Earl Ogle, Jr.

/s/ Geoffrey A. Wolpert           Director                        June 18, 1998
----------------------------
Geoffrey A. Wolpert